                                                                   Exhibit 10.10

================================================================================

                          CREDIT AND SECURITY AGREEMENT

                                   dated as of

                                December 23, 2002

                                      among

                         SIGNAL TECHNOLOGY CORPORATION,

                                  as Borrower,

                      SIGNAL TECHNOLOGY SALES CORPORATION,

                                  as Guarantor,

                                       and

                         CITIZENS BANK OF MASSACHUSETTS,

                                    as Lender

================================================================================

                          CREDIT AND SECURITY AGREEMENT

      THIS CREDIT AND SECURITY AGREEMENT dated as of December 23, 2002 (this "Agreement") is by and among SIGNAL TECHNOLOGY CORPORATION, a Delaware corporation, as borrower, SIGNAL TECHNOLOGY SALES CORPORATION, as guarantor, and CITIZENS BANK OF MASSACHUSETTS, as lender.

      The parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      1.1 DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

      "ADDITIONAL MORTGAGE" has the meaning assigned to such term in Section 7.13(a).

      "ADDITIONAL MORTGAGED PROPERTY" means any Real Property Asset that is now owned, or hereinafter acquired, by the Credit Parties, which the Lender determines to acquire a Mortgage on following the Closing Date.

      "ADJUSTED BASE RATE" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day PLUS 1/2 of 1%. Any change in the Adjusted Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

      "ADJUSTED LIBO RATE" means, relative to any Eurodollar Loan to be made, continued or maintained as, or converted into, a Eurodollar Loan for any Interest Period, a rate per annum determined pursuant to the following formula:

      Adjusted LIBO Rate =             LIBO Rate
                           --------------------------------
                           (1.00 - LIBO Reserve Percentage)

      "AFFILIATE" means, with respect to a specified Person, another Person that Controls or is Controlled by or is under common Control with the Person specified.

      "APPLICABLE MARGIN" means, for any Type of Loans, the following percentages per annum:

                          APPLICABLE MARGIN (% PER ANNUM)
      CLASS OF LOANS    BASE RATE LOANS   EURODOLLAR LOANS
      ---------------   ---------------   ----------------
      Revolving Loans        1.00%             3.40%
      Term Loan              1.00%             3.40%


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

; PROVIDED that, upon written request by the Borrower at any time on or after the date the Borrower has delivered the financial statements for the most recent fiscal quarter for which such financial statements are required to be delivered pursuant to Section 7.1(b), including the Compliance Certificate required to be delivered therewith, which financial statements and Compliance Certificate demonstrate that the Net Income of the Borrower is greater than zero, and so long as no Default shall then have occurred and be continuing, effective on the Interest Adjustment Date (as hereinafter defined), "Applicable Margin" shall mean the following percentages per annum for Loans and Types of Loans outstanding:

                          APPLICABLE MARGIN (% PER ANNUM)
      CLASS OF LOANS    BASE RATE LOANS   EURODOLLAR LOANS
      ---------------   ---------------   ----------------
      Revolving Loans        0.50%             2.90%
      Term Loan              0.50%             2.90%

As used herein, the "Interest Adjustment Date" shall mean the first Business Day of the fiscal quarter during which such request was made.

      "BASE RATE" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Base Rate.

      "BEVERLY PROPERTY" means the real property owned by the Borrower known by the street address 28 Tozer Road, Beverly, Massachusetts.

      "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America.

      "BORROWER" means Signal Technology Corporation, a Delaware corporation.

      "BORROWING" means Loans of a particular Class of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

      "BORROWING BASE" means, at the relevant time of reference thereto, an amount determined by the Lender by reference to the most recent Borrowing Base Certificate delivered to the Lender pursuant to Section 7.1(e) (or Section 7.1(f), if applicable) which is equal to the sum of:

      (a)   50% of Eligible Accounts, MINUS

      (b) such reserves as the Lender in its commercially reasonable discretion shall deem appropriate from time to time.

In determining the Borrowing Base from time to time, the Lender may, but shall not be required to, rely upon reports or analyses generated by the Borrower (including, without limitation, Borrowing Base Certificates) and reports or analyses generated by or on behalf of the Lender. Notwithstanding anything to the contrary set forth herein, the Lender may in its commercially reasonable discretion at any time and from time to time, adjust the percentage of Eligible Accounts included within the Borrowing Base.


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      "BORROWING BASE CERTIFICATE" means a certificate signed by a Designated
Financial Officer certifying the amount of the Borrowing Base as of the date set forth therein, in substantially the form of EXHIBIT B hereto.

      "BORROWING REQUEST" means a request by the Borrower for a Borrowing in accordance with Section 2.3.

      "BUSINESS DAY" means (a) any day which is neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in Boston, Massachusetts; (b) when such term is used to describe a day on which a borrowing, payment, prepaying, or repaying is to be made in respect of any Eurodollar Loan, any day which is: (i) neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in New York City or Boston, Massachusetts; and (ii) a London Banking Day; and
(c) when such term is used to describe a day on which an interest rate determination is to be made in respect of any Eurodollar Loan, any day which is a London Banking Day.

      "CAPITAL EXPENDITURES" means, for any period, the sum for the Borrower and all Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) of the aggregate amount of expenditures made or liabilities incurred during such period (including the aggregate amount of Capital Lease Obligations incurred during such period) to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs) computed in accordance with GAAP; PROVIDED that such term shall not include any such expenditures in connection with any replacement or repair of Property affected by a Casualty Event.

      "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

      "CASUALTY EVENT" means, with respect to any Property of any Person, any loss of or damage to, or any condemnation or other taking of, such Property for which such Person or any of its Subsidiaries receives insurance proceeds, or proceeds of a condemnation award or other compensation.

      "CHANDLER PROPERTY" means the real property owned by the Borrower known by the street address 340 N. Roosevelt Avenue, Chandler, Arizona.

      "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change after the Closing Date in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority or (c) compliance by the Lender (or, for purposes of subsection 2.13(b), by any lending office of the Lender or by the Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law), other than a request or directive to comply with any law, rule or regulation in effect on the Closing Date, of any Governmental Authority made or issued after the Closing Date.

      "CHANGE OF CONTROL" means (a) any event, transaction or occurrence as a result of which a majority of the seats (other than vacant seats) on the board of directors of the Borrower shall be occupied by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (b) the sale of all or substantially all of the business or assets of the Borrower; or (c) both George Lombard and Robert Nelsen shall for any reason cease to serve in their present capacities as officers of the Borrower and the Borrower shall fail within sixty (60) days of the date that


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George Lombard and Robert Nelsen cease to serve in such capacities, to retain replacements for George Lombard and Robert Nelsen who have comparable industry experience and are reasonably acceptable to the Lender.

      "CLASS" when used in reference to any Loan or Borrowing, refers to whether such Loan, the Loans comprising such Borrowing or the Loans that the Lender is obligated to make, are Revolving Loans, or a Term Loan.

      "CLOSING DATE" means the date on which the Effective Time shall occur.

      "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

      "COLLATERAL" means, collectively, all of the Property in which Liens are purported to be granted hereunder and under the other Loan Documents as security for the Obligations of the Credit Parties hereunder.

      "COMPLIANCE CERTIFICATE" means a certificate signed by a Designated Financial Officer, in substantially the form of EXHIBIT D annexed hereto, (a) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (b) setting forth reasonably detailed calculations demonstrating compliance with Section 8.10, and (c) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 5.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.

      "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "CONTROLLING" and "CONTROLLED" have meanings correlative thereto. A Person who owns or holds capital stock, beneficial interests or other securities representing twenty five percent (25%) or more of the Total Voting Power of another Person shall be deemed, for purposes of this Agreement, to "control" such other Person.

      "COPYRIGHTS" means all copyrights, whether statutory or common law, owned by or assigned to the Credit Parties, and all exclusive and nonexclusive licenses to the Credit Parties from third parties or rights to use copyrights owned by such third parties, including, without limitation, the registrations, applications and licenses listed on SCHEDULE 5.5C of the Disclosure Schedules, along with any and all (a) renewals and extensions thereof, (b) income, royalties, damages, claims and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages and payments for past, present or future infringements thereof, (c) rights to sue for past, present and future infringements thereof, and (d) foreign copyrights and any other rights corresponding thereto throughout the world.

      "CREDIT PARTIES" means the Borrower, the Guarantor, and any other Subsidiary of the Borrower that becomes a guarantor of the Obligations hereunder.

      "CURRENT LIABILITIES" means all liabilities of the Borrower and its Subsidiaries which may be properly classified as current liabilities in accordance with generally accepted accounting principles on a consolidated basis.

      "DEBT SERVICE COVERAGE RATIO" means, for any period, the ratio of (a) (i) EBITDA of the Borrower and all Subsidiaries for such period MINUS (ii) the aggregate amount of all Non-Financed Capital Expenditures during such period MINUS (iii) the aggregate amount paid, or required to be paid (without duplication), in cash in respect of the current portion of all income taxes for such period MINUS


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(iv) the aggregate amount of dividends and distributions permitted to be paid under Section 8.6 and actually paid in cash during such period MINUS (v) loans, advances and extensions of credit referred to in clause (e) of the definition of "Permitted Investments" contained herein, to (b) the sum for the Borrower and all Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of (i) the aggregate amount of Interest Expense for such period and (ii) the aggregate amount of regularly scheduled payments of principal in respect of Indebtedness for borrowed money (including the principal component of any payments in respect of Capital Lease Obligations) paid or required to be paid during such period.

      "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

      "DESIGNATED FINANCIAL OFFICER" means an individual holding one or more of the following offices with the Borrower or otherwise having executive responsibilities for financial matters and listed in SCHEDULE 1.4 of the Disclosure Schedules: chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller.

      "DISCLOSED MATTERS" means the actions, suits and proceedings and the environmental matters disclosed in SCHEDULE 5.6 of the Disclosure Schedules.

      "DISCLOSURE SCHEDULES" means those certain "Disclosure Schedules to Credit Agreement", certified by the Borrower, and separately delivered to the Lender at the Effective Time.

      "DISPOSITION" means any sale, assignment, transfer or other disposition of any property (whether now owned or hereafter acquired) by any Credit Party to any Person (other than to another Credit Party) excluding (a) the granting of Liens permitted hereunder, (b) any sale, assignment, transfer or other disposition of (i) any property sold or disposed of in the ordinary course of business and on ordinary business terms, (ii) any property no longer used or useful in the business of the Credit Parties and (iii) any Collateral pursuant to an exercise of remedies by the Lender hereunder or under any other Loan Document and (c) the Point to Point Sale, the Semiconductor Segment Sale/Shutdown, and the Webster Sale.

      "EBITDA" means, for any period, (a) the operating income or loss of the Borrower and all Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP (including, without limitation, discontinued operations) for such period, PLUS (b) to the extent deducted in calculating operating income (i) depreciation, (ii) amortization, (iii) non-cash expenses associated with the SWG Matters, and (iv) cash expenses (not exceeding $800,000 in the aggregate) associated with the SWG Matters.

      "EFFECTIVE TIME" means the time specified in a written notice from the Lender when the conditions specified in Section 6.1 are satisfied (or waived in accordance with Section 10.2).

      "ELIGIBLE ACCOUNTS" means (a) the aggregate face amount of the accounts receivable outstanding and owed to the Borrower as determined in accordance with GAAP consistently applied and as entered on the books and records of the Borrower in the ordinary course of the business operations of the Borrower which satisfy each of the requirements set forth below, MINUS (b) without duplication, the aggregate amount of any returns, discounts (which may, at the Lender's option, be calculated on the shortest term), claims, credits, chargebacks, contra accounts, allowances or excise taxes of any nature (whether issued, owing, granted or outstanding) applicable to such accounts receivable:

            (i) the subject goods have been sold and/or services have been rendered on an absolute sale basis and on an open account basis to an account debtor which is not (A) the United States government or any agency thereof or other Person such that the Assignment of Claims Act would apply to the pledge of receivables of such account debtor, unless the Debtor either complies with the provisions of the Federal Assignment of Claims Act to the commercially reasonable satisfaction of the Lender or complies with such alternative procedures as shall be required by the Lender as a reasonably satisfactory alternative to compliance with the Federal Assignment of Claims Act, or (B) an Affiliate of any Credit Party;

            (ii) an invoice (in form and substance reasonably acceptable to the Lender) has been sent to the applicable account debtor and bears an invoice date contemporaneous with or later than the date of sale of such goods or rendering of such service;

            (iii) the account receivable does not arise from a sale to the account debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-assignment, sale-on-appraisal, consignment or any other repurchase or return basis;

            (iv) the account is not evidenced by chattel paper or an instrument of any kind, and has not been reduced to judgment;

            (v) the account debtor is not a debtor-in-possession, insolvent or the subject of any bankruptcy or insolvency proceedings of any kind;

            (vi) the account debtor is credit worthy and not experiencing financial difficulties that could, in the commercially reasonable opinion of the Lender, affect the collectability of the account;

            (vii) the account debtor is an entity organized under the laws of one of the United States, whose main office is also located within the United States (including Puerto Rico as within the United States), or, if the account debtor is not such an entity organized and located within the United States, the account is insured by a letter of credit issued or confirmed by a bank acceptable to the Lender or by other credit enhancements, in each case in form and substance reasonably satisfactory to the Lender;

            (viii) the account receivable is a valid and legally enforceable obligation of the account debtor thereunder, it is not subject to recoupment, offset (other than discount for prompt payment) or other defense on the part of such account debtor or to any claim on the part of such account debtor denying liability thereunder;

            (ix) the account receivable is not subject to any Lien of any kind except for the Lien of the Lender securing the obligations of the Credit Parties under this Agreement;

            (x) the account receivable has not remained outstanding in whole or in part for more than ninety (90) days after the invoice date;

            (xi) the account receivable does not arise out of a transaction (direct or indirect) with an employee, officer, agent, director, Affiliate, Subsidiary or stockholder of any Credit Party;

            (xii) the account receivable is not owing from an account debtor from whom twenty-five percent (25%) or more of the dollar amount of all accounts receivable are deemed ineligible under clause (x) above;


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            (xiii) the account receivable constitutes Collateral in which the
      Lender has a First Priority Lien securing the Obligations of the Borrower under this Agreement;

            (xiv) the Borrower has not made an agreement with the account debtor to extend the time of payment of the subject account receivable;

            (xv) the account debtor is not located in Minnesota (or any other jurisdiction which adopts a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction or is otherwise subject to such jurisdiction's tax law must file a "Business Activity Report" (or other applicable report) or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction's courts or arising under such jurisdiction's laws); provided, that accounts receivable which would be Eligible Accounts but for the terms of this clause (xv) shall nonetheless be deemed to be Eligible Accounts if the Borrower has filed a "Business Activity Report" (or other applicable report) with the applicable state office or is qualified to do business in such jurisdiction and, at the time the account receivable was created, was qualified to do business in such jurisdiction or had on file with the applicable state office a current "Business Activity Report" (or other applicable report); and

            (xvi) the account receivable is denominated in U.S. Dollars;

PROVIDED, HOWEVER, that (A) if the total of unpaid accounts receivable owing from any account debtor exceeds twenty-five percent (25%) of all Eligible Accounts, there shall be excluded from Eligible Accounts the portion of such accounts receivable exceeding twenty-five percent (25%) of all Eligible Accounts (unless such account debtor's long term senior unsecured indebtedness is rated BBB- or better by Standard & Poor's Rating Group, a division of the McGraw-Hill Companies Inc. and its successors and assigns, in which case the portion of such accounts receivable exceeding twenty-five percent (25%) of all Eligible Accounts shall not be excluded from Eligible Accounts); (B) the Lender may in its commercially reasonable credit judgment exclude particular accounts from the definition of Eligible Accounts and may impose additional and/or more restrictive eligibility or valuation criteria than those set forth above as preconditions for any account to be deemed to be an Eligible Account hereunder, and (C) an account deemed to be an Eligible Account at any one point in time may be excluded by the Lender in its commercially reasonable credit judgment at a future point in time.

      "ENVIRONMENTAL LAWS" mean any law, rule, order, or regulations of any federal, state or local executive, legislative, judicial, regulatory, or administrative agency, board, or authority which relates to (i) noise; (ii) pollution or protection of the air, surface water, ground water, or soil; (iii) solid, gaseous, or liquid waste generation, handling, treatment, storage, disposal, or transportation; (iv) exposure to Hazardous Materials; or (v) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.

      "ENVIRONMENTAL LIABILITY" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Credit Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

      "EQUITY RIGHTS" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any stockholders' or voting trust agreements) for the issuance or sale of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Credit Parties, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code. Notwithstanding the foregoing, for purposes of any liability related to a Multiemployer Plan under Title IV of ERISA, the term "ERISA Affiliate" means any trade or business that, together with the Credit Parties, is treated as a single employer within the meaning of Section 4001(b) of ERISA.

      "ERISA EVENT" means (a) a "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder for which the notice requirement has not been waived with respect to any Pension Plan, (b) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived, (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan, (d) the incurrence by any Credit Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Pension Plan, (e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan, or (f) the receipt by any Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any ERISA Affiliate of any notice of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

      "EURODOLLAR" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

      "EVENT OF DEFAULT" has the meaning assigned to such term in Section 9.1.

      "EXCESS AVAILABILITY" means, as of any date of determination thereof, the difference between (a) the lesser of (i) the Revolving Credit Commitment at such time and (ii) the Borrowing Base at such time, and (b) the Revolving Credit Exposure at such time.

      "EXCLUDED TAXES" means, with respect to the Lender or any other recipient of any payment to be made by or on account of any Obligation hereunder, (a) income, net worth or franchise taxes imposed on (or measured by) its net income or net worth by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Lender, in which its lending office is located or in which it is taxable solely on account of some connection other than the execution, delivery or performance of this Agreement or the receipt of income hereunder, and (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located.

      "EXISTING DEBT" means (i) Indebtedness of the Credit Parties existing as of the Effective Time which is being repaid in full with the proceeds of the Loans made by the Lender at the Effective Time and (ii) Indebtedness of the Credit Parties existing as of the Effective Time which is permitted to remain outstanding after the Effective Time under Section 8.1 and is listed on SCHEDULE
8.1 of the Disclosure Schedules.

      "FEDERAL FUNDS EFFECTIVE RATE" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding

Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.

      "FIRST PRIORITY" means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the most senior Lien (other than Permitted Liens) to which such Collateral is subject.

      "FORT WALTON BEACH PROPERTY" means the real property owned by the Borrower known by the street address 84 Hill Avenue, Fort Walton Beach, Florida.

      "GAAP" means generally accepted accounting principles in the United States of America.

      "GOVERNMENTAL AUTHORITY" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

      "GUARANTEE" means a guarantee, an endorsement, a contingent agreement to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guarantee of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of such debtor's obligations or an agreement to assure a creditor against loss, and including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "GUARANTEE" and "GUARANTEED" used as a verb shall have a correlative meaning. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligations in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

      "GUARANTOR" means Signal Technology Sales Corporation, a Virgin Islands corporation.

      "HAZARDOUS MATERIALS" shall mean:

            (a) Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499 100 Stat. 1613) ("SARA"), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.) ("RCRA"), the Toxic Substance Control Act of 1976 ("TSCA"), the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and in the regulations promulgated pursuant to said laws, all as amended;

            (b) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

            (c) Any material, waste or substance which is (A) petroleum, (B) asbestos, (C) polychlorinated biphenyls, (D) listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. ss. 1317); (E) flammable explosives; or (F) radioactive materials;

            (d) Lead paint; and

            (e) Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable Environmental Law, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

      "HAZARDOUS MATERIALS INDEMNITY AGREEMENT" means the Hazardous Materials Indemnity Agreement substantially in the form of EXHIBIT F annexed hereto, executed and delivered by the Credit Parties at the Effective Time, as such agreement may be amended, supplemented or otherwise modified from time to time.

      "HEDGING AGREEMENT" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

      "INDEBTEDNESS" means, for any Person, without duplication: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, advance, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses and deferred taxes incurred and paid, in the ordinary course of business; (c) Capital Lease Obligations of such Person; (d) obligations of such Person in respect of Hedging Agreements; and (e) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

      "INTEREST EXPENSE" means, for any period, the sum, without duplication, for the Borrower and all Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all interest in respect of Indebtedness paid in cash during such period, but excluding capitalized debt acquisition costs (including fees and expenses related to this Agreement) PLUS (b) the net amounts payable (or MINUS the net amounts receivable) in respect of Hedging Agreements accrued during such period (whether or not actually paid or received during such period) excluding reimbursement of legal fees and other similar transaction costs and excluding payments required by reason of the early termination of Hedging Agreements in effect on the date hereof PLUS (c) all fees, including letter of credit fees and expenses, (but excluding reimbursement of legal fees) incurred hereunder during such period.

      "INTEREST PAYMENT DATE" means (a) with respect to any Base Rate Loan, the first day of each month, and (b) with respect to any Eurodollar Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each Business Day prior to the last day of the Interest Period for such Eurodollar Loan as if successive three-month Interest Periods had been applicable to such Eurodollar Loan.

      "INTEREST PERIOD" means relative to any Eurodollar Loans (i) initially, the period beginning on (and including) the date on which such Eurodollar Loan is made or continued as, or converted into, a Eurodollar Loan and ending on (but excluding) the day which numerically corresponds to such date one, two, three, six, nine, or twelve months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in each case as the Borrower may select in its notice pursuant to Section 2.3; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three, six, nine, or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Bank not less than two Business Days prior to the last day of the then current Interest Period with respect thereto; PROVIDED, HOWEVER, that (a) the Borrower shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than four (4) different dates; (b) Interest Periods commencing on the same date for Eurodollar Loans comprising part of the same advance under this agreement shall be of the same duration; (c) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day unless such day falls in the next calendar month, in which case such Interest Period shall end on the first preceding Business Day; and (d) no Interest Period may end later than the termination of this agreement.

      "INVESTMENT" means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership, limited liability company or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person, but excluding any such advance, loan or extension of credit representing the purchase price of inventory or supplies sold by such Person in the ordinary course of business provided that in no event shall the term of any such inventory or supply advance, loan or extension of credit exceed 180 days); or (c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person. Notwithstanding the foregoing, Capital Expenditures shall not be deemed "INVESTMENTS" for purposes hereof.

      "IP COLLATERAL" means, collectively, the Collateral relating to intellectual property rights of the Credit Parties hereunder or under any other Loan Document.

      "LANDLORD'S WAIVER AND CONSENT" means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, in form approved by the Lender in its sole discretion.

      "LC DISBURSEMENT" means a payment made by the Lender pursuant to a Letter of Credit.

      "LEASEHOLD PROPERTY" means any leasehold interest of any Credit Party as lessee under any lease of real property, other than any such leasehold interest designated from time to time by the Lender in its sole discretion as not being required to be included in the Collateral and not being of material importance to the business or operations of the Credit Parties.

      "LENDER" means Citizens Bank of Massachusetts or any other party which becomes a lender hereunder.

      "LETTER OF CREDIT" means any letter of credit issued on a standby basis or in support of trade obligations of the Borrower pursuant to this Agreement.

      "LIBO RATE" means relative to any Interest Period for Eurodollar Loans, the offered rate for deposits of U.S. Dollars in an amount approximately equal to the amount of the requested Eurodollar Loan for a term coextensive with the designated Interest Period which the British Bankers' Association fixes as its London Interbank Offered Rate and which appears on the Telerate Page 3750 as of 11:00 a.m. London time on the day which is two London Banking Days prior to the beginning of such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO RATE" with respect to such Eurodollar Borrowing for such Interest Period shall be the average of the rates at which U.S. dollar deposits of $5,000,000, and for a maturity comparable to such Interest Period, are offered by four major banks in the London interbank market as selected by the Lender in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two London Banking Days prior to the beginning of such Interest Period.

      "LIBO RESERVE PERCENTAGE" means, relative to any day of any Interest Period for Eurodollar Loans, the maximum aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) under any regulations of the Board or other governmental authority having jurisdiction with respect thereto as issued from time to time and then applicable to assets or liabilities consisting of "Eurocurrency Liabilities", as currently defined in Regulation D of the Board, having a term approximately equal or comparable to such Interest Period. Such reserve requirements shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Lender under such Regulation D or any comparable regulation. The LIBO Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve requirement.

      "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing), other than an operating lease, relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

      "LOAN DOCUMENTS" means this Agreement, the Revolving Credit Note, the Term Note, the Mortgages, the Stock Pledge Agreement, the Hazardous Materials Indemnity Agreement, any control or pledged account agreement entered into pursuant to this Agreement, the Disclosure Schedules and any other instruments or documents executed and delivered or to be delivered to the Lender from time to time pursuant to this Agreement, as the same may be supplemented and amended from time to time in accordance with their respective terms.

      "LOANS" means the Revolving Loans and the Term Loan.

      "LONDON BANKING DAY" means a day on which dealings in US dollar deposits are transacted in the London interbank market.

      "MATERIAL ADVERSE EFFECT" means a material adverse effect (as determined by the Lender in its commercially reasonable discretion) on (a) the business, assets or financial condition of the Credit Parties taken as a whole, (b) the ability of any Credit Party to pay or perform any of its obligations under this Agreement or the other Loan Documents or (c) any of the rights of or benefits available to the Lender under this Agreement and the other Loan Documents.

      "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans or Letters of Credit), including, without limitation, obligations in respect of one or more Hedging Agreements, in an aggregate principal amount exceeding $500,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of a Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time.

      "MATERIAL LEASEHOLD PROPERTY" means a Leasehold Property reasonably determined by the Lender to be of material value as Collateral or of material importance to the operations of the Credit Parties. The Material Leasehold Properties as of the Effective Time are listed on Schedule 1.1A of the Disclosure Schedules.

      "MATERIAL OWNED PROPERTY" means any real property owned by any Credit Party that is reasonably determined by the Lender to be of material value as Collateral or of material importance to the operations of the Credit Parties following the Closing Date. The Material Owned Properties as of the Effective Time are listed on Schedule 1.1B of the Disclosure Schedules.

      "MATERIAL RENTAL OBLIGATIONS" means obligations of the Credit Parties to pay rent under any one or more operating leases with respect to any real or personal property which are in excess of $150,000 in any twelve month period.

      MULTIEMPLOYER PLAN" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "MORTGAGE" means a security instrument (whether designated as a deed of trust or a mortgage, leasehold mortgage, assignment of leases and rents or by any similar title) executed and delivered by any Credit Party in such form as may be approved by the Lender in its sole and reasonable discretion, in each case with such changes thereto as may be recommended by the Lender's local counsel based on local laws or customary local practices, and (b) at the Lender's option, in the case of an Additional Mortgaged Property, an amendment to an existing Mortgage, in form satisfactory to the Lender, adding such Additional Mortgaged Property to the Real Property Assets encumbered by such existing Mortgage, in either cases as such security instrument or amendment may be amended, supplemented or otherwise modified from time to time.

      "MORTGAGED PROPERTY" has the meaning assigned to such term in subsection 6.1(f).

      "NET CASH PAYMENTS" means,

            (a) with respect to any Casualty Event, the aggregate amount of cash proceeds of insurance, condemnation awards and other compensation received by the Credit Parties in respect of such Casualty Event net of (i) reasonable expenses incurred by the Credit Parties in connection therewith, (ii) contractually required repayments of Indebtedness to the extent secured by a Lien on such property and (iii) any income and transfer taxes payable by the Credit Parties in respect of such Casualty Event;

            (b) with respect to any Disposition, the aggregate amount of all cash payments received by the Credit Parties directly or indirectly in connection with such Disposition, whether at the time of such Disposition or after such Disposition under deferred payment arrangements or Investments entered into or received in connection with such Disposition, net of (i) the amount of any legal, title, transfer and recording tax expenses, commissions and other fees and expenses payable by the Credit Parties in connection therewith, (ii) any Federal, state and local income or other Taxes estimated to be payable by the Credit Parties as a result thereof, (iii) any repayments by the Credit Parties of Indebtedness to the extent that such Indebtedness is secured by a Lien on the property that is the subject of such Disposition and the transferee of (or holder of a Lien on) such property requires that such Indebtedness be repaid as a condition to the purchase of such property, and (iv) any repayments by the Credit Parties to minority stockholders if and to the extent permitted hereby; and

            (c) with respect to any incurrence of Indebtedness or offering of equity securities, the aggregate amount of all cash proceeds received by the Credit Parties therefrom less all legal, underwriting and similar fees and expenses incurred in connection therewith.

      "NET INCOME" means net income of the Borrower and all Subsidiaries (on a consolidated basis determined in accordance with GAAP).

      "NON-FINANCED CAPITAL EXPENDITURES" means Capital Expenditures paid in cash and not financed with Indebtedness for borrowed money.

      "OBLIGATIONS" means (a) the aggregate outstanding principal balance of and all interest on the Loans made by the Lender to the Borrower (including any interest accruing after the commencement of any proceeding by or against the Borrower under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and any other interest that would have accrued but for the commencement of such proceeding, whether or not any such interest is allowed as a claim enforceable against the Borrower in any such proceeding), and (b) all LC Disbursements, overdraft obligations, fees, costs, charges, expenses and other obligations from time to time owing to the Lender by the Credit Parties hereunder or under any other Loan Document or in respect of any Hedging Agreement, cash management agreement, operating or deposit account, or other banking product from time to time made available to the Credit Parties by the Lender.

      "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and the other Loan Documents, PROVIDED that there shall be excluded from "Other Taxes" all Excluded Taxes.

      "PATENTS" means all patents issued or assigned to and all patent applications made by the Credit Parties and, to the extent that the grant of a security interest does not cause a breach or termination thereof, all exclusive and nonexclusive licenses to the Credit Parties from third parties or rights to use patents owned by such third parties, including, without limitation, the patents, patent applications and licenses listed on SCHEDULE 5.5A of the Disclosure Schedules, along with any and all (a) inventions and improvements described and claimed therein, (b) reissues, divisions, continuations, extensions and continuations-in-part thereof, (c) income, royalties, damages, claims and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past or future infringements thereof, (d) rights to sue for past, present and future infringements thereof, and (e) any other rights corresponding thereto throughout the world.

      "PENSION PLAN" means any Plan that is a defined benefit pension plan subject to the provisions of Title IV of ERISA or Section 412 of the Code or
Section 302 of ERISA, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "PERMITTED INVESTMENTS" means:

      (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

      (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor's Ratings Service or from Moody's Investors Service, Inc.;

      (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $250,000,000;

      (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

      (e) (i) advances, loans and extensions of credit to any director, officer or employee of the Credit Parties, if the aggregate outstanding amount of all such advances, loans and extensions of credit (excluding travel advances and relocation loans in the ordinary course of business) does not at any time exceed $100,000, and (ii) a loan in the amount of $140,000 made by the Borrower to George Lombard; and

      (f) investments in money market mutual funds that are rated AAA by Standard & Poor's Rating Service.

      "PERMITTED LIENS" has the meaning set forth in Section 8.2.

      "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

      "PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA in which any Credit Party or any ERISA Affiliate is an "employer" as defined in Section 3(5) of ERISA, including, but not limited to, any Pension Plan or Multiemployer Plan.

      "POINT TO POINT SALE" means the sale of the "Point to Point" segment of the Borrower's "Signal Wireless Group".

      "POST-DEFAULT RATE" means, a rate per annum equal to the Adjusted Base Rate PLUS the Applicable Margin PLUS four percent (4%).

      "PRIME RATE" means the rate of interest per annum publicly announced from time to time by the Lender, as its prime rate for commercial loans in effect at its principal office in Boston, Massachusetts, which rate is not necessarily the lowest rate charged by the Lender to its most preferred customers; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

      "PROPERTY" means any interest of any kind in property or assets, whether real, personal or mixed, and whether tangible or intangible.

      "PROPRIETARY RIGHTS" has the meaning assigned to such term in Section 5.5(b).

      "PTO" means the United States Patent and Trademark Office or any successor or substitute office in which filings are necessary or, in the opinion of the Lender, desirable in order to create or perfect Liens on any IP Collateral.

      "QUICK RATIO" means, at any time, the ratio of (a) the sum of the Borrower's (i) cash on hand PLUS (ii) accounts receivable, net, to (b) the Borrower's Current Liabilities.

      "REAL PROPERTY ASSET" means, at any time of determination, any and all real property owned or leased by the Credit Parties.

      "REGISTERED PROPRIETARY RIGHTS" has the meaning assigned to such term in
Section 5.5(c).

      "REIMBURSEMENT OBLIGATION" has the meaning assigned to such term in
Section 2.4(d).

      "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

      "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of, or other equity interest in, any Credit Party now or hereafter outstanding, except a dividend payable solely in shares of stock or other equity interests, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of, or other equity interest in, any Credit Party now or hereafter outstanding,
(iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of, or other equity interest in, any Credit Party, (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption purchase, retirement, defeasance (including economic or legal defeasance), sinking fund or similar payment with respect to, any Subordinated Indebtedness, and (v) any payment made to any Affiliates of any Credit Party in respect of management, consulting or other similar services provided to any Credit Party.

      "RESTRICTIVE AGREEMENTS" has the meaning assigned to such term in Section 5.13(b).

      "REVOLVING BORROWING" means a Borrowing comprised of Revolving Loans.

      "REVOLVING CREDIT AVAILABILITY PERIOD" means the period from and including the Effective Time to but excluding the earlier of (a) the Revolving Credit Maturity Date and (b) the date of termination of the Revolving Credit Commitment, as terminated by the Borrower pursuant to Section 2.6 or by the Lender pursuant to Section 9.1.

      "REVOLVING CREDIT COMMITMENT" means the commitment of the Lender to make Revolving Loans as such commitment may be reduced from time to time in accordance with the terms of this Agreement. The original maximum amount of the Revolving Credit Commitment is equal to $10,000,000.

      "REVOLVING CREDIT EXPOSURE" means at any time the sum of (a) the outstanding principal amount of Revolving Loans at such time and (b) the Total LC Exposure at such time.

      "REVOLVING CREDIT MATURITY DATE" means December 23, 2003.

      "REVOLVING CREDIT NOTE" means the promissory note, substantially in the form of EXHIBIT A-1 annexed hereto, issued by the Borrower in favor of the Lender.

      "REVOLVING LOAN" means a Loan made pursuant to Section 2.1(a) that utilizes the Revolving Credit Commitment.

      "SEMICONDUCTOR SEGMENT SALE/SHUTDOWN" means the sale or shutdown of the semiconductor segment of the Borrower's Signal Wireless Group.

      "SPECIAL COUNSEL" means Palmer & Dodge LLP, in its capacity as special counsel to Citizens Bank of Massachusetts, as Lender of the credit facilities contemplated hereby.

      "STOCK PLEDGE AGREEMENT" means the Stock Pledge Agreement in substantially the form of EXHIBIT E annexed hereto executed by the Borrower and delivered to the Lender on the Closing Date with respect to the capital stock of each of the Subsidiaries of the Borrower, as the same may be modified or amended from time to time with the consent of the Lender.

      "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Credit Parties incurred after the Closing Date with the consent of the Lender that by its terms (or by the terms of the instrument under which it is outstanding and to which appropriate reference is made in the instrument evidencing such Subordinated Indebtedness) is made subordinate and junior in right of payment to the Loans and to the other Obligations of the Credit Parties by provisions in form and substance reasonably satisfactory to the Lender and Special Counsel.

      "SUBSIDIARY" means, with respect to any Person (the "PARENT") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent and/or one or more subsidiaries of the parent. References herein to "SUBSIDIARIES" shall, unless the context requires otherwise, be deemed to be references to Subsidiaries of the Borrower.

      "SWG MATTERS" means the Point to Point Sale and the Semiconductor Segment Sale/Shutdown.

      "TANGIBLE NET WORTH" means, at any time an amount (determined on a consolidated basis without duplication in accordance with GAAP) equal to (a) the book net worth of the Borrower and all Subsidiaries on a consolidated basis, MINUS (b) the total book value of all assets of the Borrower and all Subsidiaries on a consolidated basis which would be treated as intangible assets under GAAP, including without limitation, such items as goodwill, customer lists, Patents, Copyrights and Trademarks, and rights (including rights under licenses) with respect to the foregoing, MINUS (c) assets which are or would be accounted for as "other current assets" on the Borrower's balance sheet based on the application of GAAP used in connection with the preparation of the Borrower's consolidated balance sheet dated June 30, 2002, notwithstanding any term contained in this Agreement which may be to the contrary, including without limitation, Section 1.3 (such accounting treatment as applicable to any asset class of the Borrower, as hereinafter provided, shall hereinafter be signified by the use of the defined term "CURRENTLY ACCOUNTED") MINUS (d) assets Currently Accounted for as "other assets" on the Borrower's balance sheet MINUS (e) all accounts receivable, notes receivable and other amounts due and owing from any Affiliate of the Borrower to the Borrower, MINUS (f) all Investments in Affiliates of the Borrower PLUS (g) liabilities

Currently Accounted for as "current intangible liabilities" on the Borrower's balance sheet; PLUS (h) liabilities Currently Accounted for as "long term intangible liabilities" on the Borrower's balance sheet.

      "TAXES" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

      "TERM LOAN" means the term loan to be made by the Lender to the Borrower at the Effective Time pursuant to Section 2.1(b).

      "TERM LOAN COMMITMENT" means the agreement of the Lender to make the Term Loan to the Borrower at the Effective Time. The amount of the Lender's Term Loan Commitment is $4,300,000.

      "TERM LOAN MATURITY DATE" means December 23, 2007; provided that if the Lender, upon early termination of the Revolving Credit Commitment by the Borrower prior to the Revolving Credit Maturity Date, delivers written notice to the Borrower declaring the Term Loan to then be due and payable, the "Term Loan Maturity Date" shall be the date of such termination of the Revolving Credit Commitment.

      "TERM NOTE" means the promissory note, substantially in the form of EXHIBIT A-2 annexed hereto, issued by the Borrower in favor of the Lender and evidencing the Term Loan.

      "TOTAL GROSS AVAILABILITY" means, at any time, the lesser of (i) the Borrowing Base at such time and (ii) the Revolving Credit Commitment at such time.

      "TOTAL LC EXPOSURE" means, at any time, the sum of (a) 100% of the aggregate undrawn amount of all outstanding standby and documentary Letters of Credit at such time PLUS (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.

      "TOTAL LIABILITIES" means, at any time of determination thereof, the aggregate amount of all indebtedness, liabilities and other obligations of the Borrower and all Subsidiaries (determined on a consolidated basis in accordance with GAAP.

      "TOTAL LIABILITIES/TANGIBLE NET WORTH RATIO" means, at any time, the ratio of (a) the Borrower's Total Liabilities for such period, to (b) the Borrower's Tangible Net Worth at such time.

      "TOTAL VOTING POWER" means, with respect to any Person, the total number of votes which holders of securities having the ordinary power to vote, in the absence of contingencies, are entitled to cast in the election of directors of such Person.

      "TRADEMARKS" means all trademarks (including service marks), federal and state trademark registrations and applications made by the Credit Parties, common law trademarks and trade names owned by or assigned to the Credit Parties, all registrations and applications for the foregoing and all exclusive and nonexclusive licenses from third parties of the right to use trademarks of such third parties, including, without limitation, the registrations, applications, unregistered trademarks, service marks and licenses listed on
SCHEDULE 5.5B of the Disclosure Schedules, along with any and all (a) renewals thereof, (b) income, royalties, damages and payments now and hereafter due and/or payable with respect thereto, including, without limitation, damages, claims and payments for past or future infringements thereof, (c) rights to sue for past, present and future infringements thereof, and (d) foreign trademarks, trademark registrations, and trade name applications for any thereof and any other rights corresponding thereto throughout the world.

      "TYPE" when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Adjusted Base Rate.

      "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

      "U.S. DOLLARS" or "$" refers to lawful money of the United States of America.

      "WEBSTER IRB INDEBTEDNESS" means the Indebtedness of the Borrower (whether as principal obligor, guarantor or otherwise) pursuant to (a) the Bond Purchase Agreement dated as of November 1, 1988 among the Town of Webster, Massachusetts (the "Webster"), the Borrower (as successor in interest to Olektron Corporation ("Olektron")) and New England Business Service, Inc., (b) the Loan and Trust Agreement dated as of November 1, 1988 among Webster, the Borrower (as successor in interest to Olektron), Fleet National Bank (as successor in interest to The First National Bank of Boston ("FNBB"), as trustee, and Fleet National Bank (as successor in interest to FNBB), (c) the Reimbursement Agreement dated as of November 1, 1988 between the Borrower (as successor in interest to Olektron) and Fleet National Bank (as successor in interest to FNBB), (d) the Guaranty Agreement dated as of November 1, 1988 among the Borrower, Fleet National Bank (as successor in interest to FNBB), as trustee, Fleet National Bank (as successor in interest to FNBB, and Webster, and (e) the other documents and instruments executed in connection therewith; all as in effect from time to time.

      "WEBSTER LC" means letter of credit no. I-024-EAST-50014717, in the original amount of $1,672,032.00 issued by the Webster LC Bank, for the benefit of Fleet National Bank (successor in interest to The First National Bank of Boston), as Trustee.

      "WEBSTER LC BANK" means Fleet National Bank, successor in interest to The First National Bank of Boston.

      "WEBSTER SALE" means the sale of the real property owned by the Borrower and known by the street address 37 Sutton Road, Webster, Massachusetts.

      "WHOLLY OWNED SUBSIDIARY" means, with respect to any Person at any date, any corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing 100% of the equity or ordinary voting power (other than directors' qualifying shares) or, in the case of a partnership, 100% of the general partnership interests are, as of such date, directly or indirectly owned, controlled or held by such Person or one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

      "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      1.2 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, and Exhibits shall be construed to refer to Articles and Sections of, and Exhibits to, this Agreement, (e) all references herein to Schedules shall be construed to refer to Schedules contained in the Disclosure Schedules, and (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

      1.3 ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Borrower notifies the Lender that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Lender notifies the Borrower that the Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision shall have been amended in accordance herewith.

      1.4 DESIGNATED FINANCIAL OFFICERS. The Borrower hereby authorizes each of the Designated Financial Officers listed in SCHEDULE 1.4 of the Disclosure Schedules to act as agent for the Borrower and to execute and deliver on behalf of the Borrower such notices, requests, waivers, consents, certificates and other documents, and to take any and all actions required or permitted to be delivered or taken by the Borrower hereunder. The Borrower may replace any of the Designated Financial Officers listed in SCHEDULE 1.4 of the Disclosure Schedules or add any additional Designated Financial Officers by delivering written notice to the Lender specifying the names of each new Designated Financial Officer and the offices held by each such Person. The Borrower hereby agrees that any such notices, requests, waivers, consents, certificates and other documents executed, delivered or sent by any Designated Financial Officer and any such actions taken by any Designated Financial Officer shall bind the Borrower.

                                    ARTICLE 2

                                   THE CREDITS

      2.1 REVOLVING CREDIT AND TERM LOAN COMMITMENTS.

            (a) REVOLVING LOANS. Subject to the terms and conditions set forth herein, the Lender agrees to make Revolving Loans to the Borrower from time to time during the Revolving Credit Availability Period in an aggregate principal amount that will not result in the Revolving Credit Exposure exceeding the lesser of (i) Revolving Credit Commitment at such time and (ii) the Borrowing Base at such time. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

            (b) TERM LOANS. Subject to the terms and conditions set forth herein, the Lender agrees to make a Term Loan to the Borrower in the full amount of the Term Loan Commitment at the Effective Time. Principal amounts of the Term Loan that have been repaid or prepaid may not be reborrowed.

      2.2 LOANS AND BORROWINGS.

            (a) Subject to Sections 2.3(d) and 2.12, each Borrowing shall be comprised entirely of a Base Rate Loan or a Eurodollar Loan as the Borrower may request in accordance herewith.

            (b) At the commencement of each Interest Period for a Eurodollar Borrowing, such Borrowing shall be in an aggregate amount at least equal to $100,000 or any greater multiple of $10,000. At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is at least equal to $10,000 or any greater multiple of $10,000; PROVIDED that (i) a Base Rate Borrowing of Revolving Loans may be in an aggregate amount that is equal to the entire unused balance of the Revolving Credit Commitment, and (ii) a Revolving Base Rate Borrowing may be in an amount that is required to finance the reimbursement of an LC Disbursement. Borrowings of more than one Type may be outstanding at the same time.

      2.3 REQUESTS FOR BORROWINGS; CONVERSION OF BORROWINGS.

            (a) To request a Revolving Borrowing, the Borrower shall notify the Lender of such request by telephone (i) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., New York City time, not less than two (2) nor more than five (5) Business Days before the date of the proposed Borrowing or (ii) in the case of a Base Rate Borrowing not later than 11:00 a.m., Boston, Massachusetts time on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Lender of a written Borrowing Request in a form approved by the Lender and signed by the Borrower.

            (b) Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:

            (i) the aggregate amount of such Borrowing;

            (ii) the effective date of such Borrowing, which shall be a Business Day;

            (iii) whether such Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing;

            (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

            (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.5.

            (c) If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a Base Rate Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

            (d) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect

Interest Periods therefor, all as provided in this Section 2.3. The Borrower may elect different options for continuations and conversions with respect to different portions of the affected Borrowing, in which case the Loans comprising each such portion shall be considered a separate Borrowing. Each such portion shall be in an aggregate principal amount contemplated by Section 2.2(b).

            (e) If the Borrower desires to convert any Borrowing to a different Type or to continue such Borrowing for an additional Interest Period, the Borrower shall notify the Lender of such election by telephone by the time that a Borrowing Request would be required under this Section 2.3 if the Borrower were requesting a new Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Lender of a written Borrowing Request in a form approved by the Lender and signed by the Borrower.

            (f) If the Borrower fails to deliver a Borrowing Request with respect to an outstanding Eurodollar Borrowing at least two (2) Business Days prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Borrowing. Notwithstanding any contrary provision hereof, if a Default or Event of Default has occurred and is continuing and the Lender so notifies the Borrower, then, so long as a Default or Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to a Base Rate Borrowing at the end of the Interest Period applicable thereto.

      2.4 LETTERS OF CREDIT.

            (a) GENERAL. Subject to the terms and conditions set forth herein, in addition to the Revolving Loans provided for in Section 2.1(a), the Borrower may request that the Lender issue Letters of Credit for the Borrower's own account in a form reasonably acceptable to the Lender at any time and from time to time during the Revolving Credit Availability Period. There shall be no sublimit specially applicable to Letters of Credit, and therefore Letters of Credit issued hereunder shall constitute utilization of, and shall reduce availability under, the Revolving Credit Commitment.

            (b) NOTICE OF ISSUANCE, AMENDMENT, RENEWAL, EXTENSION; CERTAIN CONDITIONS. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telephonic facsimile (fax) to the Lender (at least five (5) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a letter of credit application on the Lender's standard form. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension the total Revolving Credit Exposure shall not exceed the lesser of (i) the Revolving Credit Commitment at such time, and (ii) the Borrowing Base at such time.

            (c) EXPIRATION DATE. Each Letter of Credit shall expire (without giving effect to any extension thereof by reason of an interruption of business) at or prior to the close of business on the earlier of (i) the date 365 days, in the case of standby Letters of Credit, or 180 days, in the case of documentary Letters of Credit after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, 365 days or 180 days, as applicable, after such renewal or extension) PROVIDED that any such standby Letter of Credit may provide for automatic extensions thereof to a date not later than 365 days beyond its current expiration date, and (ii) the date that is five (5) Business Days prior to the Revolving Credit Maturity Date. No Letter of Credit may be extended beyond the date that is five (5) Business Days prior to the Revolving Credit Maturity Date.

            (d) REIMBURSEMENT. If the Lender shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the Lender in respect of such LC Disbursement by paying to the Lender an amount (each, a "Reimbursement Obligation") equal to such LC Disbursement not later than (i) 3:00 p.m., Boston, Massachusetts time, on the Business Day that the Borrower receives notice of such LC Disbursement, if such notice is received prior to 11:00 a.m., Boston, Massachusetts time, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time; PROVIDED that, subject to the conditions to borrowing set forth herein (other than the requirements of Section 2.3 relating to notice and the submission of Borrowing Requests), unless the Borrower otherwise notifies the Lender prior to 3:00 p.m. Boston time on the date any such Reimbursement Obligation is due, payment of such Reimbursement Obligation shall be made through the automatic funding of a Base Rate Borrowing in an amount equal to the amount of such Reimbursement Obligation, and the Borrower hereby irrevocably authorizes and directs the Lender to take such actions as may necessary to effectuate such automatic funding of such Base Rate Borrowing. To the extent that any such Reimbursement Obligation is paid through the automatic funding of a Base Rate Borrowing, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting Base Rate Borrowing.

            (e) OBLIGATIONS ABSOLUTE. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (d) of this Section 2.4 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement irrespective of the following: (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Lender to the beneficiary under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever (other than gross negligence or willful misconduct of the Lender), whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.4, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

            (f) INTERIM INTEREST. If the Lender shall make any LC Disbursement in respect of any Letter of Credit, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to Revolving Base Rate Loans; PROVIDED that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (d) of this Section 2.4, then interest calculated in accordance with Section 2.11(c) shall accrue on the unpaid amount thereof.

            (g) CASH COLLATERALIZATION. If either (i) an Event of Default shall occur and be continuing and the Borrower receives notice from the Lender demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Borrower shall be required to provide cover for the Total LC Exposure pursuant to Sections 2.8(a) or 2.9(b), the Borrower shall immediately deposit with the Lender an amount in cash equal to, in the case of an Event of Default, the Total LC Exposure as of the date of such notice plus any accrued and unpaid interest thereon and, in the case of cover pursuant to Sections 2.8(a) or 2.9(b), the amount required under Sections 2.8(a) or 2.9(b), as the case may be; PROVIDED that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Sections 9.1 (g), (h) or (i). Such deposit shall be held by the Lender as collateral in the first instance for the Total LC Exposure under this Agreement and thereafter for the payment of any other obligations of the Borrower hereunder.

            2.5 FUNDING OF BORROWINGS. The Lender will make each Loan to be made by it hereunder on the proposed date thereof by crediting the account of the Borrower maintained with the Lender in Boston, Massachusetts and designated by the Borrower in the applicable Borrowing Request; PROVIDED that Base Rate Revolving Loans made to finance the reimbursement of an LC Disbursement under any Letter of Credit shall be retained by the Lender and applied against such LC Disbursement.

      2.6 TERMINATION AND REDUCTION OF COMMITMENTS.

            (a) Unless previously terminated, (i) the Revolving Credit Commitment shall terminate at the close of business on the Revolving Credit Maturity Date, and (ii) the Term Loan Commitment shall terminate on the first Business Day after the date on which the Effective Time occurs.

            (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Credit Commitment; PROVIDED that (i) each reduction of the Revolving Credit Commitment shall be in an amount that is at least equal to $100,000 or any greater multiple of $10,000, and (ii) the Borrower shall not terminate or reduce the Revolving Credit Commitment if, after giving effect to any concurrent repayment in accordance with Section 2.8 or prepayment in accordance with Section 2.9 of the Loans, the total Revolving Credit Exposure would exceed the total Revolving Credit Commitment.

            (c) The Borrower shall notify the Lender of any election to terminate or reduce the Revolving Credit Commitment at least five (5) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the Borrower with respect to any termination or reduction of the Revolving Credit Commitment shall be irrevocable; PROVIDED that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Lender on or prior to the specified effective date) if such condition is not satisfied; PROVIDED, FURTHER, that
Section 2.14 shall be applicable notwithstanding that such revocation is permitted. Any termination or reduction of the Revolving Credit Commitment shall be permanent.

      2.7 PAYMENTS.

            (a) PAYMENTS GENERALLY. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or otherwise) prior to 3:00 p.m., Boston, Massachusetts time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender at such of its offices in Boston, Massachusetts as shall be notified to the Borrower from time to time. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. dollars.

            (b) APPLICATION OF PAYMENTS. If at any time insufficient funds are received by and available to the Lender to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder under any circumstances, including, without limitation during, or as a result of the exercise by the Lender of remedies hereunder or under any other Loan Document and applicable law, such funds shall be applied (i) first, to pay interest, fees, costs and expenses then due hereunder, (ii) second, to pay principal and unreimbursed LC Disbursements then due hereunder, and (iii) third, to any other Obligations then due from the Credit Parties to the Lender.

      2.8 REPAYMENT OF LOANS; EVIDENCE OF DEBT.

            (a) The Borrower unconditionally promises to pay to the Lender the then unpaid principal amount of the Revolving Loans on the Revolving Credit Maturity Date. In addition, if following any reduction in the Revolving Credit Commitment or at any other time the aggregate principal amount of the Revolving Credit Exposure shall exceed the lesser of (i) the Revolving Credit Commitment at such time and (ii) the Borrowing Base at such time, the Borrower shall first, repay Revolving Loans, and second, provide cover for Total LC Exposure, in an aggregate amount equal to such excess.

            (b) The Borrower hereby unconditionally promises to pay to the Lender monthly principal payments in respect of the Term Loan on the first Business Day of each month commencing February 1, 2003 equal in amount to $23,890.00, with a final "bullet" payment equal to the then unpaid principal amount of the Term Loan due on December 23, 2007. To the extent not previously paid, the entire unpaid principal balance of the Term Loans, and all accrued and unpaid interest thereon, shall be due and payable in full on the Term Loan Maturity Date.

            (c) The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the Lender, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder. The entries made in such account or accounts maintained shall be prima facie evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement. The Lender agrees to provide to the Borrower, from time to time upon reasonable prior request by the Borrower, a statement of activity in any such account maintained by the Lender.

            (d) To evidence the Loans and the obligations of the Borrower hereunder, on or prior to the Closing Date, the Borrower shall execute and deliver to the Lender, a Revolving Credit Note in the principal amount of the Revolving Credit Commitment and a Term Note in the principal amount of the Term Loan Commitment.

      2.9 PREPAYMENT OF LOANS.

            (a) OPTIONAL PREPAYMENTS. Subject to the payment of any amounts due under Section 2.14, the notice requirements of Section 2.9(e) and the requirement that any Eurodollar Loan to be repaid is to be repaid in full, the Borrower shall have the right at any time and from time to time to prepay any Eurodollar Revolving Loan or repay the Term Loan; provided that each such prepayment or repayment shall be in an amount that is at least equal to $100,000 or any greater multiple of $10,000. The Borrower shall have the right at any time and from time to time to prepay any Base Rate Revolving Loan in whole or in part. Each voluntary prepayment of the Term Loan shall be applied against unpaid principal installments thereof in inverse order of maturity.

            (b) MANDATORY PREPAYMENTS. The Borrower shall be obligated to, and shall, make prepayments of the Loans hereunder (and reduce the Revolving Credit Commitment hereunder) as follows:

            (i) INCURRENCE OF DEBT. Without limiting the obligation of the Borrower to obtain the consent of the Lender to any incurrence of Indebtedness not otherwise permitted hereunder, the Borrower agrees, on or prior to the closing of any incurrence of Indebtedness (other than Indebtedness permitted pursuant to Section 8.1) by any Credit Party, to deliver to the

      Lender a statement certified by a Designated Financial Officer of the Borrower, in form and detail reasonably satisfactory to the Lender, of the estimated amount of the Net Cash Payments from such incurrence of Indebtedness that will (on the date of such incurrence of Indebtedness) be received by any Credit Party and the Borrower will prepay the Loans hereunder (and reduce the Revolving Credit Commitment hereunder) upon the date of such incurrence of Indebtedness, in an aggregate amount equal to 100% of the estimated amount of the Net Cash Payments from such incurrence of Indebtedness received by any Credit Party, such prepayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (c) of this Section 2.9;

            (ii) OFFERING OF SECURITIES. The Borrower agrees, on or prior to the closing of any offering of equity securities by any Credit Party, to deliver to the Lender a statement certified by a Financial Officer of the Borrower, in form and detail reasonably satisfactory to the Lender, of the estimated amount of the Net Cash Payments from such offering of securities that will (on the date of such offering of securities) be received by any Credit Party and the Borrower will prepay the Loans hereunder (and, if an Event of Default shall have occurred and be continuing, reduce the Revolving Credit Commitment hereunder) upon the date of such sale or offering of securities, in an aggregate amount equal to 100% of the amount of Net Cash Payments from such offering of securities received by any Credit Party, such prepayment to be effected in each case in the manner and to the extent specified in paragraph (c) of this Section 2.9;

            (iii) SALE OF ASSETS. Without limiting the obligation of the Borrower to obtain the consent of the Lender to any Disposition not otherwise permitted hereunder, the Borrower agrees, on or prior to the occurrence of any Disposition by any Credit Party, to deliver to the Lender a statement certified by a Designated Financial Officer of the Borrower, in form and detail reasonably satisfactory to the Lender, of the estimated amount of the Net Cash Payments of such Disposition that will (on the date of such Disposition) be received by any Credit Party in cash, indicating on such certificate whether the Credit Parties intend to reinvest such Net Cash Payments or the Borrower will be prepaying the Loans, as hereinafter provided, and, the Borrower will be obligated to either (A) cause the Credit Parties to reinvest such Net Cash Payments by 180 days after receipt pursuant to one or more Capital Expenditures permitted hereunder (the "REINVESTMENT DATE") or (B) prepay the Loans hereunder (and reduce the Revolving Credit Commitment hereunder), in an aggregate amount equal to 100% of such estimated amount of such Net Cash Payments, to the extent received by any Credit Party in cash on the date of such Disposition, or, if not reinvested on or prior to the applicable Reinvestment Date, on the first Business Day following such Reinvestment Date, such prepayment to be effected in each case in the manner and to the extent specified in paragraph (c) of this Section 2.9. Notwithstanding the foregoing, the Borrower shall not be required to make any prepayment of Loans or reinvestment of Net Cash Payments under this Section 2.9(b)(iii) with respect to the first $500,000 of aggregate Net Cash Payments received by the Credit Parties from Dispositions after the Effective Time; and

            (iv) PROCEEDS OF CASUALTY EVENTS. Upon the date 181 days following the receipt by any Credit Party of the proceeds of insurance, condemnation award or other compensation in respect of any Casualty Event affecting any property of any Credit Party (or upon such earlier date as such Credit Party shall have determined not to repair or replace the property affected by such Casualty Event), the Borrower shall prepay the Loans (and reduce the Revolving Credit Commitment hereunder), in an aggregate amount equal to 100% of the Net Cash Payments from such Casualty Event not theretofore applied or committed to be applied to the repair or replacement of such property as provided in this clause (iv), such prepayment to be effected in each case in the manner and to the extent specified in paragraph (c) of this Section 2.9 (it being understood that if Net Cash Payments committed to be applied are not in fact applied within 180 days after receipt thereof, then such Net Cash Payments shall be applied to the prepayment of the Loans (and the reduction of the Revolving Credit Commitment)) as provided in this clause (iv) at the expiration of such 180 day period), such repayment and reduction to be effected in each case in the manner and to the extent specified in paragraph (c) of this Section 2.9.

            (c) APPLICATION. In the event of any mandatory prepayment of Loans pursuant to subsection (b) of this Section, the proceeds shall be applied as follows:

            (i) first, to the extent that Revolving Credit Exposure shall at such time exceed the lesser of (i) the Revolving Credit Commitment at such time and (ii) the Borrowing Base at such time, such prepayment shall be applied to the repayment of Revolving Loans;

            (ii) second, if such prepayment is made at a time when the Term Loans remain outstanding, such prepayment shall be applied to the repayment of the unpaid principal installments of the Term Loans in inverse order of maturity;

            (iii) third, if such prepayment is made at a time after the Term Loans have been repaid in full, the amount of any mandatory prepayment shall be applied to the repayment of the outstanding Revolving Loans (and thereafter to provide cover for LC Exposure) and to the corresponding reduction in the Revolving Credit Commitment.

            (d) SPECIAL PREPAYMENT OF TERM LOAN. If at any time the aggregate outstanding amount of the Term Loan exceeds seventy five percent (75%) of the appraised value (as set forth in any current appraisal which may be obtained by the Borrower or the Lender) of the Mortgaged Properties, the Borrower shall prepay the Term Loan in an amount equal to such excess. Mandatory prepayments pursuant to this clause (d) shall be applied to reduce outstandings under the Term Loan, in inverse order of maturity.

            (e) NOTIFICATION OF PREPAYMENTS. The Borrower shall notify the Lender by telephone (confirmed by telecopy) of any repayment of a Eurodollar Revolving Loan or a prepayment of the Term Loan hereunder not later than 10:00 a.m., Boston, Massachusetts time at least five (5) Business Days before the date of such repayment or prepayment. Each such notice shall be irrevocable and shall specify the repayment/prepayment date and the principal amount of the Loans to be repaid/prepaid.

            (f) PREPAYMENTS ACCOMPANIED BY INTEREST. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11(d).

      2.10 FEES.

            (a) ORIGINATION FEE. The Borrower shall pay to the Lender on the Closing Date an origination fee in an amount separately agreed in writing between the Borrower and the Lender.

            (b) COMMITMENT FEE. The Borrower shall pay to the Lender a commitment fee, which shall accrue at a rate of .375% per annum on the daily average unused amount of the Revolving Credit Commitment during the period from and including the date on which the Effective Time shall occur to but excluding the date on which the Revolving Credit Commitment terminates. Accrued commitment fees shall be payable quarterly in arrears and on the date on which the Revolving Credit Commitment terminates. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (c) LETTER OF CREDIT FEES. The Borrower shall pay to the Lender with respect to any Letter of Credit issued hereunder the following fees:

            (i) a per annum letter of credit fee equal to 1.00% multiplied by the aggregate face amount of such Letter of Credit, payable in advance upon issuance of the applicable Letter of Credit and upon each anniversary of the issuance of such Letter of Credit, until the expiration or termination of such Letter of Credit; and

            (ii) the Lender's standard fees with respect to the amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder, payable upon such amendment, renewal, extension or processing.

            (d) PAYMENT OF FEES. All fees payable hereunder shall be paid on the dates due, in immediately available funds. Fees paid shall not be refundable under any circumstances, absent manifest error in the determination thereof.

      2.11 INTEREST.

            (a) The Loans comprising each Base Rate Borrowing shall bear interest at a rate per annum equal to the Adjusted Base Rate plus the Applicable Margin.

            (b) The Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

            (c) Notwithstanding the foregoing, (i) all amounts that are not paid when due shall automatically bear interest until paid in full at the Post-Default Rate, (ii) during the period when any Event of Default of the type described in clauses (g), (h) or (i) of Section 9.1 shall have occurred and be continuing, the principal of all Loans hereunder shall automatically bear interest, after as well as before judgment, at the Post-Default Rate, (iii) if there shall occur and be continuing any Event of Default (other than an Event of Default of the type described in clauses (g), (h) or (i) of Section 9.1), then, following written notice delivered to the Borrower from the Lender, the principal of all Loans hereunder shall bear interest, after as well as before judgment, at the Post-Default Rate during the period beginning on the date such Event of Default first occurred and ending on the date such Event of Default is cured or waived.

            (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; PROVIDED that (i) interest accrued at the Post-Default Rate shall be payable on demand, (ii) in the event of any repayment or prepayment of any Eurodollar Loan (or the repayment or prepayment in full of the Term Loans), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion, (iv) all accrued interest on Revolving Loans shall be payable upon expiration of the Revolving Credit Availability Period, and (v) all accrued interest on the Term Loan not previously repaid shall be payable on the Term Loan Maturity Date.

            (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Adjusted Base Rate at times when the Adjusted Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Adjusted Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Lender, and such determination shall be conclusive absent manifest error.

      2.12 ALTERNATE RATE OF INTEREST; ILLEGALITY.

            (a) If the Lender shall have determined (which determination shall be conclusive absent manifest error) that (a) US dollar deposits in the relevant amount and for the relevant Interest Period are not available to the Lender in the London interbank market; (b) by reason of circumstances affecting the Lender in the London interbank market, adequate means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate applicable hereunder to Eurodollar Loans in the relevant amount and for the relevant Interest Period, or (c) the Adjusted LIBO Rate or the LIBO Rate no longer adequately reflect the Lender's cost of funding Eurodollar Loans in the relevant amount and for the relevant Interest Period; then, upon notice from the Lender to the Borrower, the obligations of the Lender under this Agreement to make or continue any Loans as, or to convert any Loans into, Eurodollar Loans in the relevant amount and for the relevant Interest Period (each such Loan, an "UNAVAILABLE EURODOLLAR LOAN") shall forthwith be suspended until the Bank shall notify the Borrower that the circumstances causing such suspension no longer exist, and (i) any Unavailable Eurodollar Loan then being requested shall be made as a Base Rate Loan unless the Borrower shall notify the Lender no later than 10:00 a.m. New York City time two (2) Business Days prior to the date of the proposed Borrowing that its request for such Borrowing shall be cancelled or made as a Eurodollar Loan which is not an Unavailable Eurodollar Loan (an "AVAILABLE EURODOLLAR LOAN"), in which case, such request shall be cancelled or made as such Available Eurodollar Loan;
(ii) any Base Rate Loan or Eurodollar Loan which was to have been converted into an Unavailable Eurodollar Loan shall be continued as or converted into a Base Rate Loan unless the Borrower shall notify the Lender no later than 10:00 a.m. New York City time two (2) Business Days prior to the date of the proposed conversion that such Loan shall be maintained as or converted into an Available Eurodollar Loan, in which case such Loan shall be maintained as or converted into such Available Eurodollar Loan; and (iii) any outstanding Unavailable Eurodollar Loan shall be converted into a Base Rate Loan unless the Borrower shall notify the Lender no later than 10:00 a.m. New York City time two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such Unavailable Eurodollar Loan that such Loan shall be converted into an Available Eurodollar Loan on the last Business Day of the then current Interest Period for such Unavailable Eurodollar Loan, in which case such Loan shall be converted into such Available Eurodollar Loan. At the time of any request for an Available Eurodollar Loan pursuant to this Section 2.13(a), the Borrower shall submit a Borrowing Request in respect of such Available Eurodollar Loan to the Lender.

            (b) If the Lender shall have reasonably determined (which determination shall, upon notice thereof to the Borrower be conclusive and binding upon the Borrower) that any Change in Law makes it unlawful for the Lender to make, continue or maintain any Eurodollar Loan as, or to convert any Loan into, a Eurodollar Loan of a certain amount or duration (each such Loan, an "UNPERMITTED EURODOLLAR LOAN"), the obligations of the Lender to make, continue, maintain or convert into any such Unpermitted Eurodollar Loans shall, upon such determination, forthwith be suspended until the Lender shall notify the Borrower that the circumstances causing such suspension no longer exist, and any Unpermitted Eurodollar Loan then being requested shall be made as a Base Rate Loan unless the Borrower shall notify the Lender no later than 10:00 a.m. New York City time two (2) Business Days prior to the date of the proposed Borrowing that its request for such Borrowing shall be cancelled or made as a Eurodollar Loan which is not an Unpermitted Eurodollar Loan (each such Loan, a "PERMITTED EURODOLLAR LOAN"), in which case, such request shall be cancelled or made as such Permitted Eurodollar Loan; (ii) any Base Rate Loan or Eurodollar Loan which was to have been converted into an Unpermitted Eurodollar Loan shall be continued as or converted into a Base Rate Loan unless the Borrower shall notify the Lender no later than 10:00 a.m. New York City time two (2) Business Days prior to the date of the proposed conversion that such Loan shall be maintained as or converted into a Permitted Eurodollar

Loan, in which case such Loan shall be maintained as or converted into such Permitted Eurodollar Loan; and (iii) any outstanding Unpermitted Eurodollar Loan shall automatically convert into a Base Rate Loan upon the earlier of (x) the end of the then current Interest Period with respect thereto, unless the Borrower shall notify the Lender no later than 10:00 a.m. New York City time two
(2) Business Days prior to the last Business Day of the then current Interest Period applicable to such Unpermitted Eurodollar Loan that such Loan shall be converted into a Permitted Eurodollar Loan on the last Business Day of the then current Interest Period for such Unpermitted Eurodollar Loan, in which case such Unpermitted Eurodollar Loan shall convert to such Permitted Eurodollar Loan, or
(y) such time as required by such Change in Law. At the time of any request for a Permitted Eurodollar Loan pursuant to this Section 2.13(b), the Borrower shall submit a Borrowing Request in respect of such Permitted Eurodollar Loan to the Lender.

      2.13 INCREASED COSTS.

            (a) If on or after the date hereof any Change in Law shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board) against assets of, deposits with or for the account of, or credit extended by, the Lender, or impose on the Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by the Lender or any Letter of Credit; and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to the Lender of issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise), then, upon demand from time to time by the Lender to the Borrower, the Borrower will pay to the Lender, within 30 days after such demand (which demand shall be accompanied by a certificate pursuant to Section 2.13(c)), such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

            (b) If the Lender (in its sole and absolute discretion) determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company, if any, as a consequence of this Agreement or the Loans made by, or Letters of Credit issued by, the Lender, to a level below that which the Lender or the Lender's holding company could have achieved but for such Change in Law (taking into consideration the Lender's policies and the policies of the Lender's holding company with respect to capital adequacy), then upon demand from time to time by the Lender to the Borrower, the Borrower shall pay to the Lender, within 30 days after such demand (which demand shall be accompanied by a certificate pursuant to Section 2.13(c)), such additional amount or amounts as will compensate the Lender or the Lender's holding company, for any such reduction suffered.

            (c) Each demand by the Lender to the Borrower under paragraph (a) or
(b) of this Section 2.13 shall be accompanied by a certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.13. Such certificate shall be conclusive so long as it reflects, in reasonable detail, a reasonable basis for the calculation of the amounts set forth therein and does not contain any manifest error. Failure or delay on the part of the Lender to demand compensation pursuant to this Section 2.13 shall not constitute a waiver of the Lender's right to demand such compensation; PROVIDED that the Borrower shall not be required to compensate the Lender pursuant to this Section 2.9 for any increased costs or reductions incurred more than six (6) months prior to the date that Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender's intention to claim compensation therefor; PROVIDED FURTHER that, if the Change in Law giving rise to such increased costs or reductions is (i) retroactive and (ii) occurred within such six (6) month period, then the six (6) month period referred to above may be extended to include the period of retroactive effect thereof, but in no event any period prior to the Closing Date. In determining any amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.13, the Lender will act reasonably and in good faith and will, to the extent that the increased costs or reductions in amounts received or receivable relate to the Lender's loans generally and are not specifically attributable to the Loans hereunder, use commercially reasonably averaging and attribution methods covering all loans made by the Lender to similarly situated borrowers.

      2.14 BREAK FUNDING PAYMENTS.

            (a) In the event of (i) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (ii) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (iii) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable and is revoked in accordance herewith) then, in any such event, the Borrower shall compensate the Lender for the associated loss and reasonably cost and expense attributable to such event, as determined by the Lender in good faith.

            (b) A certificate of the Lender setting forth in reasonable detail any amount or amounts that the Lender is entitled to receive pursuant to this
Section 2.14 and the basis for requiring such amount shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

      2.15 TAXES.

            (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Taxes; PROVIDED that if the Borrower shall be required to deduct any Taxes (other than Excluded Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.15) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and
(iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) The Borrower shall indemnify the Lender, within 10 days after written demand therefor, for the full amount of any Taxes (other than Excluded Taxes) (including Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) paid by the Lender (and any penalties, interest and reasonable expenses arising therefrom or with respect thereto during the period prior to the Borrower making the payment demanded under this paragraph
(b)), whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

            (c) As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

            (d) If the Lender receives payment of Taxes pursuant to paragraph
(b) of this Section 2.15, and subsequent to the date of such payment, recovers all or any portion of such amount in the form of a refund or rebate, the Lender shall apply such refund or rebate to the prepayment of the Loans or, if no Loans shall then be outstanding, refund such refund or rebate to the Borrower.

                                    ARTICLE 3

                           GUARANTEE BY THE GUARANTOR

      3.1 THE GUARANTEE. The Guarantor hereby guarantees to the Lender and its successors and assigns the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations. The Guarantor hereby further agrees that if the Borrower shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Obligations, the Guarantor will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

      3.2 OBLIGATIONS UNCONDITIONAL. The obligations of the Guarantor under
Section 3.1 are absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement, the other Loan Documents or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 3.2 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantor hereunder which shall remain absolute and unconditional as described above:

            (i) at any time or from time to time, without notice to such Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

            (ii) any of the acts mentioned in any of the provisions hereof or of the other Loan Documents or any other agreement or instrument referred to herein or therein shall be done or omitted;

            (iii) the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

            (iv) any lien or security interest granted to, or in favor of, the Lender as security for any of the Obligations shall fail to be perfected.

The Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lender exhaust any right, power or remedy or proceed against the Borrower hereunder or under the other Loan Documents or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Obligations.

      3.3 REINSTATEMENT. The obligations of the Guarantor under this Article 3 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Borrower in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and the Guarantor agrees that it will indemnify the Lender on demand for all reasonable costs and expenses (including reasonable fees and expenses of counsel) incurred by the Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

      3.4 SUBROGATION. Until such time as the Obligations shall have been indefeasibly paid in full, the Guarantors hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the Federal Bankruptcy Code of 1978, as amended) or otherwise by reason of any payment by it pursuant to the provisions of this Article 3 and further agrees with the Borrower for the benefit of each creditor of the Borrower (including, without limitation, the Lender) that any such payment by it shall constitute a contribution of capital by the Guarantor to the Borrower.

      3.5 REMEDIES. The Guarantor agrees that, as between the Guarantor and the Lender, the Obligations of the Borrower hereunder may be declared to be forthwith due and payable as provided in Section 9.1 (and shall be deemed to have become automatically due and payable in the circumstances provided in
Section 9.1) for purposes of Section 3.1 notwithstanding any stay, injunction or other prohibition preventing such declaration (or such Obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable), such Obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by the Guarantor for purposes of Section 3.1.

      3.6 INSTRUMENT FOR THE PAYMENT OF MONEY. The Guarantor hereby acknowledges that the guarantee in this Article 3 constitutes an instrument for the payment of money, and consents and agrees that the Lender, at its sole option, in the event of a dispute by the Guarantor in the payment of any moneys due hereunder, shall have the right to summary judgment or such other expedited procedure as may be available for a suit on a note or other instrument for the payment of money.

      3.7 CONTINUING GUARANTEE. The guarantee in this Article 3 is a continuing guarantee, and shall apply to all Obligations whenever arising.

      3.8 GENERAL LIMITATION ON AMOUNT OF OBLIGATIONS GUARANTEED. In any action or proceeding involving any state or non-U.S. corporate law, or any state or Federal or non-U.S. bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantor under Section 3.1 would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 3.1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Guarantor, the Lender, or other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

                                    ARTICLE 4

                                 THE COLLATERAL

      4.1 GRANT OF SECURITY INTEREST. As security for due and punctual payment and performance of the Obligations, each Credit Party hereby grants to the Lender a continuing security interest in and lien on all tangible and intangible property and assets of such Credit Party, whether now owned or existing or hereafter acquired or arising, together with any and all additions thereto and replacements therefor and proceeds and products thereof (collectively referred to for purposes of this Article 4 as "COLLATERAL"), including without limitation the property described below:

            (a) all tangible personal property, including without limitation all present and future goods, inventory (including, without limitation, all merchandise, raw materials, work in process, finished goods and supplies), machinery, equipment, motor vehicles, rolling stock, tools, furniture, fixtures, office supplies, computers, computer software and associated equipment, whether now owned or hereafter acquired, including, without limitation, all tangible personal property used in the operation of the business of the such Credit Party;

            (b) all rights under all present and future authorizations, permits, licenses and franchises issued, granted or licensed to such Credit Party for the operation of its business;

            (c) all Patents of such Credit Party;

            (d) all Trademarks of such Credit Party;

            (e) all Copyrights of such Credit Party;

            (f) the entire goodwill of business of such Credit Party and all other general intangibles (including know-how, trade secrets, customer lists, proprietary information, inventions, domain names, methods, procedures and formulae) connected with the use of and symbolized by any Patents, Trademarks or Copyrights of such Credit Party;

            (g) all rights under all present and future vendor or customer contracts and all franchise, distribution, design, consulting, construction, engineering, management and advertising and related agreements;

            (h) all rights under all present and future leases of real and personal property; and

all other personal property, including, without limitation, all present and future accounts, accounts receivable, cash, cash equivalents, deposits, deposit accounts, loss carry back, tax refunds, insurance proceeds, premiums, rebates and refunds, choses in action, investment property, securities, partnership interests, limited liability company interests, contracts, contract rights, general intangibles (including without limitation, all customer and advertiser mailing lists, intellectual property, patents, copyrights, trademarks, trade secrets, trade names, domain names, goodwill, customer lists, advertiser lists, catalogs and other printed materials, publications, indexes, lists, data and other documents and papers relating thereto, blueprints, designs, charts, and research and development, whether on paper, recorded electronically or otherwise), all websites (including without limitation, all content, HTML documents, audiovisual material, software, data, hardware, access lines, connections, copyrights, trademarks, patents and trade secrets relating to such websites) and domain names, any information stored on any medium, including electronic medium, related to any of the personal property of such Credit Party, all financial books and records and other books and records relating, in any manner, to the business of such Credit

Party, all proposals and cost estimates and rights to performance, all instruments and promissory notes, documents and chattel paper, and all debts, obligations and liabilities in whatever form owing to such Credit Party from any person, firm or corporation or any other legal entity, whether now existing or hereafter arising, now or hereafter received by or belonging or owing to such Credit Party; and all guaranties and security therefor, and all letters of credit and other supporting obligations in respect of such debts, obligations and liabilities.

Any of the foregoing terms which are defined in the Uniform Commercial Code shall have the meaning provided in the Uniform Commercial Code, as amended and in effect from time to time, as supplemented and expanded by the foregoing.

      4.2 SPECIAL WARRANTIES AND COVENANTS OF THE BORROWER. Each Credit Party hereby warrants and covenants to the Lender that:

            (a) Such Credit Party has delivered to the Lender a Perfection Certificate in substantially the form of EXHIBIT C hereto. All information set forth in such Perfection Certificate is true and correct in all material respects and the facts contained in such Perfection Certificate are accurate in all material respects as of the date of this Agreement. Each Credit Party agrees to supplement its Perfection Certificate promptly after obtaining information which would require a correction or addition to such Perfection Certificate.

            (b) No Credit Party will change its jurisdiction of organization, principal or any other place of business, or the location of any Collateral from the locations set forth in the Perfection Certificate delivered by such Credit Party, or make any change in its name or conduct its business operations under any fictitious business name or trade name, without, in any such case, at least thirty (30) days' prior written notice to the Lender; provided that the inventory of such Credit Party may be in the possession of manufacturers or processors in any jurisdiction in which all necessary UCC financing statements have been filed by the Lender and with respect to which the Lender has received waiver letters from all landlords, warehousemen and processors in form and substance acceptable to Lender.

            (c) Except for Collateral that is obsolete or no longer used in their business, the Credit Parties will keep the Collateral in good order and repair (normal wear excepted) and adequately insured at all times in accordance with the provisions of Section 7.5. The Credit Parties will pay promptly when due all taxes and assessments on the Collateral or for its use or operation, except for taxes and assessments permitted to be contested as provided in
Section 7.4. Following the occurrence and during the continuance of an Event of Default, the Lender may at its option discharge any taxes or Liens to which any Collateral is at any time subject (other than Permitted Liens), and may, upon the failure of the Credit Parties to do so in accordance with this Agreement, purchase insurance on any Collateral and pay for the repair, maintenance or preservation thereof, and each Credit Party agrees to reimburse the Lender on demand for any payments or expenses incurred by the Lender pursuant to the foregoing authorization and any unreimbursed amounts shall constitute Obligations for all purposes hereof.

            (d) The Lender may from time to time request and each Credit Party shall deliver copies of all customer lists and vendor lists.

            (e) To the extent, if any, that such Credit Party's signature is required therefor, such Credit Party will promptly execute and deliver to the Lender such financing statements and amendments thereto, certificates and other documents or instruments as may be necessary to enable the Lender to perfect or from time to time renew the security interest granted hereby, including, without limitation, such financing statements and amendments thereto, certificates and other documents as may be necessary to perfect a security interest in any additional Collateral hereafter acquired by such Credit Party or in any replacements or proceeds thereof. Each Credit Party authorizes and appoints the Lender, in case of need, to execute such financing statements, certificates and other documents pertaining to the Lender's security interest in the Collateral in its stead if such Credit Party's signature is required therefor and such Credit Party fails to so execute such documents, with full power of substitution, as such Debtor's attorney in fact.

            (f) Each Credit Party hereby irrevocably authorizes the Lender, at any time and from time to time, to file in any jurisdiction financing statements and amendments thereto that (i) indicate the Collateral (x) as all assets of such Credit Party or words of similar effect, regardless of whether any particular asset falls within the scope of Article 9 of the Uniform Commercial Code of the Commonwealth of Massachusetts or such jurisdiction or (y) as being of an equal or lesser scope or with greater detail and (ii) which contain any other information required by Article 9 of the Uniform Commercial Code (including Part 5 thereof) for the sufficiency or filing office acceptance of any financing statement or amendment, including whether (A) such Credit Party is an organization, the type of organization and any organization identification number issued to such Credit Party and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of the real property to which the Collateral relates. Each Credit Party agrees to furnish any such information to the Lender promptly upon request. Each Credit Party also ratifies its authorization for the Lender to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

            (g) Each Credit Party agrees that it will join with the Lender in executing and, at its own expense, will file and refile, or permit the Lender to file and refile such other documents (including, without limitation, this Agreement and licenses to use software and other property protected by copyright), in such offices (including, without limitation, the PTO, the United States Copyright Office, and appropriate state patent, trademark and copyright offices), as the Lender may reasonably deem necessary or appropriate, wherever required or permitted by law in order to perfect and preserve the rights and interests granted to the Lender in Patents, Trademarks and Copyrights hereunder. Each Credit Party will give the Lender notice of each office at which records of such Credit Party pertaining to all intangible items of Collateral are kept. Except as may be provided in such notice, the records concerning all intangible Collateral are and will be kept at the address shown in the Perfection Certificate for such Credit Party as the principal place of business of such Credit Party.

            (h) The Credit Parties are the sole and exclusive owners of the websites and domain names listed on SCHEDULE 4.2 of the Disclosure Schedules and have registered such domain names with the applicable authority for registration of the same which provides for the exclusive use by the Credit Parties of such domain names. The websites do not contain any material, the publication of which may result in (a) the violation of rights of any person or (b) a right of any person against the publisher or distributor of such material.

            (i) The Credit Parties shall, annually by the end of the first calendar quarter following the previous calendar year, provide written notice to the Lender of all applications for registration of Patents, Trademarks or Copyrights, to the extent such applications exist, made during the preceding calendar year. The Credit Parties shall file and prosecute diligently all applications for registration of Patents, Trademarks or Copyrights now or hereafter pending that would be necessary to the business of the Credit Parties to which any such applications pertain, and to do all acts, in any such instance, necessary to preserve and maintain all rights in such registered Patents, Trademarks or Copyrights unless such Patents, Trademarks or Copyrights are not material to the business of the Credit Parties, as reasonably determined by the Credit Parties consistent with prudent and commercially reasonable business practices. Any and all costs and expenses incurred in connection with any such actions shall be borne by the Credit Parties. Except in accordance with prudent and commercially reasonable business practices, no Credit Party shall abandon any right to file a Patent, Trademark or Copyright application or any pending Patent, Trademark or

 Copyright application or any registered Patent, Trademark or Copyright, in each case material to its business, without the consent of the Lender.

            (j) The domain name servers used in connection with the domain names of the Credit Parties and all other relevant information pertaining to such domain names, and the administrative contacts used in connection with the registration of such domain names are identified on SCHEDULE 4.2 of the Disclosure Schedules. The Credit Parties will not change such domain name servers without 10 days' prior notice to the Lender. The Credit Parties will not cause a change in the identity of any domain name administrative contact without 10 days' prior notice to the Lender.

            (k) If any Credit Party is, now or at any time hereafter, a beneficiary under a letter of credit, such Credit Party will promptly notify the Lender thereof and, at the request and option of the Lender, such Credit Party shall use its best efforts to either (i) arrange for the issuer and any confirmer or other nominated person of such letter of credit to consent to an assignment (in form and substance satisfactory to the Lender) to the Lender of the proceeds of the letter of credit or (ii) arrange for the Lender to become the transferee beneficiary (pursuant to an agreement in form and substance satisfactory to the Lender) of the letter of credit, with the Lender agreeing, in each case, that the proceeds of the letter of credit are to be applied by the Lender against the Obligations as provided in this Agreement.

            (l) To the extent any Credit Party shall, now or at any time hereafter, hold or acquire any promissory note or other instrument or tangible chattel paper in an amount greater than $150,000, such Credit Party will promptly notify the Lender thereof and, at the request and option of the Lender, such Credit Party will deliver such promissory note or other instrument or tangible chattel paper to the Lender to be held as Collateral hereunder, together with an endorsement thereof reasonably satisfactory in form and substance to the Lender.

            (m) If, now or at any time hereafter, any Credit Party shall obtain or hold any investment property or electronic chattel paper in an amount greater than $150,000, such Credit Party will promptly notify the Lender thereof and, at the request and option of the Lender, such Credit Party will take or cause to be taken such steps as the Lender may reasonably request for the Lender to obtain "control" (as provided in Sections 9-105 and 9-106 of the Uniform Commercial Code of the Commonwealth of Massachusetts, as amended and in effect from time to time) of such Collateral.

            (n) No Credit Party holds any commercial tort claims, as defined in
Article 9 of the Uniform Commercial Code, except as indicated in the Perfection Certificate attached hereto as EXHIBIT C. If any Credit Party shall at any time acquire a commercial tort claim, such Credit Party shall immediately notify the Lender in a signed writing of the brief details thereof and grant to the Lender in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Lender.

            (o) If the Borrower has accounts receivable in respect of which the account debtor is located in Minnesota, the Borrower represents and warrants that the Borrower has filed and shall file all legally-required Notice of Business Activities Reports and comparable reports with the appropriate government authorities.

      4.3 COLLECTION OF PROCEEDS OF ACCOUNTS RECEIVABLE. The Lender (and all Persons designated by the Lender for such purpose) may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any account debtor and whether before or after the maturity of any of the Obligations, (i) enforce collection of any accounts receivable or contract rights of the Credit Parties by suit or otherwise; (ii) exercise all of the rights and remedies of the Credit Parties with respect to proceedings brought to collect any accounts receivable; (iii) surrender, release or exchange all or any part of any accounts receivable of the Credit Parties, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any account receivable of the Credit Parties upon such terms, for such amount and at such time or times as the Lender deems advisable; (v) prepare, file and sign the names of the Credit Parties on any proof of claim in bankruptcy or other similar document against any account debtor indebted on an account receivable of the Credit Parties; and (vi) do all other acts and things which are necessary, in the Lender's sole discretion, to fulfill the Obligations of the Credit Parties under this Agreement and to allow the Lender to collect the accounts receivable. In addition to any other provision hereof or in any of the other Loan Documents, the Lender may at any time on or after the occurrence of an Event of Default, at the sole expense of the Credit Parties, notify any parties obligated on any of the accounts receivable of the Credit Parties to make payment directly to the Lender of any amounts due or to become due thereunder.

      4.4 FIXTURES, ETC. It is the intention of the parties hereto that (except for Collateral located on any Mortgaged Property) none of the Collateral shall become fixtures and each Credit Party will take all such reasonable action or actions as may be necessary to prevent any of the Collateral from becoming fixtures. Without limiting the generality of the foregoing, each Credit Party will, if requested by the Lender, use commercially reasonable efforts to obtain waivers of Liens, in form satisfactory to the Lender, from each lessor of real property on which any of the Collateral is or is to be located to the extent requested by the Lender.

      4.5 RIGHT OF LENDER TO DISPOSE OF COLLATERAL, ETC. Upon the occurrence and during the continuance of any Event of Default, but subject to the provisions of the Uniform Commercial Code or other applicable law, in addition to all other rights under applicable law and under the Loan Documents, the Lender shall have the right to take possession of the Collateral and, in addition thereto, the right to enter upon any premises on which the Collateral or any part thereof may be situated and remove the same therefrom. The Lender may require the Credit Parties to make the Collateral (to the extent the same is moveable) available to the Lender at a place to be designated by the Lender or transfer any information related to the Collateral to the Lender by electronic medium. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender will give the Credit Parties at least seven (7) days' prior written notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition.

      4.6 RIGHT OF LENDER TO USE AND OPERATE COLLATERAL, ETC. Upon the occurrence and during the continuance of any Event of Default, subject to the provisions of the Uniform Commercial Code or other applicable law, the Lender shall have the right and power (a) to take possession of all or any part of the Collateral, and to exclude the Credit Parties and all persons claiming under the Credit Parties wholly or partly therefrom, and thereafter to hold, store, and/or use, operate, manage and control the same, and (b) to grant a license to use, or cause to be granted a license to use, any or all of the Patents, Trademarks and Copyrights (in the case of Trademarks, along with the goodwill associated therewith), but subject to the terms of any licenses. Upon any such taking of possession, the Lender may, from time to time, at the expense of the Credit Parties, make all such repairs, replacements, alterations, additions and improvements to and of the Collateral as the Lender may deem proper. In any such case the Lender shall have the right to manage and control the Collateral and to carry on the business and to exercise all rights and powers of the Credit Parties in respect thereto as the Lender shall deem best, including the right to enter into any and all such agreements with respect to the operation of the Collateral or any part thereof as the Lender may see fit; and the Lender shall be entitled to collect and receive all rents, issues, profits, fees, revenues and other income of the same and every part thereof. Such rents, issues, profits, fees, revenues and other income shall be applied to pay the expenses of holding and operating the Collateral and of conducting the business thereof, and of all maintenance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Lender may be required or may elect to make, if any, for taxes, assessments, insurance and other charges upon the Collateral or any part thereof, and all other payments which the Lender may be required or authorized to make under any provision of this Agreement (including legal costs and reasonable attorneys' fees). The Lender shall apply the remainder of such rents, issues, profits, fees, revenues and other income as provided in Section 4.7.

      4.7 PROCEEDS OF COLLATERAL. After deducting all reasonable costs and expenses of collection, storage, custody, sale or other disposition and delivery (including reasonable legal costs and attorneys' fees) and all other charges against the Collateral, the Lender shall apply the residue of the proceeds of any such sale or disposition to the Obligations in accordance with the terms hereof and any surplus shall be returned to the Credit Parties or to any Person or party lawfully entitled thereto. In the event the proceeds of any sale, lease or other disposition of the Collateral are insufficient to pay all of the Obligations in full, the Credit Parties will be liable for the deficiency, together with interest thereon at the Post-Default Rate, and the cost and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, reasonable attorneys' fees, expenses and disbursements.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

      Each Credit Party represents and warrants to the Lender, that:

      5.1 ORGANIZATION; POWERS. Each Credit Party has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of organization. Each Credit Party has all requisite power and authority to carry on its business as now conducted and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to have such power or authority or to be so qualified or in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      5.2 AUTHORIZATION; ENFORCEABILITY. The borrowing of the Loans, the guaranty of the Obligations, and the grant of security interests pursuant to the Loan Documents, as applicable, are within the power and authority of the Credit Parties and have been duly authorized by all necessary action on the part of the Credit Parties. This Agreement and the other Loan Documents have been duly authorized, executed and delivered by the Credit Parties and constitute legal, valid and binding obligations of the Credit Parties, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      5.3 GOVERNMENTAL APPROVALS; NO CONFLICTS. The borrowing of the Loans and the grant of the security interests pursuant to the Loan Documents (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority which has not been obtained, except as disclosed on SCHEDULE 5.3 of the Disclosure Schedules, (b) will not violate any applicable law, policy or regulation or the organizational documents of the Credit Parties or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Credit Parties, or any assets of the Credit Parties, or give rise to a right thereunder to require any payment to be made by the Credit Parties, where such violation or default or right to payment would have a Material Adverse Effect, and (d) except for the Liens created by the Loan Documents, will not result in the creation or imposition of any Lien on any asset of the Credit Parties.

      5.4 FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.

            (a) The Credit Parties have heretofore delivered to the Lender the following financial statements:

            (i) the consolidated balance sheets and statements of operations, shareholders' equity and cash flows of the Borrower and all Subsidiaries, as of and for the fiscal years ended December 31, 1999, and December 31, 2000, and December 31, 2001, audited and accompanied by an opinion of the Borrower's independent public accountants;

            (ii) the unaudited consolidated balance sheet and statements of operations, shareholder's equity and cash flows of the Borrower and all Subsidiaries, as of and for the fiscal year-to-date period ended September 30, 2002, accompanied by a certificate of a Designated Financial Officer which certifies that such financial statements fairly present the financial condition of the Borrower and all Subsidiaries as at such date and the results of the operations of the Borrower and all Subsidiaries for the period ended on such date and that all such financial statements, including the related schedules and notes thereto have been prepared in all material respects in accordance with GAAP applied consistently throughout the periods involved, except as disclosed on SCHEDULE 5.4 of the Disclosure Schedules; and

            (iii) the projected booking, sales and net income for the Borrower and all Subsidiaries for fiscal year 2003.

Except as disclosed on SCHEDULE 5.4 of the Disclosure Schedules, such financial statements (except for the projections) present fairly, in all material respects, the respective consolidated financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such respective dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of such unaudited or PRO FORMA statements. The projections were prepared by the Borrower in good faith and were based on assumptions that were reasonable when made.

            (b) Except as disclosed on SCHEDULE 5.4 of the Disclosure Schedules, since June 30, 2002, there has been no material adverse change in the business, assets, operations or condition, financial or otherwise, of the Credit Parties from that set forth in the June 30, 2002 financial statements referred to in clause (ii) of paragraph (a) above.

            (c) None of the Credit Parties has, on the date hereof, any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments in each case that are material, except as referred to or reflected or provided for in the balance sheet for the fiscal year-to-date period ended September 30, 2002, referred to above, as provided for in SCHEDULE 5.4 of the Disclosure Schedules, or as otherwise permitted pursuant to this Agreement, or as referred to or reflected or provided for in the financial statements described in this
Section 5.4.

      5.5 PROPERTIES.

            (a) Each Credit Party has good and marketable title to, or valid, subsisting and enforceable leasehold interests in, all its Property material to its business. All machinery and equipment of the Credit Parties is in good operating condition and repair, and all necessary replacements of and repairs thereto have be made so as to preserve and maintain the value and operating efficiency of such machinery and equipment.

            (b) Set forth on SCHEDULES 5.5A of the Disclosure Schedules is a complete list of all Patents. Set forth on SCHEDULE 5.5B of the Disclosure Schedules is a complete list of all Trademarks. Set forth on SCHEDULE 5.5C is a complete list of all Copyrights. Set forth on SCHEDULE 5.5D is a complete list of all exclusive and non-exclusive licenses of Patents to the Credit Parties from third parties, or rights to use patents owned by such third parties, where the grant of a security interest would cause a breach or termination thereof. Each Credit Party owns, or is licensed to use, all Patents, Trademarks and Copyrights and other intellectual property material to its business ("PROPRIETARY RIGHTS"), and, to the knowledge of the Credit Parties, the use thereof by the Credit Parties does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

            (c) SCHEDULES 5.5A, 5.5B AND 5.5C of the Disclosure Schedules clearly identify all Patents, Trademarks and Copyrights, respectively, that have been duly registered in, filed in or issued by the PTO or the United States Register of Copyrights (collectively, the "REGISTERED PROPRIETARY RIGHTS"). The Registered Proprietary Rights have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States, as applicable. The Credit Parties have taken commercially reasonable steps to protect their Registered Proprietary Rights and to maintain the confidentiality of all Proprietary Rights that are not generally in the public domain.

            (d) As of the date hereof, SCHEDULE 5.5E of the Disclosure Schedules contains a true, accurate and complete list of (i) all Real Property Assets, whether owned or leased, and (ii) all leases, subleases or assignments of leases (together with all amendments, modifications, supplements, renewals or extensions of any thereof) affecting each Leasehold Property, regardless of whether such Credit Party is the landlord or tenant (whether directly or as an assignee or successor in interest) under such lease, sublease or assignment. Except as specified in SCHEDULE 5.5E of the Disclosure Schedules, each agreement listed in clause (ii) of the immediately preceding sentence is in full force and effect and none of the Credit Parties has knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legal, valid and binding obligation of each applicable Credit Party, enforceable against such Credit Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles.

      5.6 LITIGATION AND ENVIRONMENTAL MATTERS.

            (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Credit Parties, threatened against or affecting any Credit Party as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters set forth in part (a) of SCHEDULE 5.6 of the Disclosure Schedules).

            (b) Except for the Disclosed Matters set forth in SCHEDULE 5.6 of the Disclosure Schedules and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Credit Parties (i) have not failed to comply in all materially respects with any Environmental Law (ii) have not received notice of any claim with respect to any Environmental Liability or any inquiry, allegation, notice or other communication from any Governmental Authority which is currently outstanding or pending concerning its compliance with any Environmental Law or (iii) do not know of any basis for any Environmental Liability.

            (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

      5.7 COMPLIANCE WITH LAWS AND AGREEMENTS. Except as set forth on SCHEDULE
5.7 of the Disclosure Schedules, each Credit Party is in compliance with all laws, regulations, policies and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

      5.8 INVESTMENT AND HOLDING COMPANY STATUS. None of the Credit Parties is
(a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (c) a "bank holding company" as defined in, or subject to regulation under, the Bank Holding Company Act of 1956, as amended.

      5.9 TAXES. Except as set forth on SCHEDULE 5.9 of the Disclosure Schedules, each Credit Party has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Credit Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, which reserves shall be acceptable to Lender, or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

      5.10 ERISA. Except as set forth on SCHEDULE 5.10 of the Disclosure Schedules, no Credit Party has any Pension Plans. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. No Credit Party has any present intention to terminate any Pension Plan with respect to which any Credit Party would incur a cost of more than $100,000 to terminate such Plan, including amounts required to be contributed to fund such Plan on Plan termination and all costs and expenses associated therewith, including without limitation attorneys' and actuaries' fees and expenses in connection with such termination and a reasonable estimate of expenses and settlement or judgment costs and attorneys' fees and expenses in connection with litigation related to such termination.

      5.11 DISCLOSURE. As of the Effective Time, the Credit Parties have disclosed to the Lender all material agreements, instruments and corporate or other restrictions to which any Credit Party is subject after the Effective Time, and all other matters known to the Credit Parties, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The capital structure of the Credit Parties is as set forth on SCHEDULE
5.12 of the Disclosure Schedules. The information, reports, financial statements, exhibits and schedules furnished at or prior to the Effective Time in writing by or on behalf of the Credit Parties to the Lender in connection with the negotiation, preparation or delivery of this Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, at the Effective Time, when taken as a whole do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not materially misleading. All written information furnished after the Effective Time by the Credit Parties to the Lender in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of pro-forma information and projections) prepared in good faith based on reasonable assumptions, on the date as of which such information is stated or certified. There is no fact known to the Credit Parties that could reasonably be expected to have a

Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender for use in connection with the transactions contemplated hereby or thereby.

      5.12 CAPITALIZATION. As of the date set forth in SCHEDULE 5.12, the capital structure of the Credit Parties are correctly described on SCHEDULE 5.12 of the Disclosure Schedules. As of the date set forth in SCHEDULE 5.12, the authorized, issued and outstanding capital stock of the Credit Parties consists of the capital stock described on SCHEDULE 5.12 of the Disclosure Schedules, all of which is duly and validly issued and outstanding, fully paid and nonassessable. Except as set forth on SCHEDULE 5.12 of the Disclosure Schedules, as of the date hereof, (x) there are no outstanding Equity Rights with respect to any Credit Party and, (y) there are no outstanding obligations of any Credit Party to repurchase, redeem, or otherwise acquire any shares of capital stock of or other interest in any Credit Party, nor are there any outstanding obligations of any Credit Party to make payments to any Person, such as "phantom stock" payments, where the amount thereof is calculated with reference to the fair market value or equity value of any Credit Party.

      5.13 SUBSIDIARIES.

            (a) Set forth on SCHEDULE 5.13 of the Disclosure Schedules is a complete and correct list of all Subsidiaries of the Credit Parties as of the date hereof, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary, and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in SCHEDULE 5.13 of the Disclosure Schedules, (x) each Credit Party owns, free and clear of Liens (other than Liens permitted hereunder), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in SCHEDULE 5.13 of the Disclosure Schedules, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

            (b) Except as set forth on SCHEDULE 8.8 of the Disclosure Schedules, as of the date of this Agreement none of the Credit Parties is subject to any indenture, agreement, instrument or other arrangement containing any provision of the type described in Section 8.8 ("RESTRICTIVE AGREEMENTS"), other than any such provision the effect of which has been unconditionally, irrevocably and permanently waived.

      5.14 MATERIAL INDEBTEDNESS, LIENS AND AGREEMENTS.

            (a) SCHEDULE 5.14 of the Disclosure Schedules contains a complete and correct list, as of the date of this Agreement, of all Material Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, any Credit Party the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $250,000 and the aggregate principal or face amount outstanding or that may become outstanding with respect thereto is correctly described on SCHEDULE 5.14 of the Disclosure Schedules.

            (b) SCHEDULE 5.14 of the Disclosure Schedules is a complete and correct list, as of the date of this Agreement, of each Lien (other than the Liens in favor of the Lender) securing Indebtedness of any Person and covering any property of the Credit Parties, and the aggregate Indebtedness secured (or which may be secured) by each such Lien and the Property covered by each such Lien is correctly described in the appropriate part of SCHEDULE 5.14 of the Disclosure Schedules.

            (c) SCHEDULE 5.14 of the Disclosure Schedules is a complete and correct list, as of the date of this Agreement, of each contract and arrangement to which any Credit Party is a party for which breach, nonperformance, cancellation or failure to renew would have a Material Adverse Effect other than purchase orders made in the ordinary course of business and subject to customary terms.

            (d) To the extent requested by Lender, true and complete copies of each agreement listed on the appropriate part of SCHEDULE 5.14 of the Disclosure Schedules have been delivered to the Lender, together with all amendments, waivers and other modifications thereto. All such agreements are valid, subsisting, in full force and effect, are currently binding and will continue to be binding upon each Credit Party that is a party thereto and, to the best knowledge of the Credit Parties, binding upon the other parties thereto in accordance with their terms. The Credit Parties are not in default under any such agreements, which default could have a Material Adverse Effect.

      5.15 FEDERAL RESERVE REGULATIONS. No Credit Party is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying margin stock (as defined in Regulation U of the Board). The making of the Loans hereunder, the use of the proceeds thereof as contemplated hereby, and the security arrangements contemplated by the Loan Documents, will not violate or be inconsistent with any of the provisions of Regulations T, U, or X of the Board of Governors of the Federal Reserve System.

      5.16 SOLVENCY. As of the Effective Time and after giving effect to the initial Loans hereunder and the other transactions contemplated hereby:

            (a) the aggregate value of all properties of the Credit Parties at their present fair saleable value on a going concern basis (I.E., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for such properties within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions), exceed the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of the Credit Parties;

            (b) the Credit Parties will not, on a consolidated basis, have an unreasonably small capital with which to conduct their business operations as heretofore conducted; and

            (c) the Credit Parties will have, on a consolidated basis, sufficient cash flow to enable the Credit Parties to pay their debts as they mature.

      5.17 FORCE MAJEURE. Since June 30, 2002, the business, properties and other assets of the Credit Parties have not been materially and adversely affected in any way as the result of any fire or other casualty, strike, lockout or other labor trouble, embargo, sabotage, confiscation, contamination, riot, civil disturbance, activity of armed forces or act of God.

      5.18 ACCOUNTS RECEIVABLE. The Lender may rely, in determining which accounts receivable are Eligible Accounts, on all statements and representations made by the Borrower with respect to such accounts receivable. Unless otherwise indicated to the Lender in writing:

            (a) Each account receivable is genuine and in all respects what it purports to be, and it is not evidenced by a judgment;

            (b) Each account receivable arises out of a completed, bona fide sale and delivery of goods or rendition of services by the Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between the Borrower and the account debtor, and, in the case of goods, title to the goods has passed from the Borrower to the account debtor;

            (c) Each account receivable is for a liquidated amount maturing as stated in the duplicate invoice covering such sale or rendition of services, a copy of which has been furnished or is available to the Lender;

            (d) Each account receivable, and the Lender's security interest therein, is not, and will not (by voluntary act or omission of the Credit Parties) be in the future, subject to any offset, Lien, deduction, defense, dispute, counterclaim or any other adverse condition except for disputes resulting in returned goods where the amount in controversy is deemed by the Lender to be immaterial, and each such account receivable is absolutely owing to the Borrower and is not contingent in any respect or for any reason;

            (e) The Borrower has not made any agreement with any account debtor for any extension, compromise, settlement or modification of any account receivable or any deduction therefrom, except discounts or allowances which are granted by the Borrower in the ordinary course of its businesses for prompt payment and which are reflected in the calculation of the net amount of each respective invoice related thereto and are reflected in the Borrowing Base Certificates furnished to the Lender hereunder;

            (f) To the best knowledge of the Borrower, the account debtor under each account receivable had the capacity to contract at the time any contract or other document giving rise to an account receivable was executed and such account debtor is not insolvent; and

            (g) To the best knowledge of the Borrower, there are no proceedings or actions which are threatened or pending against any account debtor which might result in any material adverse change in such account debtor's financial condition or the collectability of any account receivable.

      5.19 LABOR AND EMPLOYMENT MATTERS.

            (a) Except as set forth on SCHEDULE 5.19 of the Disclosure Schedules as of the Effective Time, and thereafter with respect to which such would have a Material Adverse Effect, (A) no employee of any Credit Party is represented by a labor union, no labor union has been certified or recognized as a representative of any such employee, and no Credit Party has any obligation under any collective bargaining agreement or other agreement with any labor union or any obligation to recognize or deal with any labor union, and there are no such contracts or other agreements pertaining to or which determine the terms or conditions of employment of any employee of any Credit Party; (B) to the knowledge of the Credit Parties, there are no pending or threatened representation campaigns, elections or proceedings; (C) the Credit Parties do not have knowledge of any strikes, slowdowns or work stoppages of any kind, or threats thereof, and no such activities occurred during the 24-month period preceding the date hereof; (D) no Credit Party has engaged in, admitted committing or been held to have committed any unfair labor practice; and (E) there are no controversies or grievances between any Credit Party and any of its employees or representatives.

            (b) Except as set forth on SCHEDULE 5.19 of the Disclosure Schedules, and except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Credit Party has at all times complied in all material respects, and is in material compliance with, all applicable laws, rules and regulations respecting employment, wages, hours, compensation, benefits, and payment and withholding of taxes in connection with employment.

            (c) Except as set forth on SCHEDULE 5.19 of the Disclosure Schedules, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Credit Party has at all times complied with, and is in compliance with, all applicable laws, rules and regulations respecting occupational health and safety, whether now existing or subsequently amended or enacted, including, without limitation, the Occupational Safety & Health Act of 1970, 29 U.S.C. Section 651 et seq. and the state analogies thereto, all as amended or superseded from time to time, and any common law doctrine relating to worker health and safety.

      5.20 BANK ACCOUNTS. SCHEDULE 5.20 of the Disclosure Schedules lists all banks and other financial institutions at which any Credit Party maintains deposits and/or other accounts as of the Closing Date, and such Schedule correctly identifies the name and address of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

                                   ARTICLE 6

                                   CONDITIONS

      6.1 EFFECTIVE TIME. The obligations of the Lender to make Revolving Loans and a Term Loan and to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

            (a) COUNTERPARTS OF AGREEMENT. The Lender shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Lender (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

            (b) NOTES. The Lender shall have received a duly completed and executed Revolving Credit Note and a duly completed and executed Term Note.

            (c) ORGANIZATIONAL STRUCTURE. The capitalization of the Credit Parties and the ownership of the Guarantor, shall be as set forth on SCHEDULES
5.12 and 5.13 of the Disclosure Schedules.

            (d) EXISTENCE AND GOOD STANDING. The Lender shall have received such documents and certificates as the Lender or Special Counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization of the transactions contemplated hereby and any other legal matters relating to the Credit Parties, this Agreement or the other Loan Documents, all in form and substance reasonably satisfactory to the Lender and Special Counsel. Such documents and certificates shall include, without limitation, (i) a certificate of the Secretary of each Credit Party, as to such Credit Party's articles of incorporation, by-laws, authorizing resolutions and incumbency and signatures of officers authorized to execute the Loan Documents on behalf of such Credit Party, (ii) a certificate of legal existence and good standing in respect of each Credit Party issued by the Secretary of State (or equivalent office) of the jurisdiction of organization of such Credit Party, and
(iii) certificates issued by the Secretary of State (or equivalent office) of each jurisdiction in which any Credit Party is authorized to transact business, as to such Credit Party's qualification as a foreign corporation in such States.

            (e) SECURITY INTERESTS IN PERSONAL AND MIXED PROPERTY. The Lender shall have received evidence satisfactory to it that the Credit Parties shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments and made or caused to be made all such filings and recordings (other than filings or recordings to be made by the Lender on or after the Closing
Date) that may be necessary or, in the opinion of the Lender, desirable in order to create in favor of the Lender, valid and (upon such filing and recording) perfected First Priority security interests in the entire personal and mixed property Collateral. Such actions shall include, without limitation, the following:

            (i) STOCK PLEDGE AGREEMENT. Receipt by the Lender of the Stock Pledge Agreement, duly executed by the parties thereto, together with accurate and complete schedules thereto;

            (ii) STOCK CERTIFICATES AND INSTRUMENTS. Receipt by the Lender of certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to the Lender) representing all capital stock pledged pursuant to the Stock Pledge Agreement;

            (iii) LIEN SEARCHES AND UCC TERMINATION STATEMENTS. Receipt by the Lender of (A) the results of recent searches, by Persons reasonably satisfactory to the Lender, of all effective UCC financing statements and fixture filings which may have been made with respect to any personal or mixed property of any Credit Party, together with copies of all such filings disclosed by such search, and (B) UCC termination statements duly delivered by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings disclosed in such search (other than any such financing statements or fixture filings in respect of Liens permitted to remain outstanding pursuant to the terms of this Agreement);

            (iv) UCC FINANCING STATEMENTS AND FIXTURE FILINGS. Receipt by the Lender of UCC financing statements and, where appropriate, fixture filings, in respect of each Credit Party with respect to all personal and mixed property Collateral of such Credit Party, for filing in all jurisdictions as may be necessary or, in the opinion of the Lender, desirable to perfect the security interests created in such Collateral pursuant to this Agreement; and

            (v) PERFECTION CERTIFICATE. Receipt by the Lender of perfection certificates duly executed by each Credit Party and in form and substance reasonably satisfactory to the Lender.

            (f) MORTGAGE; ETC. The Lender shall have received from the Borrower fully executed and notarized Mortgages, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering each parcel of Material Owned Property existing as of the Closing Date that is designated as a "Mortgaged Property" on SCHEDULE 1.1B of the Disclosure Schedules (each such parcel, a "MORTGAGED PROPERTY"), together with mortgagee title insurance policies or commitments therefor, and copies of all surveys, deeds, title exception documents, flood hazard certificates and other documents as the Lender may reasonably require, including, without limitation:

            (i) SURVEY. With respect to each Mortgaged Property, copies of all existing surveys, surveyors certificates and such additional surveys or surveyor certificates as the Lender may reasonably require;

            (ii) MATTERS RELATING TO FLOOD HAZARD PROPERTIES. (A) Evidence reasonably acceptable to the Lender as to whether any Mortgaged Property is a "Flood Hazard Property" and (B) if any Mortgage Property is a Flood Hazard Property, evidence that the Borrower has obtained flood insurance for such property in amounts approved by the Lender, or evidence acceptable to the Lender that such insurance is not available;

            (iii) HAZARDOUS MATERIALS INDEMNITY. A Hazardous Materials Indemnity Agreement from the Credit Parties, in the form of Exhibit F annexed hereto;

            (iv) TITLE INSURANCE. (A) ALTA mortgagee title insurance policies or unconditional commitments therefor (the "Mortgage Policies") issued by title companies acceptable to the Lender with respect to the Mortgaged Properties in amounts not less than the amount acceptable to the Lender, insuring fee simple title to each Mortgaged Property and assuring the Lender that the Mortgage in respect of each Mortgaged Property creates a valid and enforceable first priority mortgage lien on such Mortgaged Property, subject only to any standard exceptions as may be reasonably acceptable to the Lender, which Mortgage Policies (I) shall include all endorsements for matters reasonably requested by the Lender and (II) shall provide for affirmative insurance and such reinsurance as the Lender may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Lender; and (B) evidence satisfactory to the Lender that the Borrower has (I) delivered to each title company all certificates and affidavits required by such title company in connection with the issuance of the Mortgage Policies and (II) paid to the title companies or to the appropriate governmental authorities all expenses and premiums of the title companies in connection with the issuance of the Mortgage Policies and all recording and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Mortgages on the Mortgaged Properties in the appropriate real estate records;

            (v) COPIES OF DOCUMENTS RELATING TO TITLE EXCEPTIONS. Copies of all recorded documents listed as exceptions to title or otherwise referred to in the Mortgage Policies;

            (vi) COPIES OF DEEDS. Copies of all deeds in respect of each Mortgaged Property; and

            (vii) ENVIRONMENTAL REPORTS. Reports and other information, in form, scope and substance satisfactory to the Lender, regarding environmental matters relating to each Mortgaged Property as the Lender shall require, which reports shall include Phase I environmental assessments in respect of the Beverly Property and the Chandler Property, which conform to the ASTM Standard Practice for Environmental Site Assessments, and a records review in respect of the Fort Walton Beach Property.

Without limitation of any of the Lender's rights under any Loan Document, the Mortgages in respect of the Mortgaged Properties shall secure all of the Obligations.

            (g) LEASES; LANDLORD'S WAIVERS AND CONSENTS; WAREHOUSEMEN'S LETTERS. The Lender shall have received in the case of each Material Leasehold Property existing as of the Closing Date, copies of the lease, and all amendments thereto, between the Credit Party and the landlord or tenant party thereto, together with a Landlord's Waiver and Consent with respect thereto and where required by the terms of any lease, the consent of the mortgagee, ground lessor or other party. The Lender shall have received warehousemen's letters in the case of each warehouse where Collateral is located.

            (h) ASSIGNMENT OF INDEMNITY. The Lender shall have received from the Borrower an assignment (in form satisfactory to the Lender) of that certain indemnity agreement executed in favor of the Borrower by Varian Associates, Inc., and Communications & Power Industries, Inc., in respect of the Beverly Property.

            (i) APPRAISALS. The Lender shall have received from the Borrower appraisals of the Beverly Property and the Chandler Property, conducted by an independent real estate appraiser satisfactory to the Bank.

            (j) MINIMUM LTV. The aggregate amount of the Term Loan shall not exceed 75% of the aggregate appraised value of the Beverly Property and the Chandler Property, as determined by the appraisals delivered by the Borrower to the Lender pursuant to Section 6.1(i).

            (k) WEBSTER IRB. The Lender shall have received evidence acceptable to the Lender that the Borrower has repaid the Webster IRB Indebtedness in full. The Lender shall have received a copy of the account pledge agreement between the Borrower and the Webster LC Bank in respect of the cash collateral account maintained by the Borrower at the Webster LC Bank as security for the Borrower's obligations under the Webster LC.

            (l) EVIDENCE OF INSURANCE. The Lender shall have received certificates from the Credit Parties' insurance brokers that all insurance required to be maintained pursuant to Section 7.5 is in full force and effect and that the Lender has been named as additional insured or loss payee thereunder to the extent required under Section 7.5.

            (m) NECESSARY GOVERNMENTAL PERMITS, LICENSES AND AUTHORIZATIONS AND CONSENTS; ETC. The Credit Parties shall have obtained all other permits, licenses, authorizations and consents from all other Governmental Authorities and all consents of other Persons with respect to Material Indebtedness, Liens and material agreements listed on SCHEDULE 5.14 (and so identified thereon) of the Disclosure Schedules, in each case that are necessary or advisable in connection with the transactions contemplated by the Loan Documents, and each of the foregoing shall be in full force and effect, in each case other than those the failure to obtain or maintain which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No action, request for stay, petition for review or rehearing, reconsideration or appeal with respect to any of the foregoing shall be pending, and the time for any applicable Governmental Authority to take action to set aside its consent on its own motion shall have expired.

            (n) EXISTING DEBT; LIENS. The Lender shall have received evidence that all principal, interest, and other amounts owing in respect of all Existing Debt of the Credit Parties (other than Indebtedness permitted to remain outstanding in accordance with Section 8.1 hereof) will be repaid in full as of the Effective Time, and that with respect to all Indebtedness permitted to remain outstanding in accordance with Section 8.1 hereof, any defaults or events of default existing as of the Closing Date with respect to such Indebtedness will be cured or waived immediately following the funding of the initial Loans. The Lender shall have received evidence that as of the Effective Time, the Property of the Credit Parties is not subject to any Liens (other than Liens permitted to remain outstanding in accordance with Section 8.2 hereof).

            (o) FINANCIAL STATEMENTS; PROJECTIONS. The Lender shall have received the certified financial statements and projections referred to in
Section 5.4 hereof and the same shall not be inconsistent with the information previously provided to the Lender.

            (p) FINANCIAL OFFICER CERTIFICATE. The Lender shall have received a certificate, dated the Closing Date and signed by a Designated Financial Officer, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 6.2 at the Effective Time.

            (q) NO MATERIAL ADVERSE CHANGE. There shall have occurred no material adverse change (in the commercially reasonable opinion of the Lender) in the businesses, operations, properties (including tangible properties), or conditions (financial or otherwise), assets, liabilities or income of the Credit Parties taken as a whole.

            (r) OPINION OF COUNSEL TO CREDIT PARTIES. The Lender shall have received favorable written opinions (addressed to the Lender and dated the Closing Date) of (i) Fish & Richardson, P.C., special counsel to the Credit Parties, substantially in the form of EXHIBIT G annexed hereto and covering such matters relating to the Credit Parties, this Agreement, the other Loan Documents or the transactions contemplated hereby as the Lender shall reasonably request and (ii) local counsel to the Credit Parties in the following jurisdictions:
Arizona, Florida and Massachusetts.

            (s) BORROWING BASE. If the Borrower requests any Revolving Credit Borrowing on the Closing Date, a Designated Financial Officer shall have executed and delivered to the Lender a Borrowing Base Certificate substantially in the form of EXHIBIT B annexed hereto, which Borrowing Base Certificate shall show Excess Availability under the Revolving Credit Commitment of not less than $1 (after giving effect to the payment of all sums and expenses, the issuance of all Letters of Credit and the funding of all Loans to be paid, issued or funded at the Effective Time).

            (t) FEES AND EXPENSES. The Lender shall have received all fees and other amounts due and payable to the Lender and Special Counsel at or prior to the Effective Time, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

            (u) OTHER DOCUMENTS. The Lender shall have received all material contracts, instruments, opinions, certificates, assurances and other documents as the Lender or Special Counsel shall have reasonably requested and the same shall be reasonably satisfactory to each of them.

      6.2 EACH EXTENSION OF CREDIT. The obligation of the Lender to make a Loan on the occasion of any Borrowing, and to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

            (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Credit Party set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing, or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit, both before and after giving effect thereto and to the use of the proceeds thereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be or have been true and correct as of such specific date and provided that, to the extent any change in circumstances expressly permitted by this Agreement causes any representation and warranty set forth herein to no longer be true, such representation and warranty shall be deemed modified to reflect such change in circumstances).

            (b) NO DEFAULTS. At the time of, and immediately after giving effect to, such Borrowing, or (as applicable) the date of issuance, amendment, renewal or extension of such Letter of Credit, no Default shall have occurred and be continuing.

                                    ARTICLE 7

                              AFFIRMATIVE COVENANTS

      Until the Revolving Credit Commitment has expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each Credit Party covenants and agrees with the Lender that:

      7.1 FINANCIAL STATEMENTS AND OTHER INFORMATION. The Credit Parties will furnish to the Lender:

            (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower:

            (i) consolidated statements of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal year and the related consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and

            (ii) an opinion of independent certified public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) stating that the consolidated financial statements referred to in the preceding clause (i) fairly present in all material respects the consolidated financial condition and results of operations of the Borrower and its Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP.

            (b) as soon as available and in any event within 45 days after the end of each fiscal quarter of the Borrower:

            (i) consolidated statements of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and for the period from the beginning of the respective fiscal year to the end of such fiscal quarter, and the related consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, and the corresponding figures for the forecasts most recently delivered to the Lender for such period, and

            (ii) a certificate of a Designated Financial Officer, which certificate shall state that said consolidated financial statements referred to in the preceding clause (i) fairly present in all material respects the consolidated financial condition and results of operations of the Borrower, in each case in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and the omission of footnotes);

            (c) as soon as available and in any event within 20 days after the end of each month:

            (i) consolidated statements of operations, shareholders' equity and cash flows of the Borrower and its Subsidiaries for such month and for the period from the beginning of the respective fiscal year to the end of such month, and the related consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, and the corresponding figures for the forecasts most recently delivered to the Lender for such period, and

            (ii) a certificate of a Designated Financial Officer, which certificate shall state that said consolidated financial statements referred to in the preceding clause (i) fairly present in all material respects the financial condition and results of operations of the Borrower, in each case in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and the omission of footnotes);

            (d) as soon as available and in any event within (i) 45 days after the end of each fiscal quarter (x) a Compliance Certificate duly executed by a Designated Financial Officer with respect to the quarterly financial statements delivered pursuant to subsection 7.1(b) above and (y) a backlog report and a contract status report, each in form and substance acceptable to the Lender, and
(ii) within 90 days after the end of each fiscal year, a Compliance Certificate duly executed by a Designated Financial Officer with respect to the annual financial statements delivered pursuant to subsection 7.1(a) above;

            (e) so long as there is any Revolving Credit Exposure, as soon as available and in any event within 20 days after the end of each month with respect to such month (or more frequently if requested by the Lender), (i) a Borrowing Base Certificate in the form attached hereto as EXHIBIT B, (ii) a summary accounts receivable aging report, and (iii) such other information relating to the Collateral as the Lender shall reasonably request, in each case, accompanied by such supporting detail and documentation as the Lender shall reasonably request;

            (f) in connection with any Borrowing Request submitted to the Lender, if the Borrower shall not have delivered a Borrowing Base Certificate to the Lender in the 31 day period immediately prior to the submission of such Borrowing Request, (i) a Borrowing Base Certificate in the form attached hereto as EXHIBIT B, (ii) a summary accounts receivable aging report, and (iii) such other information relating to the Collateral as the Lender shall reasonably request, in each case, accompanied by such supporting detail and documentation as the Lender shall reasonably request;

            (g) as soon as available and in any event within 30 days after the beginning of the fiscal year of the Borrower and its Subsidiaries, statements of forecasted consolidated income and cash flows for the Borrower and all Subsidiaries for each fiscal month in such fiscal year and a forecasted consolidated balance sheet of the Borrower as of the last day of each fiscal month in such fiscal year, and a comparison of the projected Excess Availability as of the last day of each fiscal month in such fiscal year, together with supporting assumptions which were reasonable when made, all prepared in good faith in reasonable detail and consistent with the Borrower's past practices in preparing projections and otherwise reasonably satisfactory in scope to the Lender;

            (h) promptly upon receipt thereof, copies of all management letters and accountants' letters received by any Credit Party;

            (i) promptly upon receipt thereof by the Borrower from the Florida Department of Environmental Protection (the "Florida DEP"), or upon delivery thereof by the Borrower to the Florida DEP, copies of all certificates, inspection reports and other documentation relating to the Florida DEP's periodic RCRA inspections of the Fort Walton Beach Property; and

            (j) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Credit Parties, their Subsidiaries, or compliance with the terms of this Agreement, as the Lender may reasonably request.

      7.2 NOTICES OF MATERIAL EVENTS. The Credit Parties will furnish to the Lender prompt written notice of the following:

            (a) the occurrence of any Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Party or any Affiliate that could reasonably be expected to result in a Material Adverse Effect;

            (c) the occurrence of any ERISA Event related to the Plan of any Credit Party or knowledge after due inquiry of any ERISA Event related to a Plan of any other ERISA Affiliate that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Credit Parties in an aggregate amount exceeding $50,000;

            (d) the occurrence of any default or event of default under (i) any operating lease with respect to any real or personal property in respect of which the Borrower's obligations exceed $50,000 in any twelve month period, or
(ii) any agreement, indenture, mortgage, or other instrument to which any Credit Party is a party governing Indebtedness in excess of $75,000, which default or event of default has not been cured within 30 days, except for any such default or event of default which is being contested by the Borrower in good faith and for which adequate reserves are maintained on the books of the Borrower in accordance with GAAP (which reserves shall be reasonably acceptable to the Lender). The foregoing shall not be deemed to limit the Credit Parties' obligations under Section 7.2(a) to provide the Lender with notice of the occurrence of any Default under this Agreement; and

            (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section 7.2 shall be accompanied by a statement of a Designated Financial Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

      7.3 EXISTENCE; CONDUCT OF BUSINESS. Each Credit Party shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; PROVIDED that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution or any discontinuance or sale of such business permitted under Section 8.4.

      7.4 PAYMENT OF OBLIGATIONS. Each Credit Party shall pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Credit Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, which reserves shall be acceptable to Lender, and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

      7.5 MAINTENANCE OF PROPERTIES; INSURANCE. Each Credit Party shall (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain insurance, with financially sound and reputable insurance companies, as may be required by law and such other insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations, including, without limitation, business interruption and product liability insurance.

Without limiting the generality of the foregoing, the Credit Parties will maintain or cause to be maintained replacement value casualty insurance on the Collateral under such policies of insurance, in each case with such insurance companies, in such amounts, with such deductibles, and covering such terms and risks as are at all times satisfactory to the Lender in its commercially reasonable judgment. All general liability and other liability policies with respect to the Credit Parties shall name the Lender as an additional insured thereunder as its interests may appear, and all business interruption and casualty insurance policy shall contain a loss payable clause or endorsement, satisfactory in form and substance to the Lender that names the Lender as the loss payee thereunder. All policies of insurance shall provide for at least 30 days prior written notice to the Lender of any modifications or cancellation of such policy.

      7.6 BOOKS AND RECORDS; INSPECTION RIGHTS. Each Credit Party shall keep proper books of record and account in which entries are made of all dealings and transactions in relation to its business and activities which fairly record such transactions and activities. Each Credit Party shall permit any representatives designated by the Lender to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants as frequently as the Lender deems appropriate PROVIDED that, so long as no Default has occurred and is continuing, all such visits shall be on reasonable prior notice, at reasonable times during regular business hours of such Credit Party and shall not occur more frequently than two (2) times during any twelve-month period, and PROVIDED FURTHER that after the occurrence and during the continuance of any Default, the Lender may visit at any reasonable times and as often as the Lender deems necessary or appropriate. The Borrower shall reimburse the Lender for all reasonable examination and inspections costs, internal costs at the rate of $500 per man-day, plus all reasonable out-of-pocket expenses incurred in connection with such inspections. The Credit Parties will permit independent appraisers and environmental consultants selected by the Lender to visit the properties of the Credit Parties and perform appraisals and examinations of the inventory, equipment and Real Property Assets of the Credit Parties at such times and with such frequencies as the Lender shall reasonably request; PROVIDED that, so long as no Default has occurred and is continuing, such visits shall not occur more frequently than two (2) times during any twelve-month period; and PROVIDED FURTHER that after the occurrence and during the continuance of any Default, such visits may occur at any reasonable times and as often as the Lender deems necessary or appropriate. The Credit Parties shall reimburse the Lender for all fees, costs and expenses charged by such independent appraisers and environmental consultants for each such appraisal and examination.

      7.7 FISCAL YEAR. To enable the ready and consistent determination of compliance with the covenants set forth in Section 8.10 hereof, the Credit Parties shall maintain their current fiscal year and current method of determining the last day of the first three fiscal quarters in each fiscal year.

      7.8 COMPLIANCE WITH LAWS. Each Credit Party shall comply with (i) all permits, licenses and authorizations, including, without limitation, licenses and authorizations, issued by a Governmental Authority, (ii) all laws, rules, regulations and orders of any Governmental Authority and (iii) all contractual obligations, in each case applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Credit Parties' obligations with respect to compliance with Environmental Laws are as set forth in the Hazardous Materials Indemnity Agreement.

      7.9 USE OF PROCEEDS. The proceeds of the Revolving Loans will be used only for (i) the refinancing of existing indebtedness, (ii) fees and expenses incurred in connection with the transactions contemplated by this Agreement, and
(iii) general corporate and working capital purposes of the Credit Parties. The proceeds of the Term Loan will be used only to refinance the Borrower's existing secured term indebtedness. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

      7.10 CERTAIN OBLIGATIONS RESPECTING SUBSIDIARIES.

            (a) Each Credit Party will, and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that the percentage of the issued and outstanding shares of capital stock of any class or character owned by it in any Subsidiary on the date hereof is not at any time decreased, other than by reason of transfers to the Borrower.

            (b) Upon written request by the Lender, the Borrower shall deliver to the Lender from each Subsidiary of the Borrower specified by the Lender in such written request (i) a guaranty in form and substance satisfactory to the Lender pursuant to which such Subsidiary guaranties the payment and performance of the Obligations of the Borrower hereunder, (ii) a security agreement in form and substance satisfactory to the Lender pursuant to which such Subsidiary grants to the Lender a security interest in all of such Subsidiary's assets to secure such Subsidiary's obligations under such guaranty, and (iii) such other instruments, filings, or documents as the Lender may require.

      7.11 ERISA. Except where a failure to comply with any of the following, individually or in the aggregate, would not or could not reasonably be expected to result in a Material Adverse Effect, (i) the Credit Parties will maintain, and cause each ERISA Affiliate to maintain, each Plan in compliance with all applicable requirements of ERISA and of the Code and with all applicable rulings and regulations issued under the provisions of ERISA and of the Code and (ii) the Credit Parties will not, and, to the extent authorized, will not permit any of the ERISA Affiliates to, (a) engage in any transaction with respect to any Plan which would subject any Credit Party to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, (b) fail to make full payment when due of all amounts which, under the provisions of any Plan, any Credit Party or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency (as such term is defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, with respect to any Pension Plan or (c) fail to make any payments to any Multiemployer Plan that any Credit Party or ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan or any law pertaining thereto.

      7.12 ENVIRONMENTAL MATTERS; REPORTING. The Credit Parties will give the Lender prompt written notice of the commencement of any judicial or administrative proceeding (a) in which an adverse result would have a material adverse effect on any operating permits, air emission permits, water discharge permits, hazardous waste permits or other environmental permits held by any Credit Party, or (b) which will, or is reasonably likely to, have a Material Adverse Effect on any Credit Party or which will require a material expenditure by any Credit Party to cure any alleged problem or violation.

      7.13 MATTERS RELATING TO REAL PROPERTY ASSETS.

            (a) From and after the Effective Time, in the event that any Credit Party acquires any Material Owned Property that the Lender determines is an Additional Mortgaged Property or in the event that the Lender determines that any Real Property Asset has become an Additional Mortgaged Property, the Borrower shall deliver, to the Lender, as soon as practicable after the Lender has notified the Borrower that a Real Property Asset is an Additional Mortgaged Property, fully executed and notarized Mortgages ("Additional Mortgages"), in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the interest of the applicable Credit Party in such Additional Mortgaged Property, together with mortgagee title insurance policies or commitments therefor, and copies of all surveys, deeds, title exception documents, flood hazard certificates and other documents as the Lender may reasonably require with respect to such Additional Mortgaged Property.

            (b) From and after the Effective Time, in the event that any Credit Party enters into any lease with respect to any Material Leasehold Property, the Borrower shall deliver to the Lender copies of the lease, and all amendments thereto, between the applicable Credit Party and the landlord or tenant, together with a Landlord's Waiver and Consent with respect thereto and where required by the terms of any lease, the consent of the mortgagee, ground lessor or other party.

            (c) From time to time, upon request by the Lender, the Credit Parties shall permit an independent real estate appraiser satisfactory to the Lender, upon reasonable notice, to visit and inspect (a) any Additional Mortgaged Property for the purpose of preparing an appraisal of such Additional Mortgaged Property satisfying the requirements of all applicable laws and regulations (in each case to the extent required under such laws and regulations as determined by the Lender in its sole discretion) and (b) any Mortgaged Property for the purpose of preparing an appraisal or re-appraisal of such Mortgaged Property to ensure compliance with the prepayment obligations contained in Section 2.9(d). The Borrower shall reimburse the Lender for all fees, costs and expenses charged by such independent appraisers for each such appraisal.

      7.14 CASH DEPOSITS/BANK ACCOUNTS. The Credit Parties shall maintain all of their primary banking and operating accounts with the Lender; PROVIDED that for a transition period of not more than 45 days following the Closing Date, the Credit Parties shall be permitted to maintain their primary banking and operating accounts with other financial institutions acceptable to the Lender; and PROVIDED FURTHER that so long as no Default or Event of Default shall have occurred and be continuing, the Credit Parties shall be permitted to maintain
(a) payroll accounts at other financial institutions so long as the aggregate amount of funds on deposit in all such payroll accounts does not materially exceed estimated payroll for the next payroll period, and (b) local bank accounts at other financial institutions so long as (i) the aggregate amount of funds on deposit in all such local bank accounts does not exceed $100,000 during any period of more than 72 consecutive hours, and (ii) the aggregate amount of funds on deposit in any such local bank account does not exceed $25,500 during any period of more than 72 consecutive hours. The Borrower shall be permitted to maintain funds in the amount of $600,000 in a cash collateral account at the Webster LC Bank securing the obligations of the Borrower to the Webster LC Bank under the Webster LC. No later than March 1, 2003, the Borrower shall transfer the funds in such cash collateral account to an account or accounts maintained by the Borrower at the Lender.

      7.15 SEMICONDUCTOR SEGMENT SALE/SHUTDOWN. Prior to December 15, 2002, the Borrower shall (a) sell or shut down the semiconductor segment of the Borrower's Signal Wireless Group, or (b) provide to the Lender the definitive agreement of a third party to purchase the semiconductor segment of the Borrower's Signal Wireless Group. Any sale of the semiconductor segment of the Borrower's Signal Wireless Group pursuant to the agreement described in the foregoing clause (b) of this Section 7.15 shall be consummated on or before February 15, 2003.

      7.16 MINIMUM CASH BALANCES. Until such time as the Credit Parties deliver to the Lender quarterly financial statements demonstrating, to the satisfaction of the Lender, that the Borrower had EBITDA of not less than $1,800,000 for any two consecutive fiscal quarters commencing after June 30, 2002, (a) the Borrower shall at all times maintain in depository accounts at the Lender cash in an amount at least equal to twice the aggregate amount of the Revolving Credit Exposure and (b) the Borrower shall deliver to the Lender in connection with each Borrowing Base Certificate, a calculation of the ratio of (i) the amount of the Borrower's cash on deposit at the Lender to (ii) Revolving Credit Exposure, as of the date of delivery of such Borrowing Base Certificate.

                                    ARTICLE 8

                               NEGATIVE COVENANTS

      Until the Revolving Credit Commitment has expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Credit Parties covenant and agree with the Lender that:

      8.1 INDEBTEDNESS. The Credit Parties will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

            (a) Indebtedness created hereunder;

            (b) Existing Debt on the Closing Date which is set forth in SCHEDULE
8.1 of the Disclosure Schedules and has been designated on such schedule as Indebtedness that will remain outstanding following the funding of the initial Loans, and any extension, renewal, refunding or replacement of any such Indebtedness that does not increase the principal amount thereof;

            (c) other Indebtedness incurred after the Closing Date (determined on a consolidated basis without duplication in accordance with GAAP) consisting of Capital Lease Obligations and/or secured by Liens permitted under Section 8.2(h), in an aggregate principal amount at any time outstanding not in excess of $500,000;

            (d) Guarantees permitted under section 8.3; and

            (e) Subordinated Indebtedness.

      8.2 LIENS. The Credit Parties will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any Property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except (the following being called "PERMITTED LIENS"):

            (a) Liens created hereunder or under the other Loan Documents;

            (b) any Lien on any property or asset of any Credit Party existing on the date hereof and set forth in SCHEDULE 8.1 of the Disclosure Schedules (excluding, however, following the making of the initial Loans hereunder, the Liens in favor of any Person other than the Lender securing Indebtedness not designated on said schedule as Indebtedness to remain outstanding following the funding of the initial Loans), PROVIDED that (i) such Lien shall not apply to any other property or asset of any Credit Party and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (c) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet delinquent or (in the case of property taxes and assessments not exceeding $250,000 in the aggregate more than 90 days overdue) which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the applicable Credit Party in accordance with GAAP and which reserves shall be reasonably acceptable to the Lender;

            (d) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens, and vendors' Liens imposed by statute or common law not securing the repayment of Indebtedness, arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings and Liens securing judgments (including, without limitation, pre-judgment attachments) but only to the extent for an amount and for a period not resulting in an Event of Default under Section 9.1(j) hereof;

            (e) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation and pledges or deposits to secure the performance of bids, tenders, trade contracts (other than for borrowed money), leases (other than capital leases), utility purchase obligations, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

            (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not, in the aggregate, materially detract from the value of the Property of any Credit Party or materially interfere with the ordinary conduct of the business of any Credit Party;

            (g) Liens consisting of bankers' liens and rights of setoff, in each case, arising by operation of law, and Liens on documents presented in letter of credit drawings; and

            (h) Liens on fixed or capital assets, including real or personal property, acquired, constructed or improved by any Credit Party, PROVIDED that
(A) such Liens secure Indebtedness (including Capital Lease Obligations) permitted by Section 8.1(c), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement or were in effect at the time such Credit Party acquired the assets or stock, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets, and (D) such security interests shall not apply to any other property or assets of such Credit Party.

      8.3 CONTINGENT LIABILITIES. The Credit Parties will not Guarantee the Indebtedness or other obligations of any Person, or Guarantee the payment of dividends or other distributions upon the stock of, or the earnings of, any Person, except:

            (a) endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

            (b) Guarantees and letters of credit in effect on the date hereof which are disclosed in SCHEDULE 8.1 of the Disclosure Schedules, and any replacements thereof in amounts not exceeding such Guarantees;

            (c) obligations in respect of Letters of Credit.

      8.4 FUNDAMENTAL CHANGES; ASSET SALES.

            (a) No Credit Party will enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Credit Parties will not acquire any business or property from, or capital stock of, or other equity interests in, or be a party to any acquisition of, any Person except for purchases of property to be used in the ordinary course of business, Investments permitted under Section 8.5 and Capital Expenditures. The Credit Parties will not form or acquire any Subsidiary without the express prior written consent of the Lender.

            (b) The Credit Parties will not convey, sell, lease, transfer or otherwise dispose (including any Disposition) of, in one transaction or a series of transactions, any part of their business or property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests, but excluding (x) obsolete or worn-out property (including leasehold interests), or tools, equipment or other property no longer used or useful in their business, (y) any inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms, and (z) the Point to Point Sale, the Semiconductor Segment Sale/Shutdown, and the Webster Sale), PROVIDED that the Credit Parties may sublease real property to the extent such sublease would not interfere with the operation of the business of the Credit Parties.

            (c) Notwithstanding the foregoing provisions of this Section 8.4,

            (i) any Subsidiary may be merged or combined with or into the Borrower (provided that the Borrower shall be the surviving entity); and

            (ii) any Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to the Borrower.

      8.5 INVESTMENTS; HEDGING AGREEMENTS.

            (a) The Credit Parties will not make or permit to remain outstanding any Investment, except:

            (i) Investments by the Borrower in equity interests of the Subsidiaries of the Borrower existing as of the date hereof, Investments consisting of Guarantees permitted by Section 8.3(c) and Indebtedness permitted by Section 8.1;

            (ii) Permitted Investments; and

            (iii) Checking and deposit accounts with banks used in the ordinary course of business.

            (b) The Credit Parties will not enter into any Hedging Agreement, other than Hedging Agreements entered into in the ordinary course of business with the prior written consent of the Lender to hedge or mitigate risks to which Credit Parties are exposed in the conduct of their business or the management of their liabilities.

      8.6 RESTRICTED JUNIOR PAYMENTS. The Credit Parties will not, and will not permit any Subsidiary to, declare or make any Restricted Junior Payment at any time; PROVIDED, however, that any Subsidiary may pay dividends to the Borrower.

      8.7 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted by this Agreement, the Credit Parties will not directly or indirectly (a) make any Investment in an Affiliate; (b) transfer, sell, lease, assign or otherwise dispose of any property to an Affiliate; (c) merge into or consolidate with an Affiliate, or purchase or acquire property from an Affiliate; or (d) enter into any other transaction directly or indirectly with or for the benefit of an Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate); PROVIDED that:

            (i) any Affiliate who is an individual may serve as a director, officer, employee or consultant of any Credit Party may receive reasonable compensation for his or her services in such capacity and benefit from Permitted Investments to the extent specified in clause (e) of the definition thereof;

            (ii) the Credit Parties may engage in and continue the transactions with or for the benefit of Affiliates which are described in SCHEDULE 8.7 of the Disclosure Schedules; and

            (iii) the Credit Parties may engage in transactions with Affiliates in the ordinary course of business on terms which are no less favorable to the Credit Parties than those likely to be obtained in an arms' length transaction between the Credit Parties and a non-affiliated third party.

      8.8 RESTRICTIVE AGREEMENTS. The Credit Parties will not directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement (other than this Agreement) that prohibits, restricts or imposes any condition upon (a) the ability of any Credit Party to create, incur or permit to exist any Lien upon any of its property or assets or (b) the ability of any Credit Party that is a Subsidiary of another Credit Party to pay dividends or distributions with respect to any shares of its capital stock or other equity interests or to make or repay loans or advances to such other Credit Party or to Guarantee Indebtedness of such other Credit Party, PROVIDED that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on SCHEDULE 8.8 of the Disclosure Schedules (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of stock or assets of a Subsidiary of a Credit Party pending such sale, PROVIDED such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (v) clause
(a) of the foregoing shall not apply to customary provisions in leases and other contracts (excluding license agreements) restricting the assignment thereof.

      8.9 SALE-LEASEBACK TRANSACTIONS. No Credit Party will directly or indirectly, enter into any arrangements with any Person whereby such Credit Party shall sell or transfer (or request another Person to purchase) any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property from any Person.

      8.10 CERTAIN FINANCIAL COVENANTS.

            (a) MINIMUM QUICK RATIO. The Borrower will not permit the Quick Ratio at any time to be less than 0.90 to 1.

            (b) MINIMUM TANGIBLE NET WORTH. The Borrower shall not permit the Borrower's Tangible Net Worth at any time to be less than $32,000,000.

            (c) MAXIMUM TOTAL LIABILITIES/TANGIBLE NET WORTH RATIO. The Borrower shall not permit the Total Liabilities/Tangible Net Worth Ratio at any time to exceed 1.15 to 1.

            (d) MINIMUM EBITDA. The Borrower will not permit EBITDA in either of the fiscal quarters ending December 31, 2002 and March 31, 2003 to be less than $1,800,000.

            (e) MINIMUM DEBT SERVICE COVERAGE RATIO. Commencing with the fiscal quarter ending March 31, 2003, the Borrower will not permit the Debt Service Coverage Ratio for any fiscal quarter to be less than 1.25 to 1.

      8.11 LINES OF BUSINESS. The Credit Parties will not engage to any substantial extent in any line or lines of business activity other than (i) the types of businesses engaged in by the Credit Parties as of the Effective Time and businesses substantially related thereto, and (ii) such other lines of business as may be consented to by the Lender.

      8.12 MODIFICATIONS OF CERTAIN DOCUMENTS. The Credit Parties will not consent to any modification, supplement or waiver of any of the provisions of any documents or agreements evidencing or governing any Existing Debt.

      8.13 SUBSIDIARIES. The Borrower shall not permit Signal Technology Sales Corporation to retain more than $5,000 in cash, cash equivalents or Permitted Investments, and shall cause Signal Technology Sales Corporation to distribute to the Borrower any such assets in excess of such amount. The Borrower shall not permit any Subsidiary (other than Signal Technology Sales Corporation) to retain more than $100,000 in cash, cash equivalents or Permitted Investments, and shall cause each such Subsidiary to distribute to the Borrower any such assets in excess of such amount.

                                    ARTICLE 9

                                EVENTS OF DEFAULT

      9.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall be deemed to constitute an "EVENT OF DEFAULT" hereunder:

            (a) any Credit Party shall (i) fail to pay to the Lender any principal of any Loan or any Reimbursement Obligation in respect of any LC Disbursement when the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration of such due or prepayment date, or otherwise, (ii) fail to pay when due to the Lender any interest on any Loan, and such failure to pay interest when due shall continue for five days, or (iii) fail to pay when due to the Lender any Obligation (other than those specified in clauses (i) or (ii) of this Section 9.1(a)), and such failure to pay such Obligation when due shall continue for five days;

            (b) any representation or warranty made or deemed made by or on behalf of any Credit Party in or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement, any of the other Loan Documents or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made;

            (c) any Credit Party (i) shall fail to observe or perform any covenant, condition or agreement applicable to it contained in Sections 7.1(a) through (f), 7.2, 7.5, 7.6, 7.9, 7.10, 7.12, 7.14, 7.15, 7.16 or in Article 8
(it being expressly acknowledged and agreed that any Event of Default resulting from the failure of the Credit Parties at any measurement date to satisfy any financial covenant set forth in Section 8.10 shall not be deemed to be "cured" or remedied by the Credit Parties' satisfaction of such financial covenant at any subsequent measurement date) or (ii) shall fail to observe or perform any other covenant, condition or agreement applicable to it contained in Sections 7.1(g) through (i), 7.3, 7.4, 7.7, 7.8, 7.11, or 7.13 and such failure described in this clause (ii) shall continue unremedied for a period of 30 days after the earlier of (x) actual knowledge by an officer of any Credit Party or (y) notice thereof from the Lender to the Credit Parties;

            (d) the Credit Parties shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clauses (a), (b) or (c) of this Section 9.1) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after notice thereof from the Lender to the Credit Parties;

            (e) the Credit Parties shall fail to make any payment (whether of principal, interest or otherwise and regardless of amount) in respect of any Material Indebtedness or any Material Rental Obligation, when and as the same shall become due and payable, after giving effect to any grace period with respect thereto;

            (f) any event or condition occurs that results in (i) any Material Indebtedness of any Credit Party becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, or (ii) the lease with respect to any Material Rental Obligation of any Credit Party being terminated prior to its scheduled expiration date or that enables or permits (with or without the giving of notice, the lapse of time or both) the counterparty to such lease to cause such lease to be terminated prior to its scheduled expiration date;

            (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

            (h) any Credit Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Section 9.1, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or
(vi) take any action for the purpose of effecting any of the foregoing;

            (i) any Credit Party shall become unable, admit in writing or fail generally to pay its debts as they become due;

            (j) a final judgment or judgments for the payment of money (x) in excess of $200,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or (y) in excess of $250,000 in the aggregate (regardless of insurance coverage), shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against any Credit Party and the same shall not be discharged (or provision shall not be made for such discharge), bonded, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the relevant Credit Party shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal;

            (k) an ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

            (l) there shall have been asserted against any Credit Party claims or liabilities, whether accrued, absolute or contingent, based on or arising from the generation, storage, transport, handling or disposal of Hazardous Materials by any Credit Party, or any predecessor in interest of any Credit Party, or relating to any site or facility owned, operated or leased by any Credit Party, which claims or liabilities (insofar as they are payable by any Credit Party but after deducting any portion thereof which is reasonably expected to be paid by other credit worthy Persons jointly and severally liable therefor), in the judgment of the Lenders are reasonably likely to be determined adversely to any Credit Party, and the amount thereof is, singly or in the aggregate, reasonably likely to have a Material Adverse Effect;

            (m) there shall occur any Change of Control;

            (n) any of the following shall occur: (i) the Liens created hereunder or under the other Loan Documents shall at any time (other than by reason of the Lender relinquishing such Lien) cease in any material respect to constitute valid and perfected Liens on the Collateral intended to be covered thereby; (ii) except for expiration in accordance with its respective terms, any Loan Document shall for whatever reason be terminated, or shall cease to be in full force and effect; or (iii) the enforceability of any Loan Document shall be contested by any Credit Party;

            (o) there shall occur any material loss, theft, damage or destruction of any Collateral not fully covered (subject to such reasonable deductibles as the Lender shall have approved) by insurance; or

            (p) the Guarantor shall assent that its obligations under any Loan Documents shall be invalid or unenforceable; or

            (q) there shall occur any material adverse change (in the commercially reasonable opinion of the Lender) on the businesses, operations, properties, conditions (financial or otherwise), assets, liabilities or income of the Credit Parties taken as a whole;

then, and in every such event (other than an event described in clause (g) or (h) of this Section 9.1), and at any time thereafter during the continuance of such event, the Lender may, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Revolving Credit Commitment, and thereupon the Revolving Credit Commitment shall terminate immediately, (ii) notify the Borrower that the outstanding principal of the Loans shall bear interest at the Post-Default Rate, and thereupon the outstanding principal of the Loans shall bear interest at the Post-Default Rate,
(iii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties, and (iv) the Lender and any other Affiliate of the Lender may exercise all of the rights as secured party and mortgagee hereunder or under the other Loan Documents; and in case of any event with respect to the Credit Parties or any Subsidiary described in clause (g) or (h) of this Section 9.1, the Revolving Credit Commitment shall automatically terminate, the principal of the Loans then outstanding shall automatically bear interest at the Post-Default Rate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations shall automatically become due and payable, and the Borrower shall provide cash collateral in accordance with Section 2.4(g) without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties, and the Lender shall be permitted to exercise such rights as secured party and mortgagee hereunder or under the other Loan Documents to the extent permitted by applicable law.

      9.2 RECEIVERSHIP. Without limiting the generality of the foregoing or limiting in any way the rights of the Lender hereunder or under the other Loan Documents or otherwise under applicable law, at any time after (i) the entire principal balance of any Loan shall have become due and payable (whether at maturity, by acceleration or otherwise) and (ii) the Lender shall have provided to the Borrower not less than ten (10) days' prior written notice of its intention to apply for a receiver, the Lender shall be entitled to apply for and have a receiver appointed under state or federal law by a court of competent jurisdiction in any action taken by the Lender to enforce its rights and remedies hereunder and under the other Loan Documents in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Collateral and continue the operation of the business of the Credit Parties, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and to the payment of the Loans and other fees and expenses due hereunder and under the Loan Documents as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH CREDIT PARTY HEREBY IRREVOCABLY CONSENTS TO AND WAIVES ANY RIGHT TO OBJECT TO OR OTHERWISE CONTEST THE APPOINTMENT OF A RECEIVER AS PROVIDED ABOVE. EACH CREDIT PARTY (I) GRANTS SUCH WAIVER AND CONSENT KNOWINGLY AFTER HAVING DISCUSSED THE IMPLICATIONS THEREOF WITH COUNSEL, (II) ACKNOWLEDGES THAT (A) THE UNCONTESTED RIGHT TO HAVE A RECEIVER APPOINTED FOR THE FOREGOING PURPOSES IS CONSIDERED ESSENTIAL BY THE LENDER IN CONNECTION WITH THE ENFORCEMENT OF ITS RIGHTS AND REMEDIES HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS, AND (B) THE AVAILABILITY OF SUCH APPOINTMENT AS A REMEDY UNDER THE FOREGOING CIRCUMSTANCES WAS A MATERIAL FACTOR IN INDUCING THE LENDER TO MAKE THE LOANS TO THE BORROWER; AND (III) AGREES TO ENTER INTO ANY AND ALL STIPULATIONS IN ANY LEGAL ACTIONS, OR AGREEMENTS OR OTHER INSTRUMENTS IN CONNECTION WITH THE FOREGOING AND TO COOPERATE FULLY WITH THE LENDER IN CONNECTION WITH THE ASSUMPTION AND EXERCISE OF CONTROL BY THE RECEIVER OVER ALL OR ANY PORTION OF THE COLLATERAL. THE LENDER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS SECTION 9.2 SHALL BE DEEMED TO CONSTITUTE A WAIVER OF THE RIGHT OF THE CREDIT PARTIES TO FILE FOR PROTECTION UNDER TITLE 11 OF THE UNITED STATES CODE AT ANY TIME.

                                   ARTICLE 10

                                  MISCELLANEOUS

      10.1 NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telephonic facsimile (fax), as follows:

            (a) if to any Credit Party, to Signal Technology Corporation, 222 Rosewood Drive, Danvers, Massachusetts 01923, Attention: Chief Financial Officer (Fax no. (978) 774-6105) with a copy to Fish & Richardson, P.C., 225 Franklin Street, Boston, Massachusetts 02110, Attention: Roger D. Feldman, Esq. (Fax no.
(617) 542-8906); and

            (b) if to the Lender, to Citizens Bank of Massachusetts, Exchange Place, 53 State Street, Boston, Massachusetts 02109, Attention: William F. Granchelli (Fax no.: (617) 742-9548), with a copy to Palmer & Dodge LLP, 111 Huntington Avenue, Boston, Massachusetts 02199, Attention: George Ticknor, Esq. (Fax no. (617) 227-4420).

Any party hereto may change its address or fax number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

      10.2 WAIVERS; AMENDMENTS.

            (a) No failure or delay by the Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Credit Party or Subsidiary therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.2, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time.

            (b) Neither this Agreement nor any other Loan Document (including, without limitation, the Disclosure Schedules) nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.

      10.3 EXPENSES; INDEMNITY: DAMAGE WAIVER.

            (a) The Credit Parties jointly and severally agree to pay, or reimburse the Lender for paying, (i) all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates, including the reasonable fees, charges and disbursements of Special Counsel, in connection with the preparation of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Lender in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iii) all reasonably out-of-pocket expenses incurred by the Lender, including the reasonable fees, charges and disbursements of any counsel for the Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.3, or in connection with the Loans made or Letters of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof, and (iv) all Other Taxes levied by any Governmental Authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein and all taxes, assessments and other charges and reasonable costs and expenses incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Loan Document or any other document referred to therein.

            (b) The Credit Parties jointly and severally agree to indemnify the Lender, each Affiliate of the Lender and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee and settlement costs, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby, the performance by the parties hereto and thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or any other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials (whenever occurring) on or from any of the property leased or operated by any Credit Party during the term of this Agreement, or any Environmental Liability of any Credit Party related in any way to such properties which is caused by the act or failure to act of any Credit Party, or
(iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The Credit Parties' indemnification of each Indemnitee with respect to compliance with Environmental Laws in connection with the Material Owned Properties is set forth in the Hazardous Materials Indemnity Agreement.

            (c) To the extent permitted by applicable law, none of the Credit Parties shall assert, and the Credit Parties hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, the other Loan Documents or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby, any Loan or Letter of Credit or the use of the proceeds thereof.

            (d) All amounts due under this Section 10.3 shall be payable promptly after written demand therefor.

      10.4 SUCCESSORS AND ASSIGNS.

            (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Lender), any legal or equitable right, remedy or claim under or by reason of this Agreement.

            (b) The Lender may at any time and from time to time, upon the prior written consent of the Borrower, which consent shall not be unreasonably withheld (except that no such consent shall be required if an Event of Default shall have occurred and be continuing), assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Revolving Credit Commitment and the Loans at the time owing to the Lender); PROVIDED that, except in the case of an assignment of the entire remaining amount of the Lender's aggregate Revolving Credit Commitment and the Loans, the aggregate amount of the Revolving Credit Commitments and Loans of the Lender subject to each such assignment shall not be less than $1,000,000 unless the Borrower otherwise consents (except that no such consent shall be required if an Event of Default shall have occurred and be continuing).

            (c) The Lender may at any time and from time to time, sell participations to one or more banks or other entities (a "Participant") in all or a portion of the Lender's rights and obligations under this Agreement (including all or a portion of the Revolving Credit Commitment and the Loans owing to it); PROVIDED that (i) the Lender's obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement. The Borrower agrees that each Participant shall be entitled to the benefits of this Agreement to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.4; PROVIDED that a Participant shall not be entitled to receive any greater payment under this Agreement than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.

            (d) The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release the Lender from any of its obligations hereunder or substitute any such assignee for the Lender as a party hereto.

            (e) The Lender may furnish any information concerning the Credit Parties or any Subsidiary in the possession of the Lender from time to time to assignees and participants (including prospective assignees and participants) subject, however, to and so long as the recipient agrees in writing to be bound by, the provisions of Section 10.13. The Credit Parties shall assist the Lender in effectuating any assignment or participation pursuant to this Section 10.4 in whatever manner the Lender reasonably deems necessary, including participation in meetings with prospective transferees.

      10.5 SURVIVAL. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the other Loan Documents, and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Loan Documents, shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect so long as the principal of or any accrued interest on any Loan or any fee or any other Obligation payable under this Agreement or the other Loan Documents is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Revolving Credit Commitment has not expired or terminated. The provisions of Sections 2.13, 2.15 and 10.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Revolving Credit Commitment or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.

      10.6 COUNTERPARTS; INTEGRATION; REFERENCES TO AGREEMENT; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Lender or its counsel constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Whenever there is a reference in any Loan Document or UCC Financing Statement to the "Credit Agreement" to which the Lender and the Credit Parties are parties, such reference shall be deemed to be made to this Agreement among the parties hereto. Except as provided in Section 6.1, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

      10.7 SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

      10.8 RIGHT OF SETOFF. Each of the Credit Parties hereby grants to the Lender and each Affiliate of the Lender that from time to time maintains any deposit accounts, holds any funds or otherwise becomes indebted to the Credit Parties, a security interest in all deposits (general or special, time or demand, provisional or final) and funds at any time held and other indebtedness at any time owing by the Lender or any such Affiliate of the Lender to or for the credit or the account of any Credit Party as security for the Obligations, and each of the Credit Parties hereby agrees that if an Event of Default shall have occurred and be continuing, the Lender and each Affiliate of the Lender are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) or other funds at any time held and other indebtedness at any time owing by the Lender or any Affiliate of the Lender to or for the credit or the account of any Credit Party against any and all of the Obligations, irrespective of whether or not the Lender shall have made any demand under this Agreement and although any of the Obligations may be unmatured. The Lender shall use reasonable efforts to give written notice to the Borrower promptly after the exercise by it or its Affiliates of the rights granted to them in this Section; provided that the failure of the Lender to give such notice shall not affect the rights of the Lender or its Affiliates hereunder. The rights of the Lender and each Affiliate of the Lender under this
Section 10.8 are in addition to any other rights and remedies (including other rights of setoff) which the Lender or any Affiliate of the Lender may have.

      10.9 [RESERVED].

      10.10 GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

            (a) This Agreement shall be construed in accordance with and governed by the law of The Commonwealth of Massachusetts.

            (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of The Commonwealth of Massachusetts and of the United States District Court for the District of Massachusetts, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Massachusetts court (or, to the extent permitted by law, in such Federal court). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Credit Party or its properties in the courts of any jurisdiction.

            (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section 10.10. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

      10.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.

      10.12 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

      10.13 CONFIDENTIALITY. The Lender agrees to keep confidential information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with the Lender's customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to the Lender's employees, representatives, directors, attorneys, auditors, agents, professional advisors, trustees or Affiliates who are advised of the confidential nature of such information or to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this
Section 10.13), (b) to the extent such information presently is or hereafter becomes available to the Lender on a non-confidential basis from any source of such information that is in the public domain at the time of disclosure, (c) to the extent disclosure is required by law (including applicable securities law), regulation, subpoena or judicial order or process (PROVIDED that notice of such requirement or order shall be promptly furnished to the Borrower unless such notice is legally prohibited) or requested or required by bank, securities, insurance or investment company regulators or auditors or any administrative body or commission to whose jurisdiction the Lender may be subject, (d) to any rating agency to the extent required in connection with any rating to be assigned to the Lender, (e) to assignees or participants or prospective assignees or participants who agree to be bound by the provisions of this Section 10.13, (f) to the extent required in connection with any litigation between any Credit Party and the Lender with respect to the Loans or this Agreement and the other Loan Documents or (g) with the Borrower's prior written consent.

      IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                        BORROWER

                                        SIGNAL TECHNOLOGY CORPORATION


                                        By:_____________________________________
                                        Name:
                                        Title:

                                        GUARANTOR

                                        SIGNAL TECHNOLOGY SALES CORPORATION


                                        By:_____________________________________
                                        Name:
                                        Title:

                                        LENDER

                                        CITIZENS BANK OF MASSACHUSETTS


                                        By:_____________________________________
                                        Name:
                                        Title:

                              SCHEDULES & EXHIBITS

Schedule 1.1A         Material Leasehold Properties
Schedule 1.1B         Material Owned Properties
Schedule 1.4          Designated Financial Officers
Schedule 4.2          Websites and Domain Names
Schedule 5.3          Governmental Approvals; No Conflicts
Schedule 5.4          Financial Condition; No Material Adverse Changes
Schedule 5.5A         Patents,
Schedule 5.5B         Trademarks
Schedule 5.5C         Copyrights
Schedule 5.5D         Non-assignable Patents
Schedule 5.5E         Real Property Assets
Schedule 5.6          Litigation and Environmental Matters
Schedule 5.7          Compliance with Laws and Agreements
Schedule 5.9          Taxes
Schedule 5.10         Pension Plans
Schedule 5.12         Capitalization
Schedule 5.13         Subsidiaries
Schedule 5.14         Material Indebtedness, Liens and Agreements
Schedule 5.19         Labor and Employment Matters
Schedule 5.20         Bank Accounts
Schedule 8.1          Existing Indebtedness
Schedule 8.7          Transactions with Affiliates
Schedule 8.8          Restrictive Agreements

Exhibit A-1           Form of Revolving Credit Note
Exhibit A-2           Form of Term Note
Exhibit B             Form of Borrowing Base Certificate
Exhibit C             Form of Perfection Certificate
Exhibit D             Form of Compliance Certificate
Exhibit E             Form of Stock Pledge Agreement
Exhibit F             Form of Hazardous Materials Indemnity Agreement
Exhibit G             Form of Opinion of Counsel to the Borrower

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1      DEFINITIONS.....................................................1

      1.1   Defined Terms......................................................1

      1.2   Terms Generally...................................................19

      1.3   Accounting Terms; GAAP............................................20

      1.4   Designated Financial Officers.....................................20

ARTICLE 2      THE CREDITS....................................................20

      2.1   Revolving Credit and Term Loan Commitments........................20

      2.2   Loans and Borrowings..............................................21

      2.3   Requests for Borrowings; Conversion of Borrowings.................21

      2.4   Letters of Credit.................................................22

      2.5   Funding of Borrowings.............................................24

      2.6   Termination and Reduction of Commitments..........................24

      2.7   Payments..........................................................24

      2.8   Repayment of Loans; Evidence of Debt..............................25

      2.9   Prepayment of Loans...............................................25

      2.10  Fees..............................................................27

      2.11  Interest..........................................................28

      2.12  Alternate Rate of Interest; Illegality............................29

      2.13  Increased Costs...................................................30

      2.14  Break Funding Payments............................................31

      2.15  Taxes.............................................................31

ARTICLE 3      GUARANTEE BY THE GUARANTOR.....................................32

      3.1   The Guarantee.....................................................32

      3.2   Obligations Unconditional.........................................32

      3.3   Reinstatement.....................................................33

      3.4   Subrogation.......................................................33

      3.5   Remedies..........................................................33

      3.6   Instrument for the Payment of Money...............................33

      3.7   Continuing Guarantee..............................................33

      3.8   General Limitation on Amount of Obligations Guaranteed............33

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

ARTICLE 4      THE COLLATERAL.................................................34

      4.1   Grant of Security Interest........................................34

      4.2   Special Warranties and Covenants of the Borrower..................35

      4.3   Collection of Proceeds of Accounts Receivable.....................37

      4.4   Fixtures, etc.....................................................38

      4.5   Right of Lender to Dispose of Collateral, etc.....................38

      4.6   Right of Lender to Use and Operate Collateral, etc................38

      4.7   Proceeds of Collateral............................................39

ARTICLE 5      REPRESENTATIONS AND WARRANTIES.................................39

      5.1   Organization; Powers..............................................39

      5.2   Authorization; Enforceability.....................................39

      5.3   Governmental Approvals; No Conflicts..............................39

      5.4   Financial Condition; No Material Adverse Change...................40

      5.5   Properties........................................................40

      5.6   Litigation and Environmental Matters..............................41

      5.7   Compliance with Laws and Agreements...............................42

      5.8   Investment and Holding Company Status.............................42

      5.9   Taxes.............................................................42

      5.10  ERISA.............................................................42

      5.11  Disclosure........................................................42

      5.12  Capitalization....................................................43

      5.13  Subsidiaries......................................................43

      5.14  Material Indebtedness, Liens and Agreements.......................43

      5.15  Federal Reserve Regulations.......................................44

      5.16  Solvency..........................................................44

      5.17  Force Majeure.....................................................44

      5.18  Accounts Receivable...............................................44

      5.19  Labor and Employment Matters......................................45

      5.20  Bank Accounts.....................................................46

ARTICLE 6      CONDITIONS.....................................................46

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

      6.1   Effective Time....................................................46

      6.2   Each Extension of Credit..........................................50

ARTICLE 7      AFFIRMATIVE COVENANTS..........................................51

      7.1   Financial Statements and Other Information........................51

      7.2   Notices of Material Events........................................53

      7.3   Existence; Conduct of Business....................................53

      7.4   Payment of Obligations............................................53

      7.5   Maintenance of Properties; Insurance..............................53

      7.6   Books and Records; Inspection Rights..............................54

      7.7   Fiscal Year.......................................................54

      7.8   Compliance with Laws..............................................54

      7.9   Use of Proceeds...................................................54

      7.10  Certain Obligations Respecting Subsidiaries.......................55

      7.11  ERISA.............................................................55

      7.12  Environmental Matters; Reporting..................................55

      7.13  Matters Relating to Real Property Assets..........................55

      7.14  Cash Deposits/Bank Accounts.......................................56

      7.15  Semiconductor Segment Sale/Shutdown...............................56

      7.16  Minimum Cash Balances.............................................56

ARTICLE 8      NEGATIVE COVENANTS.............................................57

      8.1   Indebtedness......................................................57

      8.2   Liens.............................................................57

      8.3   Contingent Liabilities............................................58

      8.4   Fundamental Changes; Asset Sales..................................58

      8.5   Investments; Hedging Agreements...................................59

      8.6   Restricted Junior Payments........................................59

      8.7   Transactions with Affiliates......................................59

      8.8   Restrictive Agreements............................................60

      8.9   Sale-Leaseback Transactions. .....................................60

      8.10  Certain Financial Covenants.......................................60

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

      8.11  Lines of Business.................................................61

      8.12  Modifications of Certain Documents................................61

      8.13  Subsidiaries......................................................61

ARTICLE 9      EVENTS OF DEFAULT..............................................61

      9.1   Events of Default.................................................61

      9.2   Receivership......................................................64

ARTICLE 10     MISCELLANEOUS..................................................64

      10.1  Notices...........................................................64

      10.2  Waivers; Amendments...............................................65

      10.3  Expenses; Indemnity: Damage Waiver................................65

      10.4  Successors and Assigns............................................66

      10.5  Survival..........................................................67

      10.6  Counterparts; Integration; References to Agreement;
            Effectiveness.....................................................68

      10.7  Severability......................................................68

      10.8  Right of Setoff...................................................68

      10.9  [Reserved]........................................................68

      10.10 Governing Law; Jurisdiction; Consent to Service of Process........68

      10.11 WAIVER OF JURY TRIAL..............................................69

      10.12 Headings..........................................................69

      10.13 Confidentiality...................................................69

                                                                     EXHIBIT A-1

                          FORM OF REVOLVING CREDIT NOTE

$________________                                            _____________, 2002

      FOR VALUE RECEIVED, the undersigned, SIGNAL TECHNOLOGY CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of CITIZENS BANK OF MASSACHUSETTS (the "Lender"), at the place and times provided in the Credit Agreement referred to below the principal sum of

       _____________ MILLION DOLLARS AND ________ CENTS ($______________)

or, if less, the principal amount of, and interest accrued on, all Revolving Loans made by the Lender from time to time pursuant to that certain Credit and Security Agreement dated as of the date hereof (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the "Credit Agreement") between the Borrower and the Lender. This Revolving Credit
Note is being executed and delivered by the Borrower pursuant to Section 2.8(d) of the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Credit Agreement.

      The unpaid principal amount of this Revolving Credit Note from time to time outstanding is subject to mandatory prepayment from time to time as provided in the Credit Agreement and shall bear interest as provided in the Credit Agreement. All payments of principal and interest on this Revolving Credit Note shall be payable in lawful currency of the United States of America in immediately available funds to the Lender.

      This Revolving Credit Note is entitled to the benefits of, and evidences obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Revolving Credit Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the obligations evidenced hereby and on which such obligations may be declared to be immediately due and payable.

      THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

      The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Revolving Credit Note.

      IN WITNESS WHEREOF, the undersigned Borrower has executed this Revolving Credit Note under seal as of the day and year first above written.


                                        SIGNAL TECHNOLOGY CORPORATION


                                        By:_____________________________________
                                        Name:
                                        Title:

REVOLVING CREDIT NOTE

                                                                     EXHIBIT A-2

                                FORM OF TERM NOTE

$_____________                                                 ___________, 2002

      FOR VALUE RECEIVED, the undersigned, SIGNAL TECHNOLOGY CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of CITIZENS BANK OF MASSACHUSETTS (the "Lender"), at the place and times provided in the Credit Agreement referred to below the principal sum of

           ______________MILLION DOLLARS AND _____ CENTS ($________),

together with all accrued interest, pursuant to that certain Credit and Security Agreement dated as of the date hereof (together with all amendments and other modifications, if any, from time to time hereafter made thereto, the "Credit Agreement") between the Borrower and the Lender. This Term Note is being executed and delivered by the Borrower pursuant to Section 2.8(d) of the Credit Agreement. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Credit Agreement.

      The Borrower is obligated to make regularly scheduled payments of principal to the Lender as provided in the Credit Agreement. In addition, the unpaid principal amount of this Term Note from time to time outstanding is subject to mandatory prepayment from time to time as provided in the Credit Agreement and shall bear interest as provided in the Credit Agreement. All payments of principal and interest on this Note shall be payable in lawful currency of the United States of America in immediately available funds to the Lender.

      This Term Note is entitled to the benefits of, and evidences obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Term Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the obligations evidenced hereby and on which such obligations may be declared to be immediately due and payable.

      THIS TERM NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

      The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Term Note.

      IN WITNESS WHEREOF, the undersigned Borrower has executed this Term Note under seal as of the day and year first above written.


                                        SIGNAL TECHNOLOGY CORPORATION


                                        By:_____________________________________
                                        Name:
                                        Title:

THREE YEAR TERM NOTE

                                                                       EXHIBIT B

                       FORM OF BORROWING BASE CERTIFICATE

Date:

ACCOUNTS RECEIVABLE

1.    Total Accounts Receivable                                    _________

2.    Ineligible Accounts Receivable as of                         ____________*

      (a)   Accounts receivable outstanding in whole or in
            part for more than 90 days after the invoice
            date                                                   (________)

      (b)   Accounts receivable owing from account debtor
            from whom 25% or more of the dollar amount of
            all accounts receivable are outstanding in whole
            or in part for more than 90 days after the
            invoice date                                           (________)

      (c)   Accounts receivable for goods not yet
            sold/services not yet performed                        (________)

      (d)   Accounts receivable arising from sales to the
            account debtor on a consignment, bill and hold,
            guaranteed sale, sale or return, sale on
            assignment, sale on appraisal or any other
            repurchase or return basis                             (________)

      (e)   Account debtor organized or located outside the
            U.S. (including Puerto Rico) and letter of
            credit or other credit enhancement not obtained        (________)

      (f)   U.S. Government accounts receivable where U.S.
            Assignment of Claims Act requirements or
            alternative procedures required by the Lender
            have not been satisfied                                (________)

      (g)   Accounts receivable subject to recoupment,
            offset (other than discount for prompt payment)
            or other defense on the part of the account
            debtor or to any claim on the part of such
            account debtor denying liability thereunder            (________)

      (h)   Accounts receivable subject to Liens other than
            in favor of Lender                                     (________)

      (i)   Accounts receivable in which the Lender does not
            have a First Priority Lien securing the
            Borrower's obligations                                 (________)

      (j)   Accounts receivable arising out of transactions
            (direct or indirect) with Affiliates, employees,
            etc.                                                   (________)

      (k)   Accounts receivable in respect of which an
            invoice bearing a date contemporaneous with or
            later than the date of the sale of goods or the
            rendering of services has not been sent to the
            applicable account debtor                              (________)

      (l)   Accounts receivable owing from an account debtor
            in excess of 25% of all Eligible Accounts (not
            applicable where account debtor rated BBB- or
            better)                                                (________)

      (m)   Accounts receivable from account debtors who are
            debtors-in-possession, insolvent or the subject
            of any bankruptcy or insolvency proceedings of
            any kind                                               (________)

      (n)   Accounts receivable where the account debtor is
            not creditworthy or is experiencing financial
            difficulties that could reasonably be expected
            to affect the collectability of the account            (________)

      (o)   Accounts receivable from account debtors in
            Minnesota or other jurisdictions that require
            the filing of a Business Activities Report (or
            other applicable reports) in order to enforce
            claims in such jurisdiction (unless the Borrower
            has filed such a Business Activities Report (or
            other applicable report) in such jurisdiction)         (________)

      (p)   Accounts receivable not denominated in U.S.
            Dollars                                                (________)

      (q)   Accounts receivable where Borrower has agreed
            with the account debtor to extend the time of
            payment of the subject account receivable              (________)

      (r)   Accounts receivable evidenced by chattel paper
            or other instruments or reduced to judgment            (________)

      (s)   Without duplication of the foregoing, the
            aggregate amount of any returns, discounts
            (calculated at shortest term), claims, credits,
            chargebacks, contra accounts, allowances, or
            excise taxes of any nature applicable to such
            accounts.                                              (________)

3.    Total Ineligible Accounts Receivable
      (a+b+c+d+e+f+g+h+i+j+k+l+m+o+p+q+r+s)                        (________)

4.    Total Eligible Accounts
      (line 1 minus line 3)                                        __________

5.    Borrowing Base
      (line 4 x 50%)                                               __________

AVAILABILITY CALCULATION

6.    Total Availability: lesser of (a) line 5 or (b)
      Revolving Credit Commitment __________

7.    Revolving Credit Exposure: __________

      NET AVAILABILITY (line 6 minus line 7)                       $__________**

MINIMUM CASH TO REVOLVING CREDIT EXPOSURE ***

1.    Total cash held at Lender:                                   __________

2.    Revolving Credit Exposure:                                   __________

      CASH/REVOLVING CREDIT EXPOSURE
      (line 1 divided by line 2) - Must be greater than 2.00       __________

The undersigned hereby certifies that (a) the information set forth in this certificate is true and correct as of the date indicated herein, (b) (i) the representations and warranties of each Credit Party set forth the Credit and Security Agreement dated as of December __, 2002 by and among Signal Technology Corporation, as borrower, Signal Technology Sales Corporation, as guarantor, and Citizens Bank of Massachusetts, as lender (as amended from time to time, the "Credit Agreement") are true and correct in all material respects on and as of the date hereof (or if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty was or shall be true and correct as of such specific date) and (ii) as of the date hereof no Default has occurred and is continuing, and (c) the calculations set forth herein have been made in accordance with the definitions set forth in the Credit Agreement and with the other applicable provisions of the Credit Agreement. Capitalized terms used herein without definition shall have the meanings given such terms in the Credit Agreement.


                                        SIGNAL TECHNOLOGY CORPORATION


                                        By:_____________________________________
                                        Name:
                                        Title:

*     Ineligible calculated monthly.

** Pursuant to Section 2.8(a) of the Credit Agreement, any sum which is a negative number must be repaid immediately or it is an immediate Event of Default under the Credit Agreement.

*** Pursuant to Section 7.16 of the Credit Agreement, Borrower is required to maintain cash balances of 2x aggregate Revolving Credit Exposure in deposit accounts at the Lender prior to achieving EBITDA of $1,800,000 for two consecutive fiscal quarters commencing after June 30, 2002.

                                                                       EXHIBIT C

                         FORM OF PERFECTION CERTIFICATE

      The undersigned, _____________, the ________________ of SIGNAL TECHNOLOGY CORPORATION, a Delaware corporation (the "COMPANY") hereby certifies to CITIZENS BANK OF MASSACHUSETTS (the "LENDER"), as follows:

      1. NAME.

            (a) The exact legal name of the Company as that name appears in its organizational documents is as follows:

            (b) The following is a list of all other names (including trade names or similar appellations) used by the Company, or any other business or organization to which the Company became the successor by merger, consolidation, acquisition, change in form, nature or jurisdiction of organization or otherwise, now or at any time during the past five years:

            (c) The following is the Company's federal employer identification number:

            (d) The following is the Company's state-issued identification number, if any:

      2. CURRENT LOCATIONS.

            (a) The following is the jurisdiction of organization of the
Company:

            (b) The chief executive office of the Company is located at the following address:

            (c) The following are all other locations in which the Company maintains any books or records relating to any accounts, contract rights, chattel paper, general intangibles or mobile goods:

                  (i) In the United States of America:

                  (ii) Outside the United States of America:

            (d) The following are all other places of business of the Company:

                  (i) In the United States of America:

                  (ii) Outside the United States of America:

            (e) The following are all other locations where any inventory or equipment of the Company is located:

                  (i) In the United States of America:

                  (ii) Outside the United States of America:

            (f) The following are the names and addresses of all persons or entities other than the Company, such as lessees, consignees, warehousemen or purchasers of chattel paper, which have possession or are intended to have possession of any of the Collateral consisting of chattel paper, inventory or equipment:

      3. PRIOR LOCATIONS.

            (a) Set forth below is each previous chief executive office of the Company at any time during the past four months:

            (b) Set forth below is each other location at which the Company previously maintained any books or records relating to any accounts, contract rights, chattel paper, general intangibles or mobile goods at any time during the past four months:

            (c) Set forth below is each other location at which any inventory or equipment of the Company has been previously held at any time during the past four months:

      4. PATENTS. Attached hereto as SCHEDULE 4 is a complete list of all patents issued or assigned to and all patent applications made by the Company and all exclusive and nonexclusive licenses to the Company from third parties or rights to use patents owned by such third parties.

      5. TRADEMARKS. Attached hereto as SCHEDULE 5 is a complete list of all trademarks (including service marks), federal and state trademark registrations and applications made by the Company, common law trademarks and trade names owned by or assigned to the Company, all registrations and applications for the foregoing and all exclusive and nonexclusive licenses from third parties of the right to use trademarks of such third parties.

      6. COPYRIGHTS. Attached hereto as SCHEDULE 6 is a complete list of all copyrights, whether statutory or common law, owned by or assigned to the Company, and all exclusive and nonexclusive licenses to the Company from third parties or rights to use copyrights owned by such third parties.

      7. WEBSITES AND DOMAIN NAMES. Attached hereto as SCHEDULE 7 is a complete list of all websites (including without limitation, all content, HTML documents, audiovisual material, software, data, copyrights, trademarks, patents and trade secrets relating to such websites) and domain names owned by or assigned to the Company and all exclusive and nonexclusive licenses to the Company from third parties or rights to use websites or domain names owned by such third parties.

      8. OTHER INTELLECTUAL PROPERTY. Attached hereto as SCHEDULE 8 is a complete list of all other proprietary rights, exclusionary rights and intellectual property rights (other than those listed in Sections 4 through 7 above) owned by or assigned to the Company, and all exclusive and nonexclusive licenses to the Company from third parties or rights to use such intellectual property owned by such third parties.

      9. REAL ESTATE AND FIXTURES. Attached hereto as SCHEDULE 9 is a description of each parcel of real property owned by the Company or on which any fixtures of the Company are or are to be located, the name of the record owner of such parcel and the name and address of each real estate recording office where a mortgage on the real estate on which such fixtures are or are to be located would be recorded.

      10. COMMERCIAL TORT CLAIMS. Attached hereto as SCHEDULE 10 is a detailed description of each commercial tort claim for which the company is the claimant, including without limitation the name of the defendant, type of claim, the court in which the claim was filed, date of the filing of the complaint and a brief description of the facts.

      11. UNUSUAL TRANSACTIONS. Except as set forth on SCHEDULE 11, attached hereto, all of the property and assets of the Company pledged to the Lender as Collateral has been originated by the Company (or its predecessor entities) in the ordinary course of its business or consist of goods which have been acquired by the Company (or its predecessor entities) in the ordinary course from a person in the business of selling goods of that kind.

      12. DEPOSIT ACCOUNTS. Set forth on SCHEDULE 13 attached hereto is a complete list of all bank accounts (including securities and commodities accounts) maintained by the Company (PROVIDE NAME AND ADDRESS OF DEPOSITORY BANK, TYPE OF ACCOUNT AND ACCOUNT NUMBER).

      13. INVESTMENT PROPERTY. Set forth on SCHEDULE 14 attached hereto is a complete list of all stocks, bonds, debentures, notes and other securities and investment property owned by the Company (PROVIDE NAME OF ISSUER, DESCRIPTION OF SECURITY AND VALUE).

      14. UCC FILINGS. The Lender is hereby authorized to file financing statements prior to and after the execution and delivery of a security agreement of initial Uniform Commercial Code financing statements, and to the extent necessary or appropriate, amendments thereto, in all appropriate jurisdictions (as identified in ss. 2(a) hereof and in each real estate recording office referred to in SCHEDULE 9 hereto which reflect the security interests to be granted in favor of the Lender in all assets of the Company.

      IN WITNESS WHEREOF, I have hereunto signed this Certificate as of this _____ day of ____________ 2002.


                                        [NAME OF THE COMPANY]


                                        By:_____________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT D

                         FORM OF COMPLIANCE CERTIFICATE

Citizens Bank of Massachusetts
Exchange Place
53 State Street
Boston, MA 02109
Attn: William F. Granchelli
      Technology Banking Group

Re: CREDIT AND SECURITY AGREEMENT DATED AS OF DECEMBER ___, 2002 (AS AMENDED FROM TIME TO TIME, THE "CREDIT AGREEMENT") AMONG SIGNAL TECHNOLOGY CORPORATION, AS BORROWER, SIGNAL TECHNOLOGY SALES CORPORATION, AS GUARANTOR, AND CITIZENS BANK OF MASSACHUSETTS, AS LENDER

Ladies & Gentlemen:

      Pursuant to Section 7.1 of the above-referenced Credit Agreement, enclosed are copies of consolidated financial statements for the Borrower and its Subsidiaries for the fiscal quarter ended ____________ (the "Fiscal Period"), prepared in accordance with GAAP. Capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

      As required, a review of the activities of the Credit Parties during the Fiscal Period has been made under the immediate supervision of the undersigned with a view to determining whether, during the Fiscal Period, the Credit Parties have kept, observed, performed and fulfilled each and every covenant and condition of the Credit Agreement. To the best of my knowledge and belief there neither exists on the date of this certificate, nor existed during the Fiscal Period, any Default or Event of Default, except as set forth on any attachment hereto. There has been no change in GAAP since the date of the last audited financial statements delivered to you by the Credit Parties.

      As further required, attached are covenant calculations showing compliance by the Borrower with the financial covenants set forth in Section 8.10 of the Credit Agreement.

                                        Very truly yours,


                                        SIGNAL TECHNOLOGY CORPORATION


                                        By:_____________________________________
                                           Name:
                                           Title:

Enclosures

                   [EXCEL COVENANT CALCULATION TO BE ATTACHED]

            FINANCIAL COVENANT CALCULATIONS
            FISCAL |_| QUARTER/|_| YEAR ENDED ________

Except as otherwise set forth below, the following covenants have been measured at the end of the fiscal quarter of the Borrower specified above for such fiscal quarter (the "Fiscal Period").

(All dollar amounts below are given in thousands (000))

8.10(a)  MINIMUM QUICK RATIO.

                                                                                          1/0/1900
                                                                                          --------
Cash
A/R (net)
                                                                                          ========
Total                                                                                            0   A

Current Liabilities                                                                                  B
                                                                                          ========
CURRENT RATIO                                                                                #VALUE! A/B

ACTUAL QUICK RATIO                                                              #VALUE!
REQUIRED QUICK RATIO                                     (GREATER THAN OR EQUAL) 0.90:1
COMPLIANCE                                                                      #VALUE!

8.10(b) MINIMUM TANGIBLE NET WORTH.

                                                                                          1/0/1900
                                                                                          --------
Total Book Net Worth
- Intangible Assets
- Goodwill
- Other Current Assets*
- Other Assets*
- Affiliate Accounts
- Affiliate Investments
+ Current Intangible Liabilities*
+ Long Term Intangibles Liabilities*
                                                                                          ========
TANGIBLE NET WORTH                                                                         #VALUE!

ACTUAL TANGIBLE NET WORTH                                                       #VALUE!
REQUIRED TANGIBLE NET WORTH                             (GREATER THAN OR EQUAL) $32,000
COMPLIANCE                                                                      #VALUE!

* Based on application of GAAP used in connection with the preparation of the Borrower's consolidated balance sheet dated June 30, 2002

8.10(c) MAXIMUM TOTAL LIABILITIES/TANGIBLE NET WORTH RATIO

                                                                                          1/0/1900
                                                                                          --------
Total Liabilities                                                                                    A
Tangible Net Worth                                                                         #VALUE!   B
                                                                                          ========
TOTAL LIABILITIES/TANGIBLE NET WORTH                                                       #VALUE!   A/B

ACTUAL TOTAL LIABILITIES/TANGIBLE NET WORTH                                     #VALUE!
REQUIRED TOTAL LIABILITIES/TANGIBLE NET WORTH               (LESS THAN OR EQUAL) 1.15:1
COMPLIANCE                                                                      #VALUE!

8.10(d) MINIMUM EBITDA. *

EBITDA                                                                                    1/0/1900
                                                                                          --------
Operating Income (Loss)
+ Depreciation
+ Amortization
+ Cash expenses associated with SWG Matters**
+ Non-cash expenses associated with SWG Matters
                                                                                          ========
Total EBITDA                                                                                     0

ACTUAL EBITDA                                                                         0
REQUIRED EBITDA                                           (GREATER THAN OR EQUAL) 1,800
COMPLIANCE                                                                         FAIL

*     Measured only for fiscal quarters ending December 31, 2002 and March 31,
      2003.

**    Not to exceed $800 in the aggregate

8.10(e)  MINIMUM DEBT SERVICE COVERAGE RATIO.*

                                                                                          1/0/1900
                                                                                          --------
Total EBITDA                                                                                     0
- Cash income taxes paid or accrued
- Non-Financed Capital Expenditures
- Permitted cash distributions or dividends
- Permitted loans, advances, and extensions of credit
                                                                                          ========
Total OCF                                                                                        0   A

DEBT SERVICE                                                                              1/0/1900
                                                                                          --------
Principal Payments Due
+ Capital Lease Payments
+ Interest Payments
+ Loan Fees
                                                                                          ========
Total Debt Service                                                                               0   B

DEBT SERVICE RATIO                                                                         #DIV/0!   A/B

ACTUAL DEBT SERVICE COVERAGE                                                    #DIV/0!
REQUIRED DEBT SERVICE RATIO                              (GREATER THAN OR EQUAL) 1.25:1
COMPLIANCE                                                                         FAIL

* This covenant will first be measured as of the last day of the fiscal quarter ending March 31, 2003.

                                                                       EXHIBIT E

                         FORM OF STOCK PLEDGE AGREEMENT

      THIS AGREEMENT is dated as of __________, 2002 by and between SIGNAL TECHNOLOGY CORPORATION, a Delaware corporation, and SIGNAL TECHNOLOGY SALES CORPORATION, a Virgin Islands corporation, (hereinafter collectively referred to as the "Pledgors"), and CITIZENS BANK OF MASSACHUSETTS, as Lender under the Credit and Security Agreement described below, having an address at Exchange Place, 53 State Street, Boston, Massachusetts 02109 (hereinafter referred to as the "Lender").

                              W I T N E S S E T H:

      WHEREAS, each Pledgor is either a borrower or guarantor under the terms of a Credit and Security Agreement among Signal Technology Corporation, as borrower (the "Borrower"), Signal Technology Sales Corporation, as guarantor (the "Guarantor", and collectively with the Borrower, the "Credit Parties"), and the Lender, dated as of the date hereof (as amended from time to time, the "Credit Agreement") pursuant to which the Lender has agreed, subject to the terms and conditions set forth therein, to make certain Loans (as defined in the Credit Agreement) to the Borrower and to issue Letters of Credit (as defined in the Credit Agreement) for the account of the Borrower; and

      WHEREAS, each Pledgor owns the percentage of the outstanding partnership interests, limited liability company interests or shares of capital stock, as applicable, of the companies listed on SCHEDULE I hereto as set forth on such
SCHEDULE I hereto and is holder of certain other instruments and securities (such companies and the issuers of such instruments and securities, collectively called the "LISTED COMPANIES"); and

      WHEREAS, the obligation of the Lender to make the Loans to the Borrower and issue the Letters of Credit is subject to the conditions, among others, that each Pledgor shall execute and deliver this Agreement and grant the pledge and security interest hereinafter described;

      NOW, THEREFORE, in consideration of the willingness of the Lender to enter into the Credit Agreement and of the Lender to agree, subject to the terms and conditions set forth therein, to make the Loans to the Borrower and issue the Letters of Credit pursuant thereto, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:

      1. DEFINED TERMS. Except as otherwise expressly defined herein, all capitalized terms shall have the meanings ascribed to them in the Credit Agreement.

      2. SECURITY INTEREST. Each Pledgor hereby deposits with, and pledges to, the Lender all investment property which such Pledgor holds in the Listed Companies, including, without limitation, the partnership interests, limited liability company interests and shares of capital stock, as applicable, of the Listed Companies as listed on SCHEDULE I attached hereto (the "PLEDGED EQUITY") (together with the appropriate powers duly endorsed in blank) and (b) the promissory notes payable to the Pledgors as listed in SCHEDULE II attached hereto (the "PLEDGED NOTES", and together with the Pledged Equity and any additional investment property, securities or collateral pledged hereunder, the "PLEDGED COLLATERAL"), and each Pledgor hereby grants to the Lender a security interest in all of the Pledged Collateral as security for the due and punctual payment and performance of the Secured Obligations described in Section 3 hereof.

      3. SECURED OBLIGATIONS. The security interest hereby granted shall secure the due and punctual payment and performance of the following liabilities and obligations of the Pledgors (herein called the "Secured Obligations"): the aggregate outstanding principal balance of any and all interest on the Loans made by the Lender to the Borrower (including any interest accruing after the commencement of any proceeding by or against the Borrower under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, and any other interest that would have accrued but for the commencement of such proceeding, whether or not any such interest is allowed as a claim enforceable against the Pledgors in any such proceeding), all LC Disbursements and all other obligations from time to time owing to the Lender by the Credit Parties under the Credit Agreement or under any other Loan Document, and all obligations of the Borrower to the Lender or any Affiliate of the Lender under any Hedging Agreement entered into in connection with the Credit Agreement or any Loan Document, in each case strictly in accordance with the terms thereof.

      4. SPECIAL WARRANTIES AND COVENANTS OF THE PLEDGORS. Each Pledgor hereby warrants and covenants to the Lender with respect to the Pledged Collateral for which it is the "Pledgor," as set forth on SCHEDULE I, that:

            (a) The Pledged Collateral is duly and validly pledged with the Lender in accordance with law, the Lender has a First Priority security interest in such Pledged Collateral, and each Pledgor warrants and will defend the Lender's right, title and security interest in and to the Pledged Collateral against the claims and demands of all Persons whomsoever.

            (b) Each Pledgor has good title to the Pledged Collateral, free and clear of all Liens, except as expressly set forth in or permitted under the Credit Agreement.

            (c) All of the Pledged Equity has been duly and validly issued and is fully paid and nonassessable.

            (d) The Pledged Equity constitutes the amount and percentage of partnership interests, limited liability company interests or shares, as applicable, of the presently issued and outstanding partnership interests, limited liability company interests or capital stock of the Listed Companies, as applicable, as set forth on SCHEDULE I.

            (e) If any additional partnership interests, limited liability company interests or shares of capital stock of any class of the Listed Companies or if any promissory notes of the Listed Companies or other securities of the Listed Companies are acquired by any Pledgor after the date hereof, the same shall constitute Pledged Collateral and shall be deposited with and pledged to the Lender as provided in Section 2 hereof simultaneously with such acquisition. The Pledgors will promptly notify the Lender of the date and amount of any loans made from time to time by the Pledgors to the Listed Companies as permitted by the Credit Agreement.

            (f) No Pledgor will sell, convey or otherwise dispose of any of the Pledged Collateral, nor will any Pledgor create, incur or permit to exist any Lien with respect to any of the Pledged Collateral or the proceeds thereof, other than Liens with respect to the Pledged Collateral created hereby and Liens permitted under the Credit Agreement.

            (g) No Pledgor will consent to or approve the issuance of any additional partnership interests, limited liability company interests or shares of capital stock of any class of the Listed Companies, except for the issuance of additional partnership interests, limited liability company interests or shares of capital stock to such Pledgor as permitted by and in accordance with the terms of the Credit

Agreement, provided that any such partnership interests, limited liability company interests or additional shares of capital stock shall be deposited with and pledged to the Lender simultaneously with such issuance as provided in
Section 2 hereof.

            (h) The Pledged Notes evidence the amount of outstanding indebtedness for money borrowed of the respective issuers thereof indicated on
SCHEDULE I hereto.

            (i) If any additional promissory notes are acquired by any Pledgor from the issuers of the Pledged Notes or any other Person, the same shall constitute Pledged Notes and Pledged Collateral and shall be deposited with and pledged to the Lender as provided in Section 2 hereof simultaneously with such acquisition. The Pledgors will promptly notify the Lender of any loans made from time to time to such issuers as permitted by the Credit Agreement.

      5. DISTRIBUTIONS. In case, upon the dissolution, winding up, liquidation or reorganization of the Listed Companies whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Listed Companies or otherwise, any sum shall be paid or any property shall be distributed upon or with respect to any of the Pledged Collateral, such sum shall be paid over to the Lender as collateral security for the Secured Obligations. In case any stock dividend shall be declared on any of the Pledged Collateral, or any share of stock or fraction thereof shall be issued pursuant to any stock split involving any of the Pledged Collateral, or any distribution of capital or profits shall be made on any of the Pledged Collateral, or any property shall be distributed upon or with respect to the Pledged Collateral, the limited partnership interests, limited liability company interests, shares, cash or other property so distributed shall be delivered to the Lender as collateral security for the Secured Obligations.

      6. EVENTS OF DEFAULT. The Pledgors shall be in default under this Agreement upon the happening of any Event of Default, as defined in the Credit Agreement (herein called an "Event of Default").

      7. RIGHTS AND REMEDIES OF LENDER. Upon the occurrence and during the continuance of an Event of Default, the Lender shall have the following rights and remedies:

            (a) All rights and remedies provided by law, including, without limitation, those provided by the Uniform Commercial Code;

            (b) All rights and remedies provided in this Agreement; and

            (c) All rights and remedies provided in the Credit Agreement or in the other Loan Documents, or in any other agreement, document or instrument pertaining to the Secured Obligations.

      8. RIGHT TO TRANSFER INTO NAME OF LENDER, ETC. Upon the occurrence and during the continuance of an Event of Default, but subject to the provisions of the Uniform Commercial Code or other applicable law, the Lender may cause all or any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees. So long as no Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to exercise as such Pledgor shall deem fit, but in a manner not inconsistent with the terms hereof or of the Secured Obligations, the voting power with respect to the Pledged Collateral.

      9. RIGHT OF LENDER TO EXERCISE VOTING POWER, ETC. Upon the occurrence and during the continuance of an Event of Default, the Lender shall be entitled to exercise the voting power with respect to the Pledged Collateral, to receive and retain, as collateral security for the Secured Obligations, any and all dividends or other distributions at any time and from time to time declared or made upon any of the Pledged Collateral, and to exercise any and all rights of payment, conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Listed Companies or, upon the exercise of any such right, privilege or option pertaining to the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Lender may determine, all without liability except to account for property actually received, but the Lender shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

      10. RIGHT OF LENDER TO DISPOSE OF COLLATERAL, ETC. Upon the occurrence and during the continuance of an Event of Default, the Lender shall have the right at any time or times thereafter to sell, resell, assign and deliver all or any of the Pledged Collateral in one or more parcels at any exchange or broker's board or at public or private sale. Unless the Pledged Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender will give the Pledgors at least ten (10) days' prior written notice in accordance with Section 20 hereof of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition of any of the Pledged Collateral is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition. Such notice may be given without any demand of performance or other demand, all such demands being hereby expressly waived by each Pledgor. All such sales shall be at such commercially reasonable price or prices as the Lender shall deem best and either for cash or on credit or for future delivery (without assuming any responsibility for credit risk). At any such sale or sales, the Lender may purchase any or all of the Pledged Collateral to be sold thereat upon such terms as the Lender may deem best. Upon any such sale or sales the Pledged Collateral so purchased shall be held by the purchaser absolutely free from any claims or rights of whatsoever kind or nature, including any equity of redemption and any similar rights, all such equity of redemption and any similar rights being hereby expressly waived and released by each Pledgor. In the event any consent, approval or authorization of any governmental agency will be necessary to effectuate any such sale or sales, each Pledgor shall execute, and hereby agrees to cause the Listed Companies to execute, all such applications or other instruments as may be required.

      Each Pledgor recognizes that the Lender may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act"), or otherwise but may be compelled to resort to one or more private sales to a restricted group of purchasers, each of whom will be obligated to agree, among other things, to acquire such Pledged Collateral for its own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that private sales so made may be at prices and upon other terms less favorable to the seller than if such Pledged Collateral were sold at public sales without such restrictions, and that the Lender has no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit such Pledged Collateral to be registered for public sale under the Securities Act. Each Pledgor agrees that any such private sales shall not be deemed to have been made in a commercially unreasonable manner solely because they shall have been made under the foregoing circumstances.

      11. CREDIT AGREEMENT. Notwithstanding any other provision of this Agreement, the rights of the parties hereunder are subject to the provisions of the Credit Agreement, including the provisions thereof pertaining to the rights and responsibilities of the Lender. In the event that any provision of this Agreement is in conflict with the terms of the Credit Agreement, the Credit Agreement shall control. The term "Lender" as used herein shall include Citizens Bank of Massachusetts or any other Person acting as Lender pursuant to the Credit Agreement.

      12. COLLECTION OF AMOUNTS PAYABLE ON ACCOUNT OF PLEDGED COLLATERAL, ETC. Upon the occurrence and during the continuance of any Event of Default, the Lender may, but without obligation to do so, demand, sue for and/or collect any money or property at any time due, payable or receivable, to which it may be entitled hereunder, on account of, or in exchange for, any of the Pledged Collateral and shall have the right, for and in the name, place and stead of each Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral.

      13. CARE OF PLEDGED COLLATERAL IN LENDER'S POSSESSION. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Lender shall have no duty or liability to collect any sums due in respect thereof or to protect or preserve rights pertaining thereto, and shall be relieved of all responsibility for the Pledged Collateral upon surrendering the same to the Pledgors.

      14. PROCEEDS OF COLLATERAL. The proceeds of any sale or sales of the Pledged Collateral, together with any other additional collateral security at the time received and held hereunder, shall be received and applied: first, to the payment of all reasonable costs and expenses of such sale, including reasonable attorneys' fees; second, to the payment of the Secured Obligations by the Lender in accordance with the terms of the Credit Agreement; and third, any surplus thereafter remaining shall be paid to the Pledgors or to whomever may be legally entitled thereto (including, if applicable, any subordinated creditor of the Listed Companies or the Pledgors). In the event the proceeds of any sale, lease or other disposition of the Collateral hereunder are insufficient to pay all of the Secured Obligations in full, each Pledgor will be liable for the deficiency, together with interest thereon at the maximum rate provided in the Credit Agreement, and the reasonable costs and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, reasonable attorneys' fees, expenses and disbursements.

      15. WAIVERS, ETC. Each Pledgor hereby waives presentment, demand, notice, protest and, except as is otherwise provided herein or in the Credit Agreement, all other demands and notices in connection with this Agreement or the enforcement of the Lender's rights hereunder or in connection with any Secured Obligations or any Pledged Collateral; consents to and waives notice (except as specifically required by this Agreement or the Credit Agreement) of the granting of renewals, extensions of time for payment or other indulgences to the Listed Companies or the Pledgors or to any third party, or substitution, release or surrender of any collateral security for any Secured Obligation, the addition or release of Persons primarily or secondarily liable on any Secured Obligation or on any collateral security for any Secured Obligation, the acceptance of partial payments on any Secured Obligation or on any collateral security for any Secured Obligation and/or the settlement or compromise thereof. No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. Each Pledgor further waives any right it may have under the laws of the Commonwealth of Massachusetts, under the laws of any state in which any of the Pledged Collateral may be located or which may govern the Pledged Collateral, or under the laws of the United States of America, to notice (other than any requirement of notice provided herein or in the Credit Agreement) or to a judicial hearing prior to the exercise of any right or remedy provided by this Agreement to the Lender and waives its rights, if any, to set aside or invalidate any sale duly consummated in accordance with the foregoing provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing. Each Pledgor's waivers under this Section have been made voluntarily, intelligently and knowingly and after such Pledgor has been apprised and counseled by its attorneys as to the nature thereof and its possible alternative rights.

      16. TERMINATION; ASSIGNMENT, ETC. When all the Secured Obligations have been paid in full and have been terminated and the commitment of the Lender to make any Loan under the Credit Agreement has terminated or expired and no Letters of Credit remain outstanding, this Agreement and the security interest in the Collateral created hereby shall terminate. No waiver by the Lender or by any other holder of Secured Obligations of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion. In the event of a sale or assignment by the Lender of all or any of the Secured Obligations held by it, the Lender may assign or transfer its rights and interest under this Agreement in whole or in part to the purchaser or purchasers of such Secured Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers and rights of the Lender hereunder.

      17. REINSTATEMENT. Notwithstanding the provisions of Section 16, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Lender in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Listed Companies, any Pledgor or upon the appointment of any intervener or conservator of, or trustee or similar official for, the Listed Companies or any Pledgor, or any substantial part of their respective properties, or otherwise, all as though such payments had not been made.

      18. GOVERNMENTAL APPROVALS, ETC. Upon the exercise by the Lender of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, qualification or authorization of any governmental authority or instrumentality, each Pledgor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Lender may be required to obtain for such governmental consent, approval, qualification or authorization.

      19. RESTRICTIONS ON TRANSFER, ETC. To the extent that any restrictions imposed by the charter, certificate of limited partnership, limited partnership agreement, operating agreement or by-laws of any of the Listed Companies or any other document or instrument would in any way affect or impair the pledge of the Pledged Collateral hereunder or the exercise by the Lender of any right granted hereunder, including, without limitation, the right of the Lender to dispose of the Pledged Collateral upon the occurrence and during the continuance of an Event of Default, each Pledgor hereby waives such restrictions, and represents and warrants that it has caused the Listed Companies to take all necessary action to waive such restrictions, and each Pledgor hereby agrees that it will take any further action which the Lender may reasonably request in order that the Lender may obtain and enjoy the full rights and benefits granted to the Lender by this Agreement free of any such restrictions.

      20. NOTICES. All notices, consents, approvals, elections and other communications hereunder shall be in writing (whether or not the other provisions of this Agreement expressly so provide) and shall be deemed to have been duly given if delivered in accordance with the terms of Section 10.1 of the Credit Agreement.

      21. MISCELLANEOUS. This Agreement shall inure to the benefit of and be binding upon the Lender and each Pledgor and their respective successors and assigns, and the term "Lender " shall be deemed to include any other holder or holders of any of the Secured Obligations. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

      22. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts. Each Pledgor, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in the Commonwealth of Massachusetts and consents to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts. Each Pledgor further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it in accordance with Section 20 hereof or as otherwise provided under the laws of the Commonwealth of Massachusetts. Nothing in this Agreement shall affect any right the Lender may otherwise have to bring an action or proceeding relating to this Agreement against any Pledgor or its properties in the courts of any jurisdiction. EACH PLEDGOR IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PLEDGOR IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

      IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.


                                        PLEDGORS:

                                        SIGNAL TECHNOLOGY CORPORATION


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        SIGNAL TECHNOLOGY SALES CORPORATION


                                        By: ____________________________________
                                            Name:
                                            Title:

                                        LENDER:

                                        CITIZENS BANK OF MASSACHUSETTS


                                        By: ____________________________________
                                            Name:
                                            Title:

                                                                      SCHEDULE I
                                                     (to Stock Pledge Agreement)

                                  PLEDGED STOCK

                                                       No. of        Certificate
Issuer and Address              Description            Shares           No.(s)
------------------              -----------            ------        -----------
Signal Technology
Sales Corporation

                                                                     SCHEDULE II
                                                     (to Stock Pledge Agreement)

                                  PLEDGED NOTES

                                                                       EXHIBIT F

                               HAZARDOUS MATERIALS
                               INDEMNITY AGREEMENT

      THIS HAZARDOUS MATERIALS INDEMNITY AGREEMENT (the "Agreement") is entered into as of __________ __, 2002, by the undersigned (hereinafter referred to collectively as the "Indemnitors"), in favor of CITIZENS BANK OF MASSACHUSETTS (the "Lender") with a place of business at Exchange Place, 53 State Street, Boston, Massachusetts 02109.

      Reference is made to the following facts:

      A. The Indemnitors have entered into a Credit and Security Agreement dated as of the date hereof (as amended from time to time, the "Credit Agreement") with the Lender, pursuant to which the Lender has agreed, subject to the terms and conditions set forth therein, to make certain Loans as defined in the Credit Agreement (the "Loans") to Signal Technology Corporation (the "Borrower"). Except as otherwise expressly defined herein or in the exhibits attached hereto, all capitalized terms shall have the meanings ascribed to them in the Credit Agreement.

      B. As a condition to making the Loans and issuing Letters of Credit, the Lender requires that the Indemnitors agree to indemnify and hold harmless the Lender from any Environmental Claim, any Requirements of Environmental Law, and any violation of any Environmental Permit, and all Costs (as the foregoing terms are defined in Exhibit A hereto) relating to the Premises (as hereinafter defined). The Lender would not make the Loans or issue the Letters of Credit without this Agreement and Indemnitors acknowledge and understand that this Agreement is a material inducement for the Lender's agreement to make the Loans and issue the Letters of Credit.

      C. Certain of the Indemnitors are the owners of certain of the parcels described as "Owned Properties" on the attached Exhibit B and are hereinafter referred to as the "Premises".

      NOW, THEREFORE, in consideration of the Lender's agreement to make the Loans and issue the Letters of Credit and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Indemnitors hereby covenant and agree as follows:

      1. Hazardous Materials; Compliance with Requirements of Environmental Law.

      Except as disclosed on Exhibit C,

            (a) The Indemnitors represent and warrant that they have never generated, stored (other than the lawful storage of heating oil in amounts required for the heating of buildings located on the Premises, or other than the handling of Hazardous Materials in the Indemnitors' ordinary course of business in material compliance with the Requirements of Environmental Law), or disposed of any Hazardous Materials on the Premises except in compliance with the Requirements of Environmental Law, and the Indemnitors are not aware of the generation, storage, disposal or release of Hazardous Materials on the Premises by any other person, or the generation, storage, disposal or release of Hazardous Materials upon or into the real property adjoining or in the vicinity of the Premises which through soil or ground water migration could have come to be located at the Premises. The Indemnitors further represent and warrant to the best of their knowledge that there are no underground storage tanks on the Premises except as disclosed to the Lender in writing. The Indemnitors agree not to release or dispose of any Hazardous Materials at the Premises, nor to permit the same, at any time during the term of the Loans in violation of the Requirements of Environmental Law.

            (b) The Indemnitors represent and warrant that the Premises materially comply with all applicable Requirements of Environmental Law. The Indemnitors covenant that the Premises and the Indemnitors, and each Subsidary thereof (as that term is defined in the Credit Agreement), shall at all times comply in all material respects with all Requirements of Environmental Law.

            (c) The Lender may (but shall not be obligated to), from time to time during the term of the Loans, for reasonable cause, and at the Indemnitors' expense, cause Indemnitors to conduct such investigations as the Lender deems reasonable to determine whether Hazardous Materials exist on any part of the Premises and to determine the source, quantity and type of such Hazardous Materials, if any. Such investigations may include without limitation a detailed visual inspection of the Premises, including all storage areas, storage tanks, drains and dry wells, as well as the taking of soil samples, surface water samples, and ground water samples and such other investigations or analyses as are reasonably necessary or appropriate in the Lender's sole discretion for a complete assessment of the compliance of the Premises and the use and operation thereof with all Requirements of Environmental Law. In the event the Indemnitors shall fail to conduct such investigations, the Lender may, but shall not be required to, cause such investigations to be performed and all associated Costs shall become an Environmental Claim hereunder. In such an event, the Lender and its officers, employees, agents and contractors shall have and are hereby granted the right to enter upon the Premises for the foregoing purposes, provided that the Lender shall provide reasonable advance notice to the Indemnitors of each such entry and shall use reasonable efforts to minimize the disruption to the operation of the Indemnitors' business on the Premises.

            (d) Without limiting the generality of this Section, during the term of the Indemnitors' ownership, leasing, operation or use of the Premises, the Indemnitors, and the Premises and all alterations thereof, shall comply in all material respects with all local, state and federal laws and regulations now or hereafter in effect and applicable relating to the presence, abatement, removal, disposal, transportation or treatment of materials containing asbestos.

            (e) Without limiting the generality of this Section, during the term of the Indemnitors' ownership, leasing, operation or use of the Premises, if any portion of the Premises is to be used for residential purposes, the Premises and all alterations thereof shall comply in all material respects with all local, state and federal laws and regulations now or hereafter in effect and applicable relating to the presence, abatement, removal, disposal, transportation or treatment of materials containing lead paint.

      2. Indemnification.

            (a) The Indemnitors shall protect, defend, indemnify, and hold harmless the Lender, each Affiliate of the Lender, each Related Party of the Lender, and each Related Party of any Affiliate of the Lender (as such terms are defined in the Credit Agreement) (the Lender and all such other persons and entities being referred to herein individually as an "Indemnitee" and collectively as "Indemnitees") from and against all Costs which at any time may be asserted against or imposed upon the Premises, the Indemnitees, or any of them, with respect to the Premises or the Indemnitors' ownership, use, occupation or operation thereof and thereon and arising out of or in connection with (i) Requirements of Environmental Law; (ii) Environmental Claims; (iii) the failure of the Indemnitors, or any other party directly or indirectly connected with the Premises, or affiliated with Indemnitors having any control over or responsibility for the use and operation of the Premises, to obtain, maintain, or comply with any Environmental Permit; and/or (iv) the presence, existence or threat of release of Hazardous Materials (as defined in Exhibit A hereto) at, on, about, under, within or in connection with the Premises, in all cases excepting those Costs which are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (A) the gross negligence or willful misconduct of Indemnitees or (B) a release or threat of release of Hazardous Materials originating during the period of time that the Lender controls and occupies the Premises by assignment, deed-in-lieu of foreclosure, foreclosure or otherwise.

            (b) In the event that any Remedial Work (as defined in Exhibit A hereto) is required by any Environmental Law, any judicial order, or by any governmental or non-governmental entity or person because of, or in connection with, the current or future presence, suspected presence, release or suspected release or threat of release of Hazardous Materials in or into the air, soil, ground water, surface water or soil vapor at, on, about, under, within, near, from or in connection with the Premises (or any portion thereof), Indemnitors shall commence, or cause to be commenced, and thereafter prosecute to completion, all such Remedial Work in compliance with the Requirements of Environmental Law. All such Remedial Work shall be performed by licensed contractors qualified to perform such work under applicable federal, state and local law. All Costs related to such Remedial Work, in all cases excepting those Costs which are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of Indemnitees, shall be paid by Indemnitors including, without limitation, reasonable Costs incurred by any Indemnitee in connection with the monitoring or review of such Remedial Work by the Indemnitee or a third party engaged by Indemnitee. In the event the Indemnitors shall fail to commence, or cause to be commenced, or fail to prosecute to completion, such Remedial Work in compliance with the Requirements of Environmental Law, the Lender may, but shall not be required to, cause such Remedial Work to be performed and all Costs shall become an Environmental Claim hereunder.

            (c) This Agreement, and all rights and obligations hereunder shall survive (i) repayment of the Loans; (ii) satisfaction, assignment or reconveyance of the Mortgages, Deeds of Trust, Leasehold Mortgages and Leasehold Deeds of Trust by which certain of the Premises secure the Indemnitor's obligations under the Credit Agreement (collectively, the "Mortgages"); (iii) release of any other security provided in connection with the Loans; (iv) foreclosure or enforcement of the Mortgages and other security instruments in connection with the Loans; (v) acquisition of the Premises by the Lender by assignment or deed-in-lieu of foreclosure or other enforcement or otherwise (except with respect to any actual violation of any Requirements of Environmental Law by Indemnitees following such acquisition); (vi) sale, assignment or transfer of all or any portion of the Lender's rights in the Loans and the Premises and (vii) termination of any of the Leases.

            (d) Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including, without limitation, the right to contribution, which any Indemnitee may have against the Indemnitors or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. ss. 9601 et seq.), as it may be amended from time to time, or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

      3. Notice of Actions.

            (a) To the extent not already disclosed to the Lenders, the Indemnitors shall give prompt written notice to the Lender of: (i) its use, manufacture, production, handling or storage of any type of Hazardous Material at the Premises, or any substantial increase in the quantity or magnitude of the use, manufacturing, production, handling or storage of any type of Hazardous Material at the Premises above levels previously disclosed to the Lender; (ii) any proceeding, inquiry, notice, or other communication to it or of which it has knowledge, or with the exercise of reasonable due diligence, should have had knowledge by or from any governmental or non-governmental entity regarding the presence or suspected presence of any Hazardous Material at, on, under, within or in connection with the Premises or any migration thereof from or to the Premises; (iii) any actual or alleged material violation of any Requirements of Environmental Law of which it has knowledge; (iv) notice of any actual or alleged Environmental Claim of which it has knowledge; (v) the discovery by Indemnitors or by any third party of which the Indemnitors are made aware of any occurrence or condition on any real property adjoining or in the vicinity of the Premises that could reasonably be expected to cause the Premises or any part thereof to be subject to any material restrictions on ownership, occupancy, transferability, or use, or subject the owner or any person having any interest in the Premises to any liability, penalty, or disability under any Requirements of Environmental Law; (vi) the receipt of any notice or discovery of any information regarding any actual, alleged, or potential spillage, seepage, release, discharge, disposal or any other presence or existence of any Hazardous Material at, on, about, under, within, adjoining, in the vicinity of or in connection with the Premises; and (vii) the presence, release or threat of release of any Hazardous Materials at or from the Premises (other than the handling of Hazardous Materials in the Indemnitors' ordinary course of business in material compliance with the Requirements of Environmental Law).

            (b) As soon as practicable upon receipt of the same, the Indemnitors shall deliver to the Lender copies of any and all Environmental Claims, and any and all orders, notices, permits, applications, reports, and other communications, documents, and instruments pertaining to the actual, alleged, or potential presence or existence of any Hazardous Material at, on, about, under, within, near or in connection with the Premises.

      4. Procedures Relating to Indemnification.

            (a) In any circumstance in which this Agreement applies, the Lender may, but shall not be obligated to, employ its own legal counsel and consultants to investigate, prosecute, negotiate, or defend any such Environmental Claim and in the event liability is asserted directly against the Lender, the Lender shall have the right to compromise or settle such claim of liability against the Lender without the consent of Indemnitors. Indemnitors shall reimburse the Lender, within fifteen (15) days of demand, for all Costs incurred by the Lender, including the amount of all Costs of settlements entered into by the Lender, in all cases excepting those Costs which are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of Indemnitees or their agents, employees or contractors,.

            (b) The Indemnitors shall not, without the prior written consent of the Lender (i) settle or compromise any action, suit, proceeding, or claim or consent to the entry of any judgment that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Lender of (x) a full and complete written release of the Lender from all liability in respect of such action, suit or proceeding and (y) a dismissal with prejudice of such suit, action or proceeding; or (ii) settle or compromise any action, suit, proceeding, or claim in any manner that may adversely affect the Lender as determined by the Lender in its reasonable discretion.

      5. Binding Effect. This Agreement shall be binding upon the Indemnitors, their successors and permitted assigns and shall inure to the benefit of the Indemnitees and their respective successors and assigns, including as to the Lender without limitation, any affiliate of the Lender which acquires all or part of the Premises by any sale, assignment, assignment or deed in lieu of foreclosure or other enforcement, or foreclosure under the Mortgages, or otherwise. The obligations of Indemnitors under this Agreement shall not be assigned without the prior written consent of the Lender, which consent may be given or withheld in the sole discretion of the Lender.

      6. Liability of Indemnitors. The liability of each party comprising the Indemnitors shall be joint and several. The liability of Indemnitors under this Agreement shall in no way be limited or impaired by the provisions of any of the Loan Documents, or any amendment, modification, extension or renewal thereof. No delay on the Lender's part in acting under this Indemnity shall operate as a waiver of any of the Lender's rights hereunder. No waiver hereunder by the Lender in any instance shall constitute a waiver in any other instance.

      7. Waiver. The Indemnitors waive any right or claim of right to cause a marshalling of the assets of the Indemnitors or to cause the Lender to proceed against any of the security for the Loans before proceeding under this Agreement against the Indemnitors; the Indemnitors agree that any payments required to be made hereunder shall become due on demand; to the extent permitted by applicable law, the Indemnitors expressly agree that the liability of the Indemnitors hereunder shall in no way be affected by: (a) the release or discharge of any Indemnitor in any creditors', receivership, bankruptcy or other proceedings; (b) the impairment, limitation or modification of the liability of any Indemnitor or the estate of any Indemnitor in bankruptcy, or of any remedy for the enforcement of any Indemnitor's liability under the Loan Documents, resulting from the operation of any present or future provision of the Bankruptcy Code, 11 U.S.C. ss. 101 ET SEQ. or other similar statute or from the decision in any court; (c) the rejection or disaffirmance of the Loan Documents in any such proceedings;
(d) the assignment or transfer of the Loan Documents by the Indemnitors; (e) any disability or other defense of any Indemnitor; or (f) the cessation from any cause whatsoever for the liability of any Indemnitor. Without limiting the generality of the foregoing, the Indemnitors hereby waive all suretyship defenses or defenses in the nature thereof.

      8. Notices. All notices, consents, approvals, elections and other communications (collectively "Notices") hereunder shall be in writing (whether or not the other provisions of this Agreement expressly so provide) and shall be deemed to have been duly given if delivered in accordance with the terms of the Credit Agreement.

      9. Attorneys' Fees. In the event that any Indemnitee brings or otherwise becomes a party to any suit or other proceeding (including, without limitation, any administrative proceedings, but excluding any suit brought by any Indemnitee which is ruled to be frivolous or brought in bad faith) with respect to the subject matter or enforcement of this Agreement, such Indemnitee shall, in addition to such other relief as may be awarded, be entitled to recover from Indemnitors attorneys' fees, expenses and costs of investigation as are actually incurred (including, without limitation, reasonable attorneys' fees, expenses and costs of investigation incurred in appellate proceedings, costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code, 11 U.S.C.Section 101 et seq., or any successor statutes).

      10. Governing Law. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall in all respects be governed by, and construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. Each Indemnitor, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in the Commonwealth of Massachusetts and consents to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts. Each Indemnitor further agrees that a summons and complaint commencing a suit, action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail in accordance with the terms of the Credit Agreement or as otherwise provided under the laws of the Commonwealth of Massachusetts. Nothing in this Agreement shall affect any right the Lender or any Indemnitee may otherwise have to bring an action or proceeding relating to this Agreement against any Indemnitor or its properties in the courts of any jurisdiction.

      11. Successive Actions. A separate right of action hereunder shall arise each time the Lender acquires knowledge of any matter indemnified by Indemnitors under this Agreement. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and Indemnitors hereby waive and covenant not to assert any defense in the nature of splitting of causes of action or merger of judgments.

      12. Partial Invalidity. If any provision of this Agreement shall be determined to be unenforceable in any circumstances by a court of competent jurisdiction, then the balance of this Agreement shall be enforceable nonetheless, and the subject provision shall be enforceable in all other circumstances.

      13. Interest on Unpaid Amounts. All amounts required to be paid or reimbursed to any Indemnitee hereunder shall bear interest from the date of expenditure by such Indemnitee or the date of written demand to Indemnitors hereunder, whichever is later, until paid to Indemnitee(s). The interest rate shall be the lesser of (a) the maximum rate provided for in the Credit Agreement or (b) the maximum rate then permitted for the parties to contract for under applicable law.

      14. Authority. Each individual signing this Indemnity Agreement on behalf of the

Indemnitors or any other indemnitor which is not a natural person warrants and represents to the Lender that he or she is authorized to do so by all requisite action of the Indemnitors or such other entity.

      15. Credit Agreement. To the extent that any provision of this Indemnity Agreement conflicts with any provision of the Credit Agreement with respect to the matters contained in this Indemnity Agreement, this Indemnity Agreement shall control.

      16. Exhibits. All exhibits attached hereto are incorporated by reference.

      IN WITNESS WHEREOF, Indemnitors have executed this Agreement under seal as of the date first set forth above.

                                        INDEMNITORS:


                                        SIGNAL TECHNOLOGY CORPORATION


                                        By: ____________________________________
                                        Name:
                                        Title:

                                        SIGNAL TECHNOLOGY SALES CORPORATION


                                        By: ____________________________________
                                        Name:
                                        Title:

                          COMMONWEALTH OF MASSACHUSETTS

County of ________, ss:                                         __________, 200_

      Then personally appeared the above named _______________, as _____________________ of each of the corporations set out above, and acknowledged the foregoing instrument to be his free act and deed as _____________________ of said corporations, before me,


                                        ________________________________________
                                        Notary Public
                                        My commission expires:

Exhibits:   A - Definitions
            B - Premises Description
            C - Environmental Reports

                                    EXHIBIT A

                                   DEFINITIONS

      Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

            (a) "Costs" shall mean all liabilities, losses, costs, damages, (including consequential damages), expenses (including, without limitation, reasonable attorneys' fees, experts' fees, consultants' fees and disbursements of any kind or of any nature whatsoever) and claims. For the purposes of this definition, such losses, costs and damages shall include, without limitation, remedial, removal, response, abatement, restoration, cleanup, legal, investigative and monitoring costs and related costs, expenses, losses, damages, penalties, fines, obligations, defenses, judgments, suits, proceedings and disbursements. Costs shall also include, without limitation, (i) the costs of removal, transportation and disposal of any and all Hazardous Materials from all or any portion of the Premises to the extent required by Environmental Law, (ii) costs required to take necessary precautions to protect against the release of Hazardous Materials at, on, in, about, under, within, near or in connection with the Premises in or into the air, soil, surface water, ground water, or soil vapor, any public domain, or any surrounding areas, and (iii) costs incurred to comply, in connection with all or any portion of the Premises, with all applicable laws with respect to Hazardous Materials, including any such laws applicable to the work referred to in this sentence.

            (b) "Environmental Claim" shall include, but not be limited to, any claim, demand, action, cause of action, suit, loss, cost, damage, fine, penalty, expense, liability, judgment, proceeding, or injury, whether threatened, sought, brought, or imposed, that seeks to impose Costs for the following, occurring at, on, about under, within, near, from, or in connection with the Premises: (i) noise; (ii) pollution or contamination of the air, surface water, ground water, or soil; (iii) solid, gaseous, or liquid waste generation, handling, treatment, storage, disposal, or transportation; (iv) exposure to Hazardous Materials; (v) the manufacture, processing, distribution in commerce, use, or storage of Hazardous Materials; (vi) injury to or death of any person or persons arising out of the discharge, release, storage, handling, presence, or transport of Hazardous Materials; (viii) any and all penalties arising out of the discharge, release, storage, handling, presence, or transport of Hazardous Materials, (ix) any assertion of breach or violation of any Requirements of Environmental Law, or any event, occurrence, or condition relating to the Premises as a consequence of which (A) Indemnitors, the Lender, or any owner, occupant, or person having any interest in the Premises shall be liable, or (B) the Premises shall be subject to any restriction on use, ownership, transferability, or (C) any Remedial Work shall be required.

            (c) "Environmental Law" means any law, rule, order, or regulations of any federal, state or local executive, legislative, judicial, regulatory, or administrative agency, board, or authority which relates to (i) noise; (ii) pollution or protection of the air, surface water, ground water, or soil; (iii) solid, gaseous, or liquid waste generation, handling, treatment, storage, disposal, or transportation; (iv) exposure to Hazardous Materials; or (v) regulation of the manufacture, processing, distribution and commerce, use, or storage of Hazardous Materials.

            (d) "Environmental Permit" means any permit, license, approval, or other authorization with respect to any activities, operations, or businesses conducted on or in relation to the Premises required under any Requirements of Environmental Law.

            (e) "Hazardous Materials" shall include the following:

                  (i) Those substances included within the definitions of

"hazardous substances," "hazardous materials," "toxic substances," or "solid waste" in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended by Superfund Amendments and Reauthorization Act of 1986 (Pub. L. 99-499 100 Stat. 1613) ("SARA"), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.) ("RCRA"), the Toxic Substance Control Act of 1976 ("TSCA"), the Clean Water Act, 33 U.S.C. Section 1251 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and in the regulations promulgated pursuant to said laws, all as amended;

                  (ii) Those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

                  (iii) Any material, waste or substance which is (A) petroleum,
(B) asbestos, (C) polychlorinated biphenyls, (D) listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. ss. 1317); (E) flammable explosives; or (F) radioactive materials;

                  (iv) Lead paint; and

                  (v) Such other substances, materials and wastes which are or become regulated as hazardous or toxic under applicable Environmental Law, or which are classified as hazardous or toxic under federal, state, or local laws or regulations.

            (f) "Remedial Work" shall mean any investigation, site monitoring, containment, clean-up, removal, transportation, disposal, restoration, reporting, or sampling with respect to Hazardous Materials or soil, water, tanks, drums or other materials which contain or contained Hazardous Materials.

            (g) "Requirements of Environmental Law" means all requirements of Environmental Law and all requirements of the Indemnitors pursuant to any agreements of record relating to the environment and applicable to the Premises (including, without limitation, covenants, conditions and restrictions) and any private agreement dealing in any way with the release, threat of release or presence of Hazardous Materials at, on, under, within, adjoining, in the vicinity of or in connection with the Premises, including, without limitation, that certain Site Access, Property Use and Indemnity Agreement dated as of September 30, 1997 by and among Varian Associates, Inc., a Delaware corporation, Communications & Power Industries, Inc., a Delaware corporation, and the Borrower.


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

                                    EXHIBIT B

                              PREMISES DESCRIPTION

Owned Properties:

1.    28 TOZER ROAD
      BEVERLY, MASSACHUSETTS

      PARCEL ONE

      SOUTHWESTERLY by the northeasterly line of Tozer Road six hundred thirteen and 08/100 (613.08) feet;

      NORTHERLY by the southerly line of State Highway, no access, ninety nine and 33/100 (99.33) feet;

      NORTHEASTERLY by lot 25, as shown on plan hereinafter mentioned, five hundred sixty seven and 12/1 00 (567.12) feet; and

      SOUTHEASTERLY by lot 23, as shown on said plan, one hundred ninety two and 92/100 (192.92) feet.

      All of said boundaries are determined by the Court to be located as shown upon plan numbered 33283-H drawn by Hancock Survey Associates, Inc., Surveyors, dated December 23, 1981, as modified and approved by the Court, filed in the Land Registration Office, a copy of a portion of which is filed with Certificate of Title No. 51578 in the Southern Registry District of Essex County and Parcel One is shown thereon as lot 24.

      Together with those matters contained in an Agreement made by and between Howard A. Fafard and Varian Associates, Inc. dated January 14, 1983 and filed with the Essex South Registry District of the Land Court as Document No. 186734.

      Together with the benefit of restrictions set forth in a Deed dated June 4, 1971 and recorded with said Deeds in Book 5773, Page 66.

      Together with the benefit of the restrictions, reservations and agreement over Lot 22 set forth in a Deed filed as Document No. 174775.


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

2.    340 NORTH ROOSEVELT AVENUE
      CHANDLER, ARIZONA

      Parcel No. 1:

      Lots 21, 22, 36, and 37, Southpark Business Center, according to Book 242 of Maps, page 17, records of Maricopa County, Arizona.

      Parcel No. 2:

      That portion of Lot 23, Southpark Business Center, according to Book 242 of Maps, page 17, records of Maricopa County, Arizona, described as follows:

      Beginning at the Northeasterly corner of said Lot 23;

      Thence South 31 Degrees 56 Minutes 55 Seconds West, along the Southeasterly line of said Lot 23, 143.18 feet;

      Thence North 55 Degrees 12 Minutes 29 Seconds West, 249.80 feet to the Northwesterly line of said Lot 23, and a point on a curve, having a radius of 740.00 feet, from which the center of said curve bears North 55 Degrees 12 Minutes 29 Seconds East;

      Thence along said Northwesterly line and said curve, an arc distance of
      60.17 feet in a Northeasterly direction to a point of tangency;

      Thence North 39 Degrees 26 Minutes 55 Seconds East, along said Northwesterly line, 102.13 feet to the Northwest corner of said Lot 23;

      Thence South 50 Degrees 33 Minutes 05 Seconds East, along the Northeasterly line of said Lot 23, 232.73 feet to the point of beginning.

      Parcel No. 3:

      That portion of Lot 35, Southpark Business Center, according to Book 242 of Maps, page 17, records of Maricopa County, Arizona, described as follows:

      Beginning at the Northwesterly corner of said Lot 35;

      Thence South 31 Degrees 56 Minutes 55 Seconds West, along the Northwesterly line of said Lot 35, 119.69 feet;

      Thence South 63 Degrees 14 Minutes 03 Seconds East, 236.51 feet to the Southeasterly line of said Lot 35, and a point on a curve, having a radius of 658.00 feet, from which the center of said curve bears South 63 Degrees 14 Minutes 03 Seconds East;

      Thence in a Northeasterly direction, along said curve and said Southeasterly line, 88.23 feet to the Northeasterly corner of said Lot 35;

      Thence North 55 Degrees 33 Minutes 05 Seconds West, along the Northeasterly line of said Lot 35, 233.69 feet to the point of beginning.

3.    84 HILL AVENUE
      FORT WALTON BEACH, FLORIDA

      That part of the Northeast 1/4 of Section 17, Township 2 South, Range 24 West, in the City of Fort Walton Beach Industrial Park, Okaloosa County, Florida, being more particularly described as follows:

      Commence at the 4 inch by 4 inch concrete monument marking the northeast corner of said Section 17 for the point of reference; thence North 87 degrees 27 minutes 20 seconds West along the north line of said section, a distance of 930.97 feet to a point on the west right of way line of Hill Avenue (100' right of way); thence South 01 degrees 15 minutes 20 seconds West along said west right of way line, a distance of 467.12 feet to the point of beginning of the land to be described; thence continue South 01 degrees 15 minutes 20 seconds West along said west right of way line, a distance of 142.54 feet to the P.C. of a curve of radius 4608.28 feet concave to the west; thence along said curve a distance of 712.23 feet with a delta angle of 8 degrees 51 minutes 19 seconds; chord distance of
      711.52 feet and chord bearing of South 05 degrees 40 minutes 59 seconds West, said curve also being said west right of way line of Hill Avenue; thence North 87 degrees 27 minutes 20 seconds West, a distance of 815.42 feet to a point on the east right of way line of Ready Avenue (80' right of way); thence North 02 degrees 26 minutes 40 seconds east along said east right of way line, a distance of 852.96 feet; thence South 87 degrees 27 minutes 20 seconds East a distance of 852.66 feet to the Point of Beginning.


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

                                    EXHIBIT C

                              ENVIRONMENTAL REPORTS

1. Phase IV As-Built Construction and Final Inspection Report, Former Varian Facility Site, 150 Sohier Road, Beverly, Massachusetts, prepared by Shaw Environmental & Infrastructure, Inc., dated October 2002.

2. Citizens Phase I Environmental Site Assessment, Signal Technology Corporation, 28 Tozer Road, Beverly, Massachusetts, prepared by Paragon Environmental Services, Inc., dated September 2, 2002.

3. Citizens Phase I Environmental Site Assessment, Signal Technology Corporation, 340 North Roosevelt Avenue, Chandler, Arizona, prepared by Paragon Environmental Services, Inc., dated August 29, 2002


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